UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule
14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.         )
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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-2.
CHART INDUSTRIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)
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CHART®

Cooler By Design.®

2023 PROXY STATEMENT AND NOTICE OF ANNUAL MEETING

Trailer
CHART
Cooler By Design.
Cryo-Lease

Howden

CHART INDUSTRIES, INC.

2200 Airport Industrial Drive, Suite 100

Ball Ground, Georgia 30107

April 14, 2023

To the Stockholders of Chart Industries, Inc.:

This year’s Annual Meeting of Stockholders of Chart Industries, Inc. (“Company”) will be held in a virtual meeting (audio webcast) format at 8:00 a.m., Eastern Time, on Thursday, May 25, 2023. You will not be able to attend the Annual Meeting physically in person.

To access the Annual Meeting, you must register in advance, using your control number found on your proxy card, voting instruction form or Notice of Internet Availability, at www.proxydocs.com/GTLS prior to the deadline of May 23, 2023 at 5:00 p.m. Eastern Time. You will also be permitted to submit questions at the time of registration relating to matters properly before the Annual Meeting and of general Company concern. We will not be providing an update on the Company’s operations or any other presentation regarding the Company’s business in connection with the Annual Meeting.

Upon completing your meeting registration, you will receive further instructions via email, including your unique link that will allow you to access the Annual Meeting and vote online during the meeting. The instructions will also include information on who to contact if you are having difficulty logging in. The Annual Meeting will begin promptly at 8:00 a.m. Eastern Time. We encourage you to access the Annual Meeting prior to the start time. Online access will open approximately at 7:45 a.m. Eastern Time, and you should allow ample time to log in to the meeting. We recommend that you carefully review the procedures needed to gain admission in advance.

Whether or not you expect to access the Annual Meeting, the return of the enclosed proxy card as soon as possible or the submission of a proxy by telephone or the Internet by following the instructions on the proxy card would be greatly appreciated and will ensure that your shares will be represented at the Annual Meeting. If you do participate in the Annual Meeting virtually, you may, of course, withdraw your previously submitted proxy should you wish to vote during the Annual Meeting.

On behalf of the Board of Directors and management of Chart Industries, Inc., I would like to thank you for your continued support and confidence.

Sincerely yours,

Singleton B. McAllister

Chair

CHART INDUSTRIES, INC.

2200 Airport Industrial Drive, Suite 100

Ball Ground, Georgia 30107

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 25, 2023

Date & Time:	Location:	Record Date:
May 25, 2023 8:00 a.m. (Eastern Time)	Virtual, via live Internet webcast at www/proxydocs.com/GTLS	March 28, 2023

To the Stockholders of Chart Industries, Inc.:

The Annual Meeting of Stockholders of Chart Industries, Inc. (“Company”) will be held at 8:00 a.m., Eastern Time, on Thursday, May 25, 2023 in a virtual (audio webcast) format only, for the following purposes:

1.	To elect ten directors for a term of one year;

2.	To ratify the selection of Deloitte & Touche LLP, an independent registered public accounting firm, to examine the financial statements of the Company for the year ending December 31, 2023;

3.	To approve, on an advisory basis, the Company’s executive compensation;

4.	To approve, on an advisory basis, the frequency of future advisory votes on executive compensation; and

5.	To transact any other business as may properly come before the Annual Meeting.

Only holders of the Company’s common stock of record as of the close of business on Tuesday, March 28, 2023 are entitled to vote at the Annual Meeting. It is important that your shares be represented at the Annual Meeting. For that reason, we ask that you promptly sign, date and mail the enclosed proxy card in the return envelope provided or submit a proxy by telephone or the Internet by following the instructions on the proxy card. Stockholders who access the Annual Meeting virtually may revoke their previously submitted proxy and vote during the Annual Meeting.

By Order of the Board of Directors,
Sincerely yours,

Singleton B. McAllister
Chair

You may vote in any of the following ways:

Via the Internet	By Phone	By Mail

YOUR VOTE IS IMPORTANT

WE URGE YOU TO COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE OR SUBMIT A PROXY BY TELEPHONE OR THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD. YOUR PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE ANNUAL MEETING.

CHART INDUSTRIES, INC.

2200 Airport Industrial Drive, Suite 100

Ball Ground, Georgia 30107

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

Mailed on or about April 14, 2023

Why am I receiving these materials?

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Chart Industries, Inc. (the “Company,” “Chart,” “we,” “us” and “our”) for use at the Annual Meeting of Stockholders of the Company on May 25, 2023 at 8:00 a.m., Eastern Time, and any adjournments or postponements thereof (the “Annual Meeting”). The time, place and purposes of the Annual Meeting are stated in the Notice of Annual Meeting of Stockholders accompanying this proxy statement.

Why do the proxy materials contain information regarding the Internet availability of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), the Company has opted to provide access to our proxy materials primarily over the Internet, which will allow us to capture costs and reduce the environmental impact of printing and mailing proxy materials. Proxy materials for the Annual Meeting, including the 2022 Annual Report and this proxy statement, are available over the Internet by accessing www.proxydocs.com/GTLS. While we have elected to make our proxy materials available online, you may request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request an additional printed copy are available at www.proxydocs.com/GTLS. You also can obtain a printed copy of this proxy statement, free of charge, by writing to: Secretary, c/o Chart Industries, Inc., 2200 Airport Industrial Drive, Suite 100, Ball Ground, Georgia 30107, or by submitting a request via email to herbert.hotchkiss@chartindustries.com or by telephone at 770-721-8800.

Who is paying for this proxy solicitation?

The expense of soliciting proxies, including the cost of preparing, assembling and mailing the notice, proxy statement and proxy, will be borne by us. We may pay persons holding our common stock (“Common Stock”) for expenses incurred in sending proxy materials to their principals. In addition to solicitation of proxies by mail, our directors, officers and employees, without additional compensation, may solicit proxies by telephone, electronically via e-mail and personal interview. We may also retain a proxy solicitation firm to assist in the solicitation of proxies.

What voting rights do I have as a Stockholder?

On each matter to be voted on, you have one vote for each outstanding share of our Common Stock you own as of March 28, 2023, the record date for the Annual Meeting. Only stockholders of record at the close of business on March 28, 2023 are entitled to receive notice of and to vote at the Annual Meeting. On this record date, there were 41,953,941 shares of Common Stock outstanding and entitled to vote. Stockholders do not have the right to vote cumulatively in the election of directors.

How do I vote?

If you are a stockholder of record, you can vote: (i) virtually, during the Annual Meeting; (ii) by signing and mailing in your proxy card in the enclosed envelope; (iii) by submitting a proxy by telephone by calling 1-866-509-1048; or (iv) via the Internet at www.proxypush.com/GTLS. Proxies submitted via the telephone or Internet must be received by 8:00 a.m. Eastern Time on May 25, 2023. More detailed instructions are included on the proxy card. In order to submit a proxy via the telephone or Internet, please follow the instructions on the proxy card.

2023 Proxy Statement	Chart Industries, Inc. - 1

If you are a stockholder of record, the proxy holders will vote your shares based on your directions. If you sign and return your proxy card, but do not properly direct how your shares of Common Stock should be voted, the proxy holders will vote “FOR” the director nominees, “FOR” the ratification of the selection of Deloitte & Touche LLP, “FOR” the approval, on an advisory basis, of the Company’s executive compensation and “FOR 1 YEAR” with respect to the proposal on the frequency of future advisory votes on executive compensation. The proxy holders will use their discretion on any other proposals and other matters that may be brought before the Annual Meeting.

If you hold shares of Common Stock through a broker or nominee, you may vote only if you have obtained a signed proxy from your broker or nominee giving you the right to vote your shares.

Can I revoke or change my vote after I submit a proxy?

Yes. You can revoke your proxy or change your vote at any time before the proxy is exercised at the Annual Meeting. This can be done by either submitting another properly completed proxy card with a later date, sending a written notice to our Secretary (we must receive your new proxy card or written notice before the Annual Meeting begins), or you may access the Annual Meeting virtually and vote during the Annual Meeting.

What vote is required to approve each of the proposals?

•

Election of Directors (Proposal 1). The nominees receiving the greatest number of votes will be elected (plurality). However, we have adopted a majority voting policy that is applicable in uncontested director elections. This means that the plurality standard will determine whether a director nominee is elected, but our majority voting policy will further require that the number of votes cast “for” a director must exceed the number of votes “withheld” from that director or the director must submit his or her resignation. The Nominations and Corporate Governance Committee or, in limited circumstances, the Board, would then consider whether to recommend that the Board accept or reject the resignation (see “Corporate Governance and Related Matters — Corporate Governance Guidelines — Majority Voting Policy” below for additional details). A proxy card marked “Withhold” or “For All Except” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Abstentions and broker non-votes will have no effect on the election of directors.

•

Auditor Ratification (Proposal 2). Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the shares entitled to vote and present in person or by proxy. A proxy card marked “Abstain” with respect to this proposal will not be voted, although it will be counted for purposes of determining the total number of shares entitled to vote at the meeting. Accordingly, if you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect on the ratification.

•

Approval, on an advisory basis, of the Company’s executive compensation (Proposal 3). The executive compensation advisory vote will be decided by the affirmative vote of a majority of the shares entitled to vote and present in person or by proxy. A proxy card marked “Abstain” with respect to this proposal will not be voted, although it will be counted for purposes of determining the total number of shares entitled to vote at the meeting. Accordingly, if you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect on the proposal. Although the vote is non-binding, the Board and the Compensation Committee will review the voting results in connection with their ongoing evaluation of our executive compensation program.

•

Approval, on an advisory basis, of the frequency of future advisory votes on the Company’s executive compensation (Proposal 4). The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for future advisory votes on executive compensation that has been selected by stockholders, although the results of such advisory vote are not binding on us.

What constitutes a quorum?

A quorum of stockholders will be present at the Annual Meeting if at least a majority of the aggregate voting power of Common Stock outstanding on the record date is represented at the Annual Meeting, in person or by

2 - Chart Industries, Inc.	2023 Proxy Statement

proxy. With 41,953,941 shares of Common Stock outstanding as of the close of business on the record date, stockholders representing at least 20,976,971 shares of Common Stock will be required to establish a quorum. Abstentions and broker non-votes will be counted towards the quorum requirement.

Can Stockholders make proposals for the 2023 Annual Meeting?

From time to time, stockholders present proposals that may be proper subjects for inclusion in the proxy statement and for consideration at an Annual Meeting. To be included in the proxy statement for the Annual Meeting, the Company must have received such proposals no later than December 9, 2022.

Pursuant to the Company’s By-Laws, stockholders may present proposals that are proper subjects for consideration at an annual meeting. The Company’s By-Laws require all stockholders who intend to make proposals at an annual meeting to submit their proposals to the Company within specific dates in order to be eligible for consideration at an annual meeting. See “Communications with the Board” and “Stockholder Proposals for 2024 Annual Meeting” for more details about this By-Laws provision. To be eligible for consideration at the 2023 Annual Meeting, proposals that were not submitted for inclusion in the proxy statement by December 9, 2022 must have been received by the Company no earlier than January 13, 2023 and no later than February 12, 2023. The Company has not received any stockholder proposals for the Annual Meeting.

2023 Proxy Statement	Chart Industries, Inc. - 3

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table and accompanying footnotes show information regarding the beneficial ownership of our Common Stock as of March 28, 2023 by:

•	each person who is known by us to own beneficially more than 5% of our Common Stock;

•	each nominee for election as director and each of our named executive officers; and

•	all members of our Board of Directors and our executive officers as a group.

	Shares Beneficially Owned(1)

Name of Beneficial Holder	Number	Percent of Common Stock
Capital World Investors(2)	5,739,748	13.5%
BlackRock, Inc.(3)	5,545,294	13.0%
The Vanguard Group(4)	4,096,617	9.6%
Joseph A. Belling(5)	14,604	*
Joseph R. Brinkman(6)	11,626	*
Douglas A. Ducote, Jr.(7)	8,709	*
Jillian C. Evanko(8)	203,708	*
Herbert G. Hotchkiss(9)	21,936	*
Gerald F. Vinci(10)	46,976	*
Andrew R. Cichocki(11)	—	—
Paula M. Harris(12)	1,067	*
Linda A. Harty(13)	6,067	*
Paul M. Mahoney(14)	—	—
Singleton B. McAllister(15)	4,145	*
Michael L. Molinini(16)	8,734	*
David M. Sagehorn(17)	4,737	*
Spencer S. Stiles(18)	—	—
Roger A. Strauch(19)	1,367	*
All directors and officers as a group (15 persons)(20)	333,676	*

(1)

In accordance with SEC rules, each beneficial owner’s holdings have been calculated assuming full exercise or conversion of outstanding options and stock rights covering Common Stock, if any, exercisable by such owner within 60 days after March 28, 2023, but no exercise of outstanding options or stock rights covering Common Stock held by any other person.

(2)

According to a Schedule 13G/A filed with the SEC on February 10, 2023 by BlackRock, Inc., reporting beneficial ownership for itself and BlackRock Life Limited, BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock (Luxembourg) S.A., BlackRock Investment Management (Australia) Limited and BlackRock Fund Managers Ltd (collectively “BlackRock”), BlackRock reported having beneficial ownership of an aggregate of 5,545,294 shares, including sole voting power over 5,409,449 shares and sole dispositive power over 5,545,294 shares. BlackRock is located at 55 East 52nd Street, New York, NY 10055.

4 - Chart Industries, Inc.	2023 Proxy Statement

(3)

According to a Schedule 13G/A filed with the SEC on February 11, 2022, Capital World Investors reported beneficial ownership of an aggregate of 5,739,748 shares, including sole voting power over 5,719,926 shares and sole dispositive power over 5,739,748 shares. Capital World Investors is located at 333 South Hope Street, 55th Floor, Los Angeles, CA 90071.

(4)

According to a Schedule 13G/A filed with the SEC on February 9, 2023, The Vanguard Group (“Vanguard”) reported beneficial ownership of an aggregate of 4,096,617 shares, including sole dispositive power over 3,982,083 shares, shared voting power over 72,686 shares, and shared dispositive power over 114,534 shares. Vanguard is located at 100 Vanguard Blvd., Malvern, PA 19355.

(5)

Mr. Belling is an executive officer of the Company. Shares beneficially owned by Mr. Belling include 4,162 shares which he has the right to acquire within 60 days of March 28, 2023 through the exercise of stock options.

(6)

Mr. Brinkman is an executive officer of the Company. Shares beneficially owned by Mr. Brinkman include 2,778 shares which he has the right to acquire within 60 days of March 28, 2023 through the exercise of stock options.

(7)

Mr. Ducote was an executive officer of the Company. On January 9, 2023, Mr. Ducote announced his plans to assume a part-time position with the Company. Shares beneficially owned by Mr. Ducote include 3,413 shares which he has the right to acquire within 60 days of March 28, 2023 through the exercise of stock options.

(8)

Ms. Evanko is an executive officer of the Company. Shares beneficially owned by Ms. Evanko include 99,480 shares which she has the right to acquire within 60 days of March 28, 2023 through the exercise of stock options.

(9)

Mr. Hotchkiss is an executive officer of the Company. Shares beneficially owned by Mr. Hotchkiss include 10,077 shares which he has the right to acquire within 60 days of March 28, 2023 through the exercise of stock options.

(10)

Mr. Vinci is an executive officer of the Company. Shares beneficially owned by Mr. Vinci include 26,452 shares which he has the right to acquire within 60 days of March 28, 2023 through the exercise of stock options.

(11)	Mr. Cichocki is a director nominee.

(12)	Ms. Harris is a director of the Company. All shares beneficially owned by Ms. Harris have been deferred.

(13)	Ms. Harty is a director of the Company.

(14)	Mr. Mahoney is a director nominee.

(15)	Ms. McAllister is a director of the Company.

(16)	Mr. Molinini is a director of the Company. Of the shares beneficially owned by Mr. Molinini shown in the table above, 8,517 have been deferred.

(17)	Mr. Sagehorn is a director of the Company.

(18)	Mr. Stiles is a director nominee.

(19)	Mr. Strauch is a director of the Company.

(20)

The number of shares shown as beneficially owned by the Company’s directors and executive officers as a group includes 146,362 shares which the Company’s directors and executive officers as a group have the right to acquire within 60 days of March 28, 2023.

*	Less than 1%.

2023 Proxy Statement	Chart Industries, Inc. - 5

CORPORATE GOVERNANCE AND RELATED MATTERS

Corporate Governance Practices

Our corporate governance structure is designed to promote the highest standards of integrity, ethics and transparency. Highlights of our governance practices include the following:

☐	Independent Board Chair;

☐	Fully independent Board (except for our CEO);

☐	Annual review of director independence;

☐	Annual election of directors;

☐	Majority vote standard for director elections;

☐	No poison pill/stockholder rights plan;

☐	Regular executive sessions of independent directors;

☐	Annual management succession planning;

☐	Annual advisory vote on executive compensation (“say-on-pay”);

☐	Executive compensation clawback policy;

☐	Prohibition on pledging and hedging of our Common Stock by our officers and directors;

☐	Annual Board and committee evaluations;

☐	Annual review of committee charters;

☐	Stock ownership guidelines for our officers and directors;

☐	No cumulative voting;

☐	Diverse Board in terms of gender, race and ethnicity, experiences, specific skills and qualifications;

☐

Board and committees may engage outside advisors independent of Company management (for example, the Compensation Committee engaged Pay Governance, LLC (“Pay Governance”), an independent compensation consulting firm, to assist in evaluating our executive compensation structure and expenses);

☐	Active stockholder engagement; and

☐	Executive compensation philosophy aligns executive compensation with the interests of Company stockholders.

Our corporate governance, compliance, risk management and internal controls policies are reviewed by the Board at least annually.

Board Refreshment

The diverse skill set of our Board is enhanced by both the fresh perspectives brought by our newer directors, as well as industry and Company-specific expertise of our longer-tenured directors, who have the experience of guiding our Company through the extended business cycles faced by our industry.

Since 2019, our Board has undergone significant refreshment with eight of the ten director nominees having served as our directors for less than three years.

Our ongoing Board succession plan includes regular reviews of our director skills matrix, our diversity and inclusion, and our Board’s size. We use numerous resources, including outside board recruiting firms, industry networking groups, director networks and our industry knowledge of senior executives. Our director selection process includes candidate interviews with members of our senior management team, our Nominations and Corporate Governance Committee (“NCGC”) Chair and our Board Chair, as well as reference checks.

6 - Chart Industries, Inc.	2023 Proxy Statement

Board Leadership Structure

The Company benefits from a highly qualified, experienced and refreshed Board that provides independent oversight and guidance on the execution of the Company’s strategy. The Board is currently comprised of seven accomplished directors, six of whom are independent and all of whom bring significant relevant expertise to the Company. At the Annual Meeting, the Company will add three additional accomplished, independent directors to the Board.

The Board and its committees exercise leadership over governance functions in a variety of ways, including by:

☐	Overseeing the management of the Company, including oversight of significant transactions;

☐	Reviewing and assisting in short and long-term planning and strategy;

☐	Reviewing and implementing governance standards;

☐	Evaluating the performance of the CEO; and

☐	Reviewing development and succession plans for top executives.

We do not have an express policy as to whether the roles of Chair and CEO should be combined or separated. The Board maintains the flexibility to determine the leadership structure that best serves the interests of the Company. The independent directors of the NCGC conduct annual assessments of the Company’s corporate governance structures and processes, and the NCGC regularly considers and is open to different Board leadership structures as circumstances may warrant. The Board believes, at this time, that the Chair and CEO roles should be separate, and accordingly approved an amendment to the Company’s Corporate Governance Guidelines to only require a Lead Independent Director when the Chair of the Board is not independent.

Our corporate governance structure enables clear delineation of responsibility and focused leadership, creates clear accountability, and enhances our ability to effectively communicate the Company’s strategy and message clearly and consistently to stockholders, customers, suppliers, employees, and other stakeholders.

Board’s Role in Risk Oversight

Our management team is responsible for the day-to-day management of the risks the Company faces, while the Board, as a whole and through its committees, is responsible for the oversight of material risk management. In its risk oversight role, the Board reviews significant individual matters, as well as risk management processes designed and implemented by management with respect to risk generally. The Board has designated the Audit Committee as the Board committee with general risk oversight responsibility. The Audit Committee has quarterly discussions with management about the Company’s major risk exposures, those processes management has implemented to monitor and control those exposures, and broader risk categories, including risk assessment and risk management policies. Management provides quarterly reports to the Audit Committee regarding areas of material risk to the Company, which include operational, financial, legal, regulatory, strategic and reputational risks. Additionally, our senior executives regularly attend Board meetings and are available to address Board inquiries on risk oversight matters generally or on individual matters of significance to the Company. Separate and apart from quarterly risk reviews and other communications between senior executives and the Board, many actions that potentially present a higher risk profile, such as acquisitions, material changes to our capital structure, or significant investments, require review or approval by the Board or its committees as a matter of oversight and corporate governance. For example, the Board has oversight responsibility for matters relating to sustainability and cybersecurity, including risks relating thereto, and developing policies and procedures in connection with such matters.

Cybersecurity Risk Management. The Board oversees and reviews the effectiveness of the Company’s processes and controls for data privacy, information technology security and cybersecurity. Our Chief Information Security Officer reports on data protection and information security matters to the Company’s Cybersecurity Governance Committee on a monthly basis and reports to the entire Board quarterly on these matters.

Our cybersecurity program and approach are based on the Cybersecurity Maturity Model Certification (“CMMC”), formerly known as the National Institute of Standards and Technology Cybersecurity Framework (“NIST

2023 Proxy Statement	Chart Industries, Inc. - 7

Framework”). The NIST Framework, as well as the CMMC, establishes core requirements for continuous protection of our information, process and technologies in response to emerging and changing cyber threats and vulnerabilities. In early 2021, we engaged a third-party auditor to perform an independent maturity assessment of our information security program against the NIST Framework. The result of the third-party assessment found the maturity of our current cybersecurity program to be above the industry average. However, as part of continuous improvement, we strive to continue to mature and build a robust and resilient environment to protect and defend against bad actors.

The Company maintains a Data Protection Framework and various global policies, including Information Security Policy, Privacy Policy, including European Union’s General Data Protection Regulation (“GDPR”), California Privacy Rights Act (“CPRA”), and China Personal Information Protection Law (“PIPL”), Data Retention Policy, and Acceptable Use Standard Policy, to appropriately manage personal information we require to operate our business and comply with all regulations in the jurisdictions in which we operate, including specifically addressing the rights of individuals regarding control of data we may hold related to them. We also maintain a Third-Party Risk Management Program, including a Vendor Management Policy, which allows us to monitor and control our risks related to the processing of personal information and customer information by our authorized third parties. These policies and programs are derived from internationally recognized regulations, frameworks, and principles. We share personal information with affiliates, business partners, agencies, third-party service providers, or vendors when we have a legitimate business purpose for doing so and when permissible by law. We require third parties to maintain similar standards to ours to protect personal information. We have implemented a risk mitigation process to identify and assess the cybersecurity posture of third parties providing commodities or services to any of the Company’s legal entities.

We have implemented multiple layers of data protection to minimize the risks to systems, personal information, and the privacy of individuals. Such protection includes perimeter security controls, network security controls, endpoint security controls, application security controls, data security controls, logical and physical access controls, maintaining up-to-date inventories (authorized hardware and software), system hardening and monitoring, usage of modern protection software and third-party risk assessments, 24/7 monitoring and response, testing of incident response procedures (table-top exercises), annual information security awareness training, and monthly phishing tests of all the Company’s employees with email accounts. We are not aware of any material data privacy breaches during 2022 or year-to-date in 2023 involving personal information or customer information.

Corporate Governance Guidelines

The Board, directly and through its committees, continuously monitors emerging best practices in corporate governance and has adopted Corporate Governance Guidelines. A copy of the Corporate Governance Guidelines can be found online at www.chartindustries.com by clicking on the link for Investors. You also can obtain a printed copy of this document, free of charge, by writing to: Secretary, c/o Chart Industries, Inc., 2200 Airport Industrial Drive, Suite 100, Ball Ground, Georgia 30107. The Corporate Governance Guidelines have evolved over time, as customary practice and legal requirements change, or as our Board deems appropriate from time to time.

Majority Voting Policy. Our Corporate Governance Guidelines require that a director nominee in an uncontested election who does not receive the affirmative vote of a majority of votes cast submit an offer of resignation to the NCGC. Voter abstentions and broker non-votes are not considered votes cast for this purpose and thus are not counted as either votes “for” or “withheld” from a director’s election. An “uncontested election” is an election in which the number of director nominees does not exceed the number of directors to be elected at that meeting.

Director nominees who fail to receive the affirmative vote of a majority of votes cast in an uncontested election must promptly tender an offer of resignation for consideration by the NCGC or, in limited circumstances, the Board, in accordance with the Corporate Governance Guidelines. The NCGC will review the resignation and make a recommendation to the Board on whether it should accept or reject such offer. A director nominee who tenders resignation pursuant to this policy will not participate in the NCGC review, or the Board consideration of whether to accept or reject his or her resignation. The NCGC and the Board will take into account the facts and circumstances they deem appropriate in considering such offer of resignation, including those written in our Corporate Governance Guidelines. Thereafter, the Board will make and publicly disclose its decision to accept or

8 - Chart Industries, Inc.	2023 Proxy Statement

reject an offer of resignation submitted pursuant to this policy within 90 days following certification of the applicable election results. If an offer of resignation pursuant to this policy is rejected, the Board will disclose publicly its reasons for rejecting the offer.

Executive Compensation Clawback Policy. Our Compensation Committee adopted an executive compensation clawback policy in 2015. For information about the Company’s clawback policy, see “Other Compensation Policies.”

Director Independence

The Corporate Governance Guidelines and the NYSE listing standards provide that at least a majority of the members of the Board must be independent, or free of any material relationship with the Company, other than his or her relationship as a director or Committee member. A director is not independent if he or she fails to satisfy the standards for independence under the NYSE listing standards, the rules of the SEC, or any other applicable laws, rules and regulations.

The Board conducts an annual review of our directors’ independence. In this review, the Board considers transactions, relationships and arrangements between the Company and each director or immediate family member of the director. The Board also considers transactions, relationships and arrangements between Company senior management and each director or immediate family member of the director. In February 2023, the Board performed its director independence review for 2023 for its current directors, and reviewed the independence of its other director nominees in March 2023.

As a result of this review, the Board determined that all of our non-management director nominees are independent and satisfy NYSE independence requirements. Ms. Evanko is not considered independent because of her employment with the Company.

Board Meetings

There were fifteen meetings of the Board during the fiscal year ended December 31, 2022. Each director attended 100% of (1) the total number of meetings of the Board held during the period he or she served as a director and (2) the total number of meetings held by committees of the Board on which he or she served. Board members are expected to attend our Annual Meeting, and all then-current members attended our virtual Annual Meeting in 2022. In 2022, nine of the fifteen meetings of the Board were regular meetings and there were seven executive sessions.

Executive sessions are presided over by the Chair of the Board (if an independent director) or a Lead Independent Director if the roles of CEO and Chair are combined and are generally held in connection with each regularly scheduled Board meeting. As Chair of the Board and an independent director, Singleton B. McAllister presided over the executive sessions of the Board.

2023 Proxy Statement	Chart Industries, Inc. - 9

Committees of the Board of Directors

The Board has three standing committees that conduct regular business: the Audit Committee; the Compensation Committee; and the Nominations and Corporate Governance Committee. In addition to its standing committees, the Board maintains a Special Stock Plan Committee. The Compensation Committee delegated limited authority to the Special Stock Plan Committee to grant certain equity awards under the Chart Industries, Inc. 2017 Omnibus Equity Plan (the “Omnibus Equity Plan”) to key employees other than executive officers and our business group presidents. The Special Stock Plan Committee is described in more detail on page 12.

The Board of Directors may change committee membership from time to time on the recommendation of the NCGC.

Nominations and Corporate Governance Committee

Current Members*	Met three times in fiscal year 2022
Linda A. Harty (Chair) Singleton B. McAllister Roger A. Strauch

*	Following the Annual Meeting, Mr. Mahoney and Mr. Stiles are expected to be appointed to the NCGC.

Independence. The NCGC is composed entirely of directors who meet the independence requirements under the NYSE standards and the rules of the SEC.

Primary Responsibilities. The NCGC is responsible for, among other things: (1) developing, recommending and reviewing the adequacy of the corporate governance principles applicable to us; (2) reviewing our compliance with state and federal corporate governance laws and regulations and with the NYSE corporate governance listing requirements; (3) making recommendations to the Board regarding the size and composition of the Board; (4) establishing criteria for the selection of new directors to serve on the Board and reviewing the appropriate skills and characteristics required of directors; (5) identifying, screening and recommending nominees to be proposed by us for election as directors at the Annual Meeting, or to fill vacancies; (6) considering and reviewing the qualifications of any nominations of director candidates validly made by stockholders; (7) reviewing the committee structure of the Board and recommending, on an annual basis, directors to serve as members of each committee; (8) establishing criteria for, overseeing the process for, and leading the annual performance self-evaluation of the Board and each committee; (9) reviewing any director resignation letter tendered in accordance with the Corporate Governance Guidelines, and evaluating and recommending to the Board whether such resignation should be accepted; and (10) overseeing the Company’s strategy on corporate social responsibility and sustainability, and developing related policies and procedures.

Charter. The NCGC is governed by the NCGC Charter, adopted by the Board. A copy of the NCGC Charter can be found online at www.chartindustries.com by clicking on the link for Investors. You also can obtain a printed copy of the NCGC Charter, free of charge, by writing to: Secretary, c/o Chart Industries, Inc., 2200 Airport Industrial Drive, Suite 100, Ball Ground, Georgia 30107.

Audit Committee
Current Members*	Met six times in fiscal year 2022
David M. Sagehorn (Chair) Paula M. Harris Michael L. Molinini

*	Following the Annual Meeting, Mr. Cichocki and Ms. Harty are expected to be appointed to the Audit Committee.

Independence and Financial Expertise. Our Board has determined that each member of the Audit Committee satisfies the current independence standards of NYSE and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934 (the “Exchange Act”). Our Board has determined that each of Ms. Harris, Ms. Harty* and Messrs. Cichocki*, Molinini and Sagehorn qualifies as an Audit Committee “financial expert” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K and that all members of the Audit Committee satisfy the NYSE financial knowledge and sophistication requirements.

10 - Chart Industries, Inc.	2023 Proxy Statement

Primary Responsibilities. The Audit Committee is responsible for, among other things: (1) appointing, retaining, compensating, evaluating and terminating our independent registered public accounting firm and approving in advance any audit or non-audit engagement or relationship between us and such auditor; (2) approving the overall scope of the audit; (3) assisting the Board in monitoring the integrity of our financial statements, the independent registered public accounting firm’s qualifications and independence, the independent registered public accounting firm’s performance, and our internal audit function and our compliance with legal and regulatory requirements; (4) annually reviewing the independent registered public accounting firm’s report describing the independent registered public accounting firm’s internal quality-control procedures and any material issues raised by the most recent internal quality-control review, peer review, or regulatory review of the independent registered public accounting firm; (5) discussing the annual audited financial and quarterly statements with management and the independent registered public accounting firm; (6) discussing earnings press releases, as well as financial information and earnings guidance provided to analysts; (7) discussing with management the Company’s major risk exposures and processes to monitor and control those exposures, including risk assessment and risk management policies; (8) meeting separately, periodically, with management, internal auditors and the independent registered public accounting firm; (9) reviewing with the independent registered public accounting firm any audit problems or difficulties and management’s response; (10) setting clear hiring policies for employees or former employees of the independent registered public accounting firm; (11) annually reviewing the adequacy of the Audit Committee’s written charter; (12) reviewing with management any matters that may have a material impact on us and our financial statements; (13) reviewing the operation of the internal audit function including the quality and adequacy of internal controls and significant reports to management; (14) reviewing and approving any transaction between the Company and any related person, in accordance with the Company’s Related Party Transaction Policies and Procedures; and (15) reporting regularly to the full Board.

Charter. The Audit Committee is governed by the Audit Committee Charter, adopted by the Board. A copy of the Audit Committee Charter can be found online at www.chartindustries.com by clicking on the link for Investors. You also can obtain a printed copy of the Audit Committee Charter, free of charge, by writing to: Secretary, c/o Chart Industries, Inc., 2200 Airport Industrial Drive, Suite 100, Ball Ground, Georgia 30107.

Compensation Committee
Current Members*	Met four times in fiscal year 2022
Michael L. Molinini (Chair) Paula M. Harris Linda A. Harty David M. Sagehorn

*	Following the Annual Meeting, Mr. Cichocki, Mr. Mahoney and Mr. Stiles are expected to be appointed to the Compensation Committee, and Ms. Harty will cease service on the Compensation Committee.

Independence. The Compensation Committee is composed entirely of directors who meet the independence requirements under the NYSE standards and the rules of the SEC.

Primary Responsibilities. The Compensation Committee is responsible for, among other things: (1) reviewing key employee compensation policies, plans and programs; (2) reviewing and approving the compensation of our CEO and other executive officers; (3) developing and recommending to the Board compensation for Board members; (4) reviewing and approving employment contracts and other similar arrangements between us and our executive officers; (5) reviewing and consulting with the CEO on the selection of officers and evaluation of executive performance and other related matters; (6) administration of stock plans and other incentive compensation plans; (7) overseeing compliance with any applicable compensation reporting requirements of the SEC; (8) approving the appointment and removal of trustees and investment managers for pension fund assets; (9) retaining and interacting with consultants to advise the committee on executive compensation practices and policies; (10) with oversight from the full Board, establishing and periodically reviewing succession plans for our executive officers and others; (11) determining stock ownership guidelines for the CEO and other executive officers and monitoring compliance with such guidelines; and (12) handling such other matters that are specifically delegated to the Compensation Committee by the Board from time to time.

2023 Proxy Statement	Chart Industries, Inc. - 11

To further assist it in carrying out its responsibilities, the Compensation Committee engaged Pay Governance, an independent compensation consulting firm, to assist in evaluating our executive compensation structure and expenses. The Compensation Committee may change its compensation consultant from time to time in its sole discretion. Prior to engaging Pay Governance to provide consulting services for 2022, the Compensation Committee considered Pay Governance’s representations demonstrating its independence under applicable NYSE standards and concluded Pay Governance was independent.

In 2022, Pay Governance’s duties and responsibilities included:

•	Providing information and advice relative to base salary, annual incentive compensation targets, and long-term incentive compensation award decisions for executive officers;

•	Providing information and advice on the selection of companies and groups of companies against which to benchmark executive compensation;

•	Providing information on compensation paid by peer companies and companies in broader industry groups to their executive officers;

•	Providing information and advice regarding market practices as to various executive compensation arrangements;

•

Evaluating the competitiveness of the total direct compensation of the Company’s executive officers and other executives and each of its individual components, including base salary, annual bonus and long-term incentive awards;

•	Advising the Compensation Committee on alternative structures, forms of compensation, performance measures and allocation considerations;

•	Providing information and advice about changes in executive compensation practices, trends and regulation; and

•	Providing information and advice on director compensation to the NCGC.

The Compensation Committee engaged Pay Governance to carryout similar duties with respect to providing guidance on 2023 compensation structure and metrics, as well as the development of an additional compensation peer group for 2023 with respect to the performance-based TSR Modifier contained in the 2023 PSU awards, as described herein on page 32.

Charter. The Compensation Committee is governed by the Compensation Committee Charter, adopted by the Board. A copy of the Compensation Committee Charter can be found at www.chartindustries.com by clicking on the link for Investors. You also can obtain a printed copy of the Compensation Committee Charter, free of charge, by writing to: Secretary, c/o Chart Industries, Inc., 2200 Airport Industrial Drive, Suite 100, Ball Ground, Georgia 30107.

Special Stock Plan Committee. In October 2012, the Board established the Special Stock Plan Committee of the Board. The Special Stock Plan Committee consists of two members: Ms. Evanko and Mr. Molinini. The Special Stock Plan Committee was created to provide the Compensation Committee with the ability to delegate authority to grant a limited quantity of equity awards under our shareholder-approved Omnibus Equity Plan to key employees other than our executive officers and business group presidents. While the Special Stock Plan Committee generally acts by written consent without a meeting, in lieu of holding regularly scheduled meetings, the Compensation Committee receives an update on activity of the Special Stock Plan Committee at each meeting of the Compensation Committee. The Special Stock Plan Committee takes action as necessary to fulfill its purpose of allowing the Company to provide limited equity awards to employees under parameters preapproved by the Compensation Committee, without the time and expense incurred when the Compensation Committee approves individual awards.

Role of Executive Officers in Compensation Decisions

Our CEO makes recommendations to the Compensation Committee for the compensation of our other executive officers, including recommendations of salary adjustments, if any, annual cash incentives, and long-term and short-term awards. The CEO’s recommendations are based on her annual review of the performance of the other

12 - Chart Industries, Inc.	2023 Proxy Statement

executive officers and data provided by the compensation consultant concerning compensation practices among the Company’s peer and broader industry groups. The Compensation Committee considers the CEO’s recommendations when making executive compensation decisions, but the Compensation Committee retains full discretion to set all compensation for our executive officers. Decisions regarding the CEO’s compensation are made at the sole discretion of the Compensation Committee.

CEO Succession Planning

We believe that having a management succession planning process in place is fundamental to a comprehensive program of good corporate governance. Our Compensation Committee, along with oversight by the Board, regularly reviews and is responsible for the management, oversight, and monitoring of our succession planning process.

Board Succession Planning and Selection and Nomination of Directors

New director nominees may be identified to the NCGC by professional search firms. Prospective director nominees are also identified through contacts of the members of the Board or members of senior management, or through recommendations of potential candidates by stockholders, employees, or others. Once a prospective director nominee has been identified, the NCGC uses both the information provided to it, and information gathered through its own inquiries, to make an initial determination regarding the suitability and qualifications of the proposed candidate. In selecting new directors of the Company, consideration is given to individual director candidates’ personal qualities and abilities, the Board members’ collective skills and aptitudes for conducting oversight of the Company and management, and duties imposed by law and regulation. Important factors include:

•

Collectively, Board members will bring to the Company a broad range of complementary skills (such as an understanding of finance, manufacturing, operations, strategy and development, pricing, industrial gas, energy markets, sales and marketing, and experience in public company governance and international business), educational and professional expertise, industry and regulatory knowledge, and diversity of perspectives to build a capable, responsive, and effective Board;

•	Directors will have experience in policy-making levels of business and must have an aptitude for evaluating business matters and making practical and mature judgments;

•

Each director must, as determined by the Board, be qualified to perform duties of a director in accordance with the Delaware General Corporation Law as evidenced by the director’s experience, accomplishments, skills and integrity;

•	Directors must be persons possessing the highest personal values and integrity;

•	Directors must be able to perform their duties in the best interests of the Company and its stockholders, without conflicts of interest; and

•

Ensuring that the Company complies with all legal and regulatory requirements concerning the independence and composition of the Audit Committee, NCGC, Compensation Committee, and any other committees of the Board, subject to any exemptions provided by the NYSE listing standards.

Directors must have time available to devote to Board activities, and the ability to work collegially with other Board members. In determining whether to recommend a director for re-election, the NCGC also considers a director’s past attendance at meetings and participation in and contribution to the activities of the Board. At all times, at least one member of the Board must meet the definition of “financial expert,” as defined in Item 407(d)(5)(ii) of Regulation S-K, and serve on the Audit Committee. Currently, five members of the Board meet this “financial expert” definition.

The NCGC considers all of the foregoing factors, among others, in identifying director candidates. The Company does not have a policy that requires us to consider the impact of any one factor by itself. In considering whether to recommend any candidate, including candidates recommended by stockholders, the NCGC applies the factors set forth in our Corporate Governance Guidelines and the NCGC Charter, which provide that diversity should be considered in the director identification and nomination process. The NCGC seeks nominees with a diversity of experience, professions, skills, gender, race, geographic representation and backgrounds that collectively will

2023 Proxy Statement	Chart Industries, Inc. - 13

build a capable, responsive and effective Board that is prepared to address the Company’s strategic oversight and governance challenges. Although the NCGC does not assign specific weight to particular factors, any qualified nominee should have a core skill set that enables the nominee to serve the Company well as a director. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will enable the Board to fulfill its responsibilities.

The NCGC will use the above enumerated factors to consider potential candidates regardless of the source of the recommendation. Stockholder recommendations for director nominations may be submitted to the Company pursuant to the requirements described below in “Communications with the Board.” Stockholder recommendations for director nominations will be forwarded to the NCGC for consideration, provided such recommendations are accompanied by sufficient information to permit the NCGC to evaluate the qualifications and experience of a nominee. See the “Communications with the Board” section for more information about our advance notice requirements for stockholder nominations of director candidates.

Communications with the Board

Stockholders and other interested parties may communicate concerns directly to the entire Board, or specifically to non-management directors of the Board. These communications may be confidential or anonymous, if so designated, and may be submitted in writing to the following address: Secretary, c/o Chart Industries, Inc., 2200 Airport Industrial Drive, Suite 100, Ball Ground, Georgia 30107. Any concerns that may be outstanding are reported on a quarterly basis to the Chair.

Stockholder recommendations for director nominations will be forwarded to the NCGC to evaluate the qualifications and experience of the nominees. To be in proper written form, a stockholder’s notice proposing nominations of persons for election to the Board must set forth:

•	the name, age, business address and residence address of the proposed nominee;

•	the principal occupation or employment of the proposed nominee;

•	the class, series and number of all shares of stock of the Company which are owned by the proposed nominee;

•	the name of each nominee holder of shares owned beneficially but not of record by the proposed nominee and the number of shares of stock held by each such nominee holder;

•

whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of the proposed nominee with respect to the stock of the Company and whether any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made by or on behalf of the proposed nominee, the effect or intent of any of the foregoing being to mitigate loss to, or manage risk of stock price changes for, the proposed nominee or to increase the voting power or pecuniary or economic interest of the proposed nominee with respect to the stock of the Company;

•	the written consent of each proposed nominee to being named as a nominee and to serve as a director if elected;

•

any other information relating to the proposed nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the Exchange Act and the rules and regulations promulgated under the Exchange Act; and

•	as to the stockholder giving the notice and any beneficial owner on whose behalf the nomination is made:

•	the name and record address of such stockholder;

•	the class, series and number of all shares of stock of the Company which are owned by such stockholder and any beneficial owner;

•	the name of each nominee holder of shares owned beneficially but not of record by such stockholder and the number of shares of stock held by each such nominee holder;

14 - Chart Industries, Inc.	2023 Proxy Statement

•

whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such stockholder or such beneficial owner with respect to the stock of the Company and whether any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made by or on behalf of such stockholder or beneficial owner, the effect or intent of any of the foregoing being to mitigate loss to, or manage risk of stock price changes for, such stockholder or beneficial owner or to increase the voting power or pecuniary or economic interest of such stockholder or beneficial owner with respect to the stock of the Company;

•

a description of all agreements, arrangements, or understandings between such stockholder and any beneficial owner and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination is made by such stockholder and any material interest of such stockholder or beneficial owner in such nomination, including any anticipated benefit to the stockholder or beneficial owner therefrom;

•

a representation that such stockholder will provide the Company in writing the information required above as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly announced;

•	a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and

•

any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the Exchange Act.

In connection with the nomination of potential directors, the advance notice requirements described below are designed to ensure that all relevant information about proposed director nominees and the proponent of any director nominee is made available for consideration by stockholders, our Board, and the members of the NCGC.

Our By-Laws provide that stockholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of stockholders must provide timely notice of their proposal in writing to the corporate secretary. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 calendar days nor more than 120 calendar days prior to the first anniversary of the date of the preceding year’s annual meeting or at such other time as specified in our By-Laws. Our By-Laws also specify requirements as to the form and content of a stockholder’s notice. You can obtain a printed copy of our By-Laws, free of charge, by writing to: Secretary, c/o Chart Industries, Inc., 2200 Airport Industrial Drive, Suite 100, Ball Ground, Georgia 30107.

Code of Ethical Business Conduct and Officer Code of Ethics

The Board has adopted our Code of Ethical Business Conduct and our Officer Code of Ethics, each of which are available online at www.chartindustries.com by clicking on the link for Investors. We intend to disclose any amendments to our Code of Ethical Business Conduct or our Officer Code of Ethics, and any waivers of our Code of Ethical Business Conduct or our Officer Code of Ethics granted to any director or executive officer of the Company, on our website. As of the date of this proxy statement, there have been no such waivers. You also can obtain a printed copy of these documents, free of charge, by writing to: Secretary, c/o Chart Industries, Inc., 2200 Airport Industrial Drive, Suite 100, Ball Ground, Georgia 30107.

To enhance employee awareness of our Code of Ethical Business Conduct, we regularly conduct ethics and compliance training for all of our employees to provide them with the knowledge necessary to maintain our high standards of ethics and compliance. In addition, we provide employees with the ability to leave reports, anonymously, on an Ethics hotline maintained by an unaffiliated third party, and those reports are provided to the appropriate members of the Board of Directors, as well as members of management designated to serve as Ethics Representatives. Chart’s Ethics Representatives also assist in the administration of, and encourage adherence with, our Code of Ethical Business Conduct.

2023 Proxy Statement	Chart Industries, Inc. - 15

Stock Ownership Guidelines

We maintain stock ownership guidelines for our senior executives as part of our executive compensation program. Ownership guidelines for our NEOs are intended to be administered and reviewed periodically by the Compensation Committee. The stock ownership level of our Common Stock for our CEO is a multiple of five times her base salary. The ownership guideline for our other executive officers is two times current base salary, and for our directors the multiple is four times their annual cash retainer. Executives who do not meet the guidelines are expected to satisfy them within five years, and directors are expected to meet the guidelines within four years of becoming a member of the Board. As of March 28, 2023, each NEO had satisfied or was on track to meet our stock ownership guidelines and all of our directors meet or are on track to meet the ownership guidelines within 48 months of their tenure on our Board.

Environmental and Sustainability Policy

As a responsible corporate citizen, Chart’s belief is that financial performance and responsibility for our environment, our employees and the global communities we touch are inextricably linked.

To progress towards our sustainability goals, Chart is committed to:

•	minimizing the adverse environmental impact of our products, our operations and our supply chain;

•	providing a safe working environment, learning opportunities and career growth for all our employees;

•	striving to communicate and incorporate sustainability initiatives throughout our supply chain;

•	educating, developing and empowering our employees, and thus enabling them to identify and adopt best practices that will enhance sustainability; and

•	maintaining our financial responsibility to our stockholders and employees while supporting our sustainability initiatives.

We have adopted an Environmental and Sustainability Policy, a Supplier Code of Conduct, and a Quality, Health, Safety and Environmental Policy, all of which are available online at www.chartindustries.com by clicking on the link for “We are Chart” and then clicking on “Environmental, Social & Governance.” You also can obtain a printed copy of these documents, free of charge, by writing to: Secretary, c/o Chart Industries, Inc., 2200 Airport Industrial Drive, Suite 100, Ball Ground, Georgia 30107.

In support of these goals, we continue to report on key ESG metrics that follow relevant standards, including those of the Sustainability Accounting Standards Board’s (SASB) Industrial Machinery & Goods Sustainability Accounting Standard and our contributions to the United Nations Sustainable Development Goals (SDG). We also use the framework developed by the Task Force on Climate-related Financial Disclosure (TCFD) to inform and report climate-related risks and opportunities. Annually, we issue a Sustainability Report, which is available online at files.chartindustries.com/ESG2022.pdf.

We also continue to have an ESG component in our short-term incentive awards for 2022 as described in “Compensation, Discussion, and Analysis” on page 35. Our continued progress with respect to our internal Environmental and Sustainability policy and objectives, as well as external impact of our clean energy solutions are highlighted below.

16 - Chart Industries, Inc.	2023 Proxy Statement

In 2022, Chart products helped:

Treat over 4.5 billion gallons of water a day in the US	Produce about 65 million tons of LNG(1) to replace coal fired power generation (non-US)(2)

Reduce over 600 million liters of diesel used by over-the-road trucks	Eliminate nearly 280 million pounds of PET (plastic) used in water bottles in the U.S.

(1)

Natural gas emits between 45% and 55% lower greenhouse gas emissions than coal when used to generate electricity, and around 20% lower CO2 than oil according to IEA data. It also has a reduced impact on local air quality compared to diesel, which is currently used for power generation in many locations around the world. Compared to burning diesel, natural gas reduces NOx emissions by up to 85% and produces almost no SOx and particulate matter.

(2)

Although not considered in the figures above, for every megawatt of electricity produced using natural gas instead of coal, the amount of water withdrawn from local rivers and groundwater is reduced by 10,500 gallons.

Social Matters

Diversity and Inclusion. We seek to foster and preserve an inclusive and diverse culture. Our diversity and inclusion program is a management-led business strategy which is supported by our Board, including through regular Board reviews of diversity and inclusion matters, employee engagement, and health and safety. Our commitment to diversity and inclusion is demonstrated by our Board, where we have made great strides in increasing Board diversity, with diverse members consisting of 40% of the proposed Board slate. In evaluating new director candidates, the NCGC actively considers gender identity, age, race, nationality, ethnicity, disability status and sexual orientation diversity in Board composition.

Philanthropy. We are dedicated to improving the communities in which we live and work. We give back in a variety of ways through employee volunteering; corporate contributions; local, employee-led community relations committees; and a generous matching-gifts program. We provide matching donations of up to $250 per employee as well as grant one day of paid time off annually for employees to give back to a non-profit organization of their choosing.

2023 Proxy Statement	Chart Industries, Inc. - 17

PROPOSAL 1 — ELECTION OF DIRECTORS

Our By-Laws permit the Board to establish by resolution the authorized number of directors. In connection with the Board’s continual assessment of the size and operation of the Board, the Board determined to increase the size of the Board from seven to ten members effective as of the Annual Meeting, and accordingly nominated ten directors who will be standing for election at the Annual Meeting. Andrew R. Cichocki, Paul E. Mahoney and Spencer S. Stiles have been nominated to fill the additional seats on the Board.

Each director elected at the Annual Meeting will serve a one-year term expiring at our annual meeting of stockholders in 2024. The ten director nominees have each indicated willingness to serve if elected. However, if any of the nominees should become unable or unwilling to serve, the Board may either reduce its size, or designate or not designate a substitute nominee. If the Board designates a substitute nominee, proxies that would have been cast for the original nominee will be cast for the substitute nominee, unless instructions are given to the contrary.

	Corporate Governance Experience	International Experience	Finance Experience	Corporate Development/ Strategic Experience	Industry/ Operations Experience	Management Experience

Jillian C. Evanko	⬛	⬛	⬛	⬛	⬛	⬛

Andrew R. Cichocki	⬛	⬛	⬛	⬛	⬛	⬛

Paula M. Harris	⬛	⬛		⬛	⬛	⬛

Linda A. Harty	⬛	⬛	⬛	⬛		⬛

Paul E. Mahoney	⬛	⬛		⬛	⬛	⬛

Singleton B. McAllister	⬛	⬛		⬛		⬛

Michael L. Molinini	⬛	⬛	⬛	⬛	⬛	⬛

David M. Sagehorn	⬛	⬛	⬛	⬛		⬛

Spencer S. Stiles	⬛	⬛		⬛	⬛	⬛

Roger A. Strauch	⬛	⬛	⬛	⬛		⬛

The information below provides each nominee’s name, age as of March 28, 2023, and existing position with the Company, as well as the skills, attributes and experience of the nominees that led the Board, and the NCGC, to determine it appropriate to nominate these directors for election.

✓	Our Board of Directors unanimously recommends a vote FOR the election of each of the following nominees for director:

18 - Chart Industries, Inc.	2023 Proxy Statement

Director Since: 2018 President and CEO

Jillian C. Evanko

Age: 45

Ms. Evanko was appointed Chief Executive Officer and President on June 12, 2018 and served as Chief Financial Officer from March 1, 2017 until January 14, 2019 and more recently, from August 2019 until March 2021. Ms. Evanko also served as Treasurer from August 2019 through February 2021. Ms. Evanko joined Chart on February 13, 2017 as Vice President of Finance. Prior to joining Chart, Ms. Evanko served as the Vice President and Chief Financial Officer of Truck-Lite Co., LLC, a manufacturer of lighting and specialty products for the truck and commercial vehicle industries, since October 2016, prior to which she held multiple executive positions at Dover Corporation, a diversified global manufacturer, and its subsidiaries, including the role of Vice President and Chief Financial Officer of Dover Fluids since January 2014. Prior to joining Dover in 2004, Ms. Evanko worked in valuation services at Arthur Andersen, LLP and also held audit and accounting roles for Honeywell and Sony Corporation of America. Ms. Evanko served from February 2019 until January 2021 as an independent director of the Boards of Alliant Energy Corporation (NASDAQ: LNT) and its subsidiaries, Interstate Power and Light Company and Wisconsin Power and Light Company. Since January 2021, Ms. Evanko has served as an independent director of the Board of Parker-Hannifin Corporation (NYSE: PH).

In light of our business and structure, the Board nominated Ms. Evanko to serve on our Board of Directors for the following reasons. In light of her current service at Chart and her prior service with Dover Corporation, Ms. Evanko brings to the Board extensive experience in management and operations of a multinational, diversified business, with significant experience in directing corporate strategy as well as conducting mergers and acquisitions. In her capacity as Chart’s CEO and President, and her prior service as CFO, she has gained valuable experience and familiarity with our day-to-day operations and the fundamental operations of our business, which enhances the knowledge of the Board.

Director Nominee

Andrew R. Cichocki

Age: 60

Mr. Cichocki served as Chief Operating Officer of Airgas, Inc. (“Airgas”) from 2016, and President of Airgas USA, LLC from 2014, until his retirement from those positions in October 2021. He was formerly Senior Vice President — Distribution Operations and Business Process Improvement at Airgas from 2011 until 2014. Prior to that, Mr. Cichocki was Division President — Process Gases and Chemicals at Airgas from 2008 until 2011, President — Airgas National Welders, Inc. (a subsidiary of Airgas USA, LLC) from 2003 until 2008, and Senior Vice President — Human Resources at Airgas from 2001 until 2003. From 1988 until 2001, Mr. Cichocki held various financial, mergers and acquisitions, and business process leadership positions at Airgas, including serving as Vice President — Corporate Development.

In light of our business and structure, the Board nominated Mr. Cichocki to serve on our Board of Directors for the following reasons. Through his extensive experience in management and executive-level positions at Airgas, Mr. Cichocki has over 28 years of experience in the industrial, medical, and specialty gas industries. Mr. Cichocki brings to our Board a deep understanding of the industrial gas and associated products and services industries. Our Board has determined that Mr. Cichocki qualifies as a “financial expert” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K. In addition to his deep understanding of several industries important to our Company, he offers valuable perspectives on business leadership, finance and general management. The Board believes that Mr. Cichocki’s experience will enhance the knowledge of the Board and provide useful insights to management. In the course of determining the independence of Mr. Cichocki, the Board specifically considered his role as former Chief Operating Officer of Airgas and President of Airgas USA, LLC and determined that his previous employment does not impact his independence.

2023 Proxy Statement	Chart Industries, Inc. - 19

Director Since: 2021 Committee Memberships: • Audit • Compensation

Paula M. Harris

Age: 59

Ms. Harris has a 33-year career in international oilfield services with Schlumberger Ltd. Ms. Harris initially worked in field operations offshore before progressing into leadership roles in training, sales and ultimately, in ESG positions. She most recently served as Director of Global Stewardship for Schlumberger from 2015 until her retirement in June 2020. Ms. Harris led the development and implementation of metrics-based, cost-efficient ESG programs tailored to meet the local needs of stakeholders, employees, communities and customers. She was responsible for this program aiding the delivery of the long-term Schlumberger sustainable development goals in carbon reduction, energy efficiency, increased green technology sales and increased female and minority employees. In October 2021, Ms. Harris became the Senior Vice President of Community and Foundation Executive Director for the Houston Astros. Ms. Harris currently serves on the boards of directors of Hunting PLC (LSE: HTG), a manufacturer and provider of downhole metal tools and components to the oil and gas industry, and Helix Energy Solutions Group, Inc. (NYSE: HLX), an international offshore energy services company.

In light of our business and structure, the Board nominated Ms. Harris to serve on our Board of Directors for the following reasons. Ms. Harris brings substantial ESG experience, as well as operations and sales experience in the energy industry, to the Board. Our Board has determined that Ms. Harris qualifies as a “financial expert” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K. The Board believes that Ms. Harris’ experience enhances the knowledge of the Board and provides useful insights to management.

Director Since: 2021 Committee Memberships: • Compensation • Nominations and Corporate Governance (Chair)

Linda A. Harty

Age: 62

Ms. Harty is a proven board member and has extensive broad-based experience across finance, accounting, treasury and tax in addition to strategy, capital allocation and mergers and acquisitions, all of which aligns well with our strategic direction. Ms. Harty previously served as Treasurer of Medtronic, a global company specializing in medical technology, services and solutions. Ms. Harty also served as Executive Vice President, Treasurer and Group Chief Financial Officer at Cardinal Health in Columbus, Ohio and has held financial leadership positions at RTM Restaurant Group, BellSouth (now AT&T), Conagra Brands and Kimberly-Clark. Ms. Harty previously served on the board of directors of Syneos Health (NASDAQ: SYNH) until March 2023. In addition to our Board, Ms. Harty currently serves on the board of directors of Parker Hannifin Corporation (NYSE: PH) and Wabtec Corporation (NYSE: WAB).

In light of our business and structure, the Board nominated Ms. Harty to serve on our Board of Directors for the following reasons. Ms. Harty brings significant board and corporate governance experience and substantial finance, accounting, treasury and tax experience to the Board. Our Board has determined that Ms. Harty qualifies as a “financial expert” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K. The Board believes that Ms. Harty’s experience enhances the knowledge of the Board and provides useful insights to management.

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Director Nominee

Paul E. Mahoney

Age: 59

Mr. Mahoney is President of the Production and Automation Technologies business at ChampionX (NASDAQ: CHX), a leading provider of production technologies for the upstream and midstream oil and gas markets, where he has led the global artificial lift business since 2012. Mr. Mahoney’s career includes business development/engineering, management and executive leadership for technical solutions with industrial-based industries that are directly involved in energy production of energy-related materials. His areas of focus have been centered around delivering productivity through technology in mechanical or electrical forms for manufacturing and energy production businesses all around the world. Previously, Mr. Mahoney was president of Dover Artificial Lift, part of the Energy segment within Dover Corporation. He also served as Chief Operations Officer for Dover and as senior vice president of global sales and operations for Dover Artificial Lift.

Before joining Dover Energy, Mr. Mahoney held a variety of sales and management roles at Emerson Electric Company, a global technology, software and engineering company, including vice president and general manager of the Analyzers Group, vice president, global sales and operations for the Analytical Group, and director of sales for the process automation group.

In light of our business and structure, the Board nominated Mr. Mahoney to serve on our Board of Directors for the following reasons. In light of his current service at ChampionX and his prior service with Dover Artificial Lift, Mr. Mahoney brings to the Board extensive experience in management and operations of a multinational, diversified business, with significant experience in directing corporate strategy. In his capacity as President of the Production and Automation Technologies business, he has gained valuable experience with ChampionX. The Board believes that Mr. Mahoney’s experience will enhance the knowledge of the Board and provide useful insights to management.

Director Since: 2019 Committee Memberships: • Nominations and Corporate Governance

Singleton B. McAllister

Age: 70

Ms. McAllister is currently Counsel with Husch Blackwell, a law firm in Washington, DC, where she provides public policy, regulatory and government affairs counseling. Since 2001, Ms. McAllister has served as a director of Alliant Energy Corporation (NASDAQ: LNT), a public utility holding company. Since 2018, Ms. McAllister has served as a director, and is currently lead independent director, of Anterix Inc. (NASDAQ: ATEX), a wireless communications company and a member of the proxy Board of Securitas Critical Infrastructure Services, Inc. She also serves as Vice Chair for the National Women’s History Museum. Ms. McAllister was a director of United Rentals (NYSE: URI) from 2004 to 2018. Savoy Magazine named Ms. McAllister one of the “Most Influential Black Corporate Directors” in 2021 and one of the “Most Influential Black Lawyers” in 2022.

In light of our business and structure, the Board nominated Ms. McAllister to serve on our Board of Directors for the following reasons. Ms. McAllister brings substantial legal, corporate governance and government relations experience to the Board. She has significant experience on other public company boards and, through her position with the National Women’s History Museum, significant involvement with diversity and inclusion initiatives. The Board believes that Ms. McAllister’s experience enhances the knowledge of the Board and provides useful insights to management.

2023 Proxy Statement	Chart Industries, Inc. - 21

Director Since: 2017 Committee Memberships: • Audit • Compensation (Chair)

Michael L. Molinini

Age: 72

Mr. Molinini served as Chief Executive Officer and President of Airgas from August 2012 until May 2016, and was Interim Chief Executive Officer from May 2016 until June 2016, when Airgas was acquired by Air Liquide. Before that time, from 2005 until 2012, Mr. Molinini served as Executive Vice President and Chief Operating Officer of Airgas. He was Airgas’s Senior Vice President of Hardgoods Operations from 1999 until 2005, and Vice President of the Airgas Direct Industrial Group from 1997 until 1999. Before joining Airgas, Mr. Molinini served as Vice President of Marketing at National Welders Supply Company, from 1991 until 1997. Before joining National Welders, Mr. Molinini was with the Linde Division of Union Carbide Corporation for 19 years, where he held various operations, sales and management positions, including President of Linde Gases of the Southeast. Mr. Molinini also served as a director of Airgas from 2012 until 2016.

In light of our business and structure, the Board nominated Mr. Molinini to serve on our Board of Directors for the following reasons. Through his extensive experience in management and executive-level positions at Airgas and earlier at National Welders and Linde, Mr. Molinini has over 32 years of experience in the industrial, medical, and specialty gas industries. Mr. Molinini brings to our Board a deep understanding of the industrial gas and associated products and services industries. In addition to his deep understanding of several industries important to our Company, as a result of his experience serving as Chief Executive Officer, Chief Operating Officer, and director of a publicly traded company, he offers valuable perspectives on business leadership, finance and general management. Our Board has determined that Mr. Molinini qualifies as a “financial expert” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K. The Board believes Mr. Molinini’s experience enhances the knowledge of the Board and provides useful insights to management.

Director Since: 2019 Committee Memberships: • Audit (Chair) • Compensation

David M. Sagehorn

Age: 59

Mr. Sagehorn served as the Executive Vice President and Chief Financial Officer of Oshkosh Corporation, a global producer of specialty trucks, truck bodies, and access equipment used in the defense, construction, and services markets, from 2007 until 2020. Prior to his role as Executive Vice President and Chief Financial Officer of Oshkosh Corporation, Mr. Sagehorn served in various roles at Oshkosh, including as Director — Business Development, Vice President — Defense Segment Finance, Vice President — McNeilus Commercial Segment Finance, Vice President — Business Development and Vice President and Treasurer. He joined Oshkosh as Senior Manager — Mergers & Acquisitions, in 2000. In March 2022, Mr. Sagehorn was appointed as an independent director of AGCO Corporation (NYSE: AGCO), a manufacturer of farm equipment based in Duluth, Georgia.

In light of our business and structure, the Board nominated Mr. Sagehorn to serve on our Board of Directors for the following reasons. Mr. Sagehorn has over 30 years of financial and strategic operations experience, including through substantial service in executive-level positions in the global manufacturing industry at Oshkosh Corporation. Our Board has determined that Mr. Sagehorn qualifies as a “financial expert” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K. As a multinational manufacturer, we benefit substantially from Mr. Sagehorn’s background in this area. In addition to his extensive financial experience, Mr. Sagehorn also has significant corporate development and strategic planning experience. The Board believes that Mr. Sagehorn’s experience enhances the knowledge of the Board and provides useful insights to management.

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Director Nominee

Spencer S. Stiles

Age: 46

Mr. Stiles currently serves as a Group President of Stryker Corporation (NYSE: SYK), a global leader in Medical Technologies (“Stryker”). As Group President, Mr. Stiles oversees the Orthopaedics and Spine business and is also responsible for Europe, Middle East, Africa, Latin America and Canada. Stryker’s mergers and acquisitions function, global real estate function, and Digital, Robotics and Enabling Technologies also report into Mr. Stiles where he has been in this role since August 2019. Prior to his current position, he served as Group President, Neurotechnology, Instruments, and was responsible for worldwide performance across the Instruments, Neurovascular, Craniomaxillofacial and Spine operating divisions. Earlier in Mr. Stiles’ 24-year career in Medical Technologies, he served as a division President for both Stryker Instruments and Stryker Spine along with a variety of Marketing and Sales roles.

In light of our business and structure, the Board nominated Mr. Stiles to serve on our Board of Directors for the following reasons. In light of his current service at Stryker, Mr. Stiles brings to the Board extensive experience in management and operations of a multinational, diversified business, with significant experience in directing corporate strategy as well as conducting mergers and acquisitions. In his capacity as Group President, he has gained valuable experience with Stryker. The Board believes that Mr. Stiles’ experience will enhance the knowledge of the Board and provide useful insights to management.

Director Since: 2021 Committee Memberships: • Nominations and Corporate Governance

Roger A. Strauch

Age: 67

Mr. Strauch is Chairman of The Roda Group, a high technology venture capital development and investment firm focused on investment opportunities that address the consequences of climate change, stress on the Earth’s natural resources and the increased demand for low carbon energy. Mr. Strauch is the former Chairman of the Board of Directors of Cool Systems, the manufacturer of Game Ready, a medical physical therapy system, which was sold to Halyard Health in 2018. He was formerly Chief Executive Officer and Chairman of Ask Jeeves (now Ask.com) a leading search engine on the web. Prior to that, Mr. Strauch was a board member and Chief Executive Officer of Symmetricon (now known as Microsemi (NASDAQ: MSCS)), a public telecommunications equipment manufacturer, and prior to that was Chief Executive Officer and Chairman of TCSI Corp., a telecommunications software company. Mr. Strauch recently served as Chairman of the Board of Trustees for the Mathematical Sciences Research Institute in Berkeley. He is also a member of the Engineering Dean’s College Advisory Board of University of California at Berkeley.

In light of our business and structure, the Board nominated Mr. Strauch to serve on our Board of Directors for the following reasons. Mr. Strauch brings substantial strategic and financial experience to the Board, as well as specific experience with clean technology, ESG and sustainability initiatives. The Board believes that Mr. Strauch’s experience enhances the knowledge of the Board and provides useful insights to management.

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COMPENSATION COMMITTEE REPORT

Report of the Compensation Committee on Executive Compensation

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company’s management. Based on that review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and in the Company’s definitive proxy statement prepared in connection with its 2023 Annual Meeting of Stockholders.

Compensation Committee

Michael L. Molinini, Chairman

Paula M. Harris

Linda A. Harty

David M. Sagehorn

The above Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed with the Commission or subject to Regulation 14A or 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that the information in this Report be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act. If this Report is incorporated by reference into the Company’s Annual Report on Form 10-K, such disclosure will be furnished in such Annual Report on Form 10-K and will not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act as a result of furnishing the disclosure in this manner.

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COMPENSATION DISCUSSION AND ANALYSIS SUMMARY

Introduction

This Compensation Discussion and Analysis provides an overview of our business performance in 2022, highlights the key components and structure of our executive compensation program, discusses the principles underlying our compensation policies and procedures, and addresses other matters we believe explain and demonstrate our performance-based compensation philosophy. Since it describes our executive compensation program for 2022, this Compensation Discussion and Analysis does not address our business and financial results (other than the Fiscal 2022 Business Performance Highlights set out below), or our executive compensation for 2023 in its entirety. The Compensation Committee will consider such impacts when reviewing our 2023 executive compensation program and may align 2023 executive compensation with the current economic environment. Those 2023 executive compensation program decisions will be described in our proxy statement for next year’s annual meeting of stockholders.

The following six individuals are referred to throughout this proxy statement as our named executive officers (or “NEOs”):

2022 Named Executive Officers

Executive Officers	Position
Jillian C. Evanko	CEO and President
Joseph R. Brinkman	Vice President and Chief Financial Officer
Herbert G. Hotchkiss	Vice President, General Counsel and Secretary
Gerald F. Vinci	Vice President, CHRO
Douglas A. Ducote, Jr.	Chief Technology Officer(1)
Joseph A. Belling	Chief Commercial Officer

(1)	On January 9, 2023, Mr. Ducote announced his plans to assume a part-time position with the Company and retire from his position as Chief Technology Officer.

The Compensation Discussion and Analysis is comprised of the following:	Where it can be found:
1. Executive Summary.	Pg. 26
2. Review of 2022 Say On Pay Advisory Vote.	Pg. 30
3. Compensation Philosophy.	Pg. 31
4. Benchmarking Methodology.	Pg. 31
5. 2022 Compensation Decisions.	Pg. 32
6. Elements of Compensation.	Pg. 33
7. Other Compensation Policies.	Pg. 39

2023 Proxy Statement	Chart Industries, Inc. - 25

EXECUTIVE AND DIRECTOR COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Strategy and Leadership.

In 2022, we continued to build on our strategy to focus on our engineering and manufacturing of products for the industrial gas and clean energy space, highlighted by the execution of the recently-closed acquisition of Howden, which significantly expands our offering of products and solutions across the Nexus of Clean™ — clean power, clean water, clean food and clean industrials. We continue to broaden our offerings of technology, equipment and services related to liquefied natural gas, hydrogen, biogas, CO2 capture and water treatment in our Nexus of Clean™ portfolio. The Howden acquisition also provides broader access to specialty products and markets and expands our access to ESG-linked end markets such as hydrogen, water treatment, carbon capture and storage (“CCUS”), energy recovery and electrification. We remain committed to excellence in ESG issues both for our company as well as our customers.

Our management team, led by Ms. Evanko, our Chief Executive Officer (“CEO”) and President, Gerald F. Vinci, our Vice President, Chief Human Resources Officer (“CHRO”), Herbert G. Hotchkiss, our Vice President, General Counsel & Secretary (“General Counsel”), Joseph R. Brinkman, our Vice President and Chief Financial Officer (“CFO”), Douglas A. Ducote, Jr., our former Chief Technology Officer (“CTO”) and Joseph A. Belling, our Chief Commercial Officer (“CCO”), their dedicated teams and the rest of the Chart organization, each continued to respond quickly and prudently to the numerous challenges we have faced in the last few years, including the challenges posed by the COVID-19 pandemic, and supply chain, materials costs, labor and logistics shortages and general inflationary pressure challenges that dominated the macroeconomic environment in 2022, all while accelerating the Company’s continued clean energy strategy and executing on record orders and sales growth, record gross profit and record operating income.

Fiscal 2022 Business Performance Highlights.

Operating Performance. The results of our organic and inorganic strategic investments, transformation in the Nexus of Clean™ (clean power, clean water, clean food and clean industrials) and continued execution and the corresponding benefits of our cost-reduction initiatives were demonstrated in our strong performance in 2022. Specifically, consolidated sales increased to a record $1,612.4 million in 2022 from $1,317.7 million in 2021, representing a 22.4% increase, almost all organic and with growth across all segments. Our full year 2022 reported non-diluted earnings per share were $2.21 compared to $1.66 for our full year 2021, and our full year 2022 adjusted non-diluted earnings per share were $4.69 compared to $1.79 for our full year 2021. See Appendix A for a reconciliation of adjusted non-diluted earnings per share to reported non-diluted earnings per share.

The strong state of the Company’s business was most clearly demonstrated by record backlog and order levels with strong order activity contributing to record ending total backlog of $2,338.1 million as of December 31, 2022 compared to $1,190.1 million as of December 31, 2021, which reflects the broad-based demand we continue to see year-over-year across our product categories. The increase in backlog was largely driven by record full-year 2022 orders of $2,779.9 million compared to $1,676.1 million for full-year 2021, representing an increase of 65.9%.

Strategic Initiatives

Broad Product Offering for Industrial Gas and Energy. Chart’s combination with Howden significantly advances its Nexus of Clean™ offering, creating a more diversified business while staying focused on Chart’s core engineering and manufacturing for liquid, air and gas handling and storage. We expect Howden’s highly complementary offering will expand Chart’s equipment portfolio and process technology offering for multiple molecules and applications across high growth areas. The expanded portfolio will increase scale, bring synergies and drive growth in areas including hydrogen, CCUS, decarbonization of industries, water treatment, petrochemical, LNG, air separation and natural gas processing. We believe Howden’s strong presence in regions

26 - Chart Industries, Inc.	2023 Proxy Statement

such as Europe, Middle East, Africa and Southeast Asia, as well as applications for decarbonization of cement, marine, mining, and nuclear, will allow us to expand our customers and projects using our combined solution offering, while Chart’s exposure to LNG (particularly small-scale LNG which is applicable to Howden’s product offerings), water, CCUS and hydrogen in a variety of regions will pull Howden’s equipment through at scale to these markets.

Focus on deleveraging. We have set a goal to reduce our leverage to a target net leverage ratio of 2.5x to 2.9x of Adjusted EBITDA, excluding divestitures, by the end of 2024, while also continuing to invest in our business. We do not currently intend to pursue any material acquisitions nor share repurchases until the leverage target is met. We believe the combination with Howden to be highly synergistic, with $250 million of annual estimated cost synergies by year three along with significant identified commercial synergies that we expect will reach $350 million by year three, both of which we expect to help drive cash flow generation to help rapid deleveraging. We expect to be able to rapidly reduce our leverage ratio on the basis of both EBITDA growth and debt paydown.

Innovative Solutions. Our engineering and product development activities are focused primarily on developing new and improved solutions and equipment for the users of cryogenic liquids, hydrocarbons and industrial gases across all industries served. Our engineering, technical, and marketing employees actively assist customers in specifying their needs and in determining appropriate products to meet those needs. Strong intellectual property and patent portfolio adds to Chart’s highly differentiated and difficult to replicate offering. As of September 30, 2022, Howden had approximately 415 issued patents and patent applications across multiple jurisdictions worldwide and approximately 818 trademark applications and registrations worldwide, adding to Chart’s existing portfolio of approximately 750 patents and patent applications and approximately 560 trademark applications and registrations.

Both Chart and Howden have strong track records of new product development. For example, in hydrogen, Chart has recently released an onboard liquid hydrogen vehicle tank for heavy duty trucks that works with a variety of FCEVs, as well as an LH2 pump for fueling stations. Howden has recently released its CHS compressor, a new compact solution piston compressor (1 to 200 bar) optimized for Power-to-X applications, its C-85H compressor, a high rod load version of its largest piston compressor offering that extends its capabilities to large electrolyzers, and its WL Range Screw compressor, suitable for light gases.

Margin Expansion. We expect margin expansion of the combined entity will come through additional end markets and geographic expansion for the Nexus of Clean™, which we expect will allow us to benefit from improved operating leverage, greater ownership of the value chain and an attractive shift in mix to higher margin end markets, geographies and integrated solutions. We expect the combination of the two companies will create a more diversified business while staying focused on both companies’ core engineering and manufacturing for liquid, air and gas handling and storage.

Significant annual cost synergies of approximately $175 million and annual revenue synergies of $150 million are expected to be delivered in the first twelve months after closing.

Focus on aftermarket strength and serving large global installed base. Both Chart and Howden have used inorganic growth as a lever to remain disruptive, executing a number of recent investments and acquisitions to capitalize on clean energy market opportunities. In the past three years, Howden has completed seven highly-synergistic bolt-on acquisitions, while Chart completed 10 strategic bolt-on acquisitions and divested two non-core businesses over the same period. While we believe our shared track records of successful M&A and integration will benefit the combination of our two businesses, we remain committed to our financial policy of pausing material acquisitions and share repurchases until our net leverage ratio is within the targeted range of 2.5x to 2.9x of Adjusted EBITDA, excluding divestitures.

Fiscal 2022 Executive Compensation Highlights.

Pay for Performance. We are fully dedicated to aligning executive pay to Company performance. Compensation opportunities, particularly short- and long-term incentives, are determined at the beginning of each year. The amounts earned from our compensation program are largely driven by Company performance: financial results, strategic accomplishments and growth in shareholder value.

2023 Proxy Statement	Chart Industries, Inc. - 27

In order to further align compensation with performance, the Compensation Committee has approved several design changes in recent years in order to increase the performance elements of the compensation program and further align compensation to returns of stockholders:

•

Beginning in 2020, and to more closely align NEO compensation with those measurements that the Compensation Committee believes best reflect the performance of our business and operations, the Compensation Committee added a consolidated free cash flow metric to the STI award, replacing the previous working capital metric. The Compensation Committee believed the free cash flow metric is more aligned with performance than the working capital measure. Similar to what was done in 2019 with respect to the STI operating income metric as well as PSU awards, the free cash flow metric included a formula to increase the target performance metrics to reflect revenue from large LNG projects, thereby more effectively linking the performance targets to industry and market conditions and eliminating the possibility of skewed results in the event of a one-time significant and unbudgeted large LNG project.

•

Beginning in 2021, PSU awards also contain a Total Shareholder Return (TSR) modifier, which adjusts the potential payout by 20%, upward or downward, depending upon the Company’s TSR relative to a comparative group, shown on Appendix B, thereby further aligning the award payouts for NEOs to our stockholders’ returns.

•	Since 2021, ESG-related goals have represented 25% of the Strategic and Operating Excellence Goals (“SOEG”) component of the STI program, and are expected to continue at that level going forward.

•	We also had previously (in 2019) made a number of design changes to enhance pay for performance alignment, which continued to be used in our 2022 award metrics:

•	Increased the portion of performance-based awards, with PSUs representing 40% (versus 20% previously) and options now representing 30% of the total awards (versus 50% previously).

•

Adopted a new form of PSU agreement which includes an operating income metric (in addition to the existing absolute return on average capital (“ROIC”) measure) and included a formula to increase the target performance metrics to reflect revenue from large LNG projects, thereby more effectively linking the performance targets to industry and market conditions and eliminating the possibility of skewed results in the event of a one-time significant and unbudgeted large LNG project.

•	Likewise modified the operating income target under the STI award to increase the target performance metrics to reflect revenue from large LNG projects.

•

Added a double trigger change in control provision to all 2019 equity award agreements. This change was made to conform to the majority market practice and will apply to situations where a buyer assumes the Company’s outstanding awards; otherwise, the awards revert to a single trigger.

Consistent with the performance-based philosophy that is the basis of our compensation program, the Company’s 2022 financial performance directly impacted NEO compensation decisions and pay outcomes. The direct impact and alignment of compensation with our performance is evidenced in part by the following:

•

The NEOs received 47.5% of target awards under the STI. Consistent with historical practice, the Compensation Committee set aggressive STI goals for 2022. The Company’s performance did not meet the threshold levels for all performance measures under the STI program and thus cash incentives were paid at only 47.5% of target to the NEOs in 2022.

•

Continued practice of minimal and market-based base salary increases for NEOs. Ms. Evanko’s base salary was increased by a minimal amount in 2022 and remains in a competitive range based on recent market analysis compiled by Pay Governance. The base salary for the other continuing NEOs were slightly higher in 2022 than 2021, other than Mr. Ducote, whose base salary remained unchanged. This is a reflection of the Compensation Committee’s assessment of various quantitative and qualitative factors. Ms. Evanko’s base salary represented a smaller portion of her total compensation opportunity than in 2021 as the Compensation Committee continues to believe that an increasing portion of Ms. Evanko’s compensation should be performance-based in alignment with stockholders. Ms. Evanko’s base salary has not been increased for 2023 nor has there been any change in her base salary as of the closing of the Howden acquisition.

•

Despite unique and globally seen challenges in the supply chain and raw material prices, the Compensation Committee did not adjust STI targets or actual results due to the negative impact on gross margins caused by the macroeconomic factors impacting the supply chain and raw material prices.

•	Consistent with our at-risk equity compensation program, our 2020 performance share unit (“PSU”) awards vested at 83.7% of target.

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Compensation Governance Practices. In addition to our emphasis on pay for performance, we design our executive compensation programs to incorporate best practices and strong corporate governance policies and procedures. We consider the risks associated with any particular program, design or compensation decision prior to implementation of same, and believe that these assessments result in long-term shareholder value. A representative sample of these compensation governance practices include:

What We Do	What We Don’t Do

Pay for Performance Focus

We heavily weight our compensation programs toward variable, “at risk” compensation in addition to performing regular reviews of market competitiveness and the relationship of compensation to financial performance.

No Guaranteed Pay We do not provide multi-year guarantees for compensation increases, including base pay, and do not guarantee annual bonuses.

Balanced Compensation

We structure compensation opportunities that are linked to both short- and long-term periods of time, while aligning compensation with several financial performance metrics that are critical to achievement of sustained growth and shareholder value creation.

No Repricing or Replacement of Stock Options We do not reprice or replace stock options without prior shareholder approval.

Double Trigger Provisions for Change in Control

We have change in control arrangements that do not provide for tax gross-ups, are limited to one to three times base pay and bonus and mainly provide for payments only upon a double (not single) trigger. We added double trigger change in control provisions in our equity award agreements for equity awards in 2019 and going forward.

No Payment of Dividends on Unvested Equity We do not pay dividend or dividend equivalents while executive RSUs are unvested.

Clawback Policy We maintain a broad clawback policy that applies to all recent annual or long-term incentive awards for named executive officers and certain other executives.	No Excessive Perks We do not pay excessive perks; our perks are modest, consisting solely of an automobile allowance.

Stock Ownership Policy We maintain stock ownership requirements for our officers and directors.	No Hedging or Pledging Our insider trading policy prohibits short sales, pledging and hedging transactions of our common stock by directors, officers and employees.

Independent Compensation Committee and Consultants

We utilize independent directors with significant experience and knowledge of the drivers of our long-term performance, coupled with independent compensation consultants, retained directly by the Committee, to provide input and recommendations on our executive compensation programs.

Good Board Governance Practices

We maintain a number of shareholder focused Board governance polices, including; (i) an independent Chair who sets the direction of the Board and leads Board meetings, including regularly scheduled meetings of our independent directors, (ii) a majority voting policy for the election of directors in uncontested elections, and require an offer to resign by any incumbent director who does not receive more votes “for” election than “withheld”; and (iii) we have not adopted a stockholder rights plan and do not have a staggered Board. Furthermore, we have made great strides in increasing Board diversity, with diverse members consisting of 40% of the proposed Board slate.

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2022 Compensation Program Overview. Our compensation program seeks to align executive officer compensation with stockholder value creation by both tying compensation to the achievement of measurable financial and long-term strategic business performance objectives, and incentivizing executives’ multi-year retention. Consistent with market practices, a substantial portion of each NEO’s total compensation for 2022 was in the form of equity opportunities that include a mix of time-based and performance metrics, thereby strongly aligning executive compensation with stockholder interests. Overall, the value of executives’ 2022 long-term equity incentive (“LTI”) compensation largely depends on stockholder returns and business performance over time, and target LTI awards continue to comprise the largest portion of the CEO’s total compensation package.

As outlined below, in 2022 our NEOs received options, with value contingent on stock price performance; RSUs, with value contingent on continued employment and stock price performance; and performance units, with value contingent on a combination of the Company’s absolute return on average capital and achievement of operating income metrics. With the exception of base salary, the value of each component of the 2022 executive compensation program is at risk and tied to Company performance, stock price appreciation, or both.

2022 Executive Compensation Program

Component	Description	Fixed or Variable Based on Performance	Primary Value to Stockholder
BASE SALARY	Fixed pay reflecting internal role and competitiveness.	Fixed	Competitive compensation compared to market/retention.
SHORT-TERM INCENTIVE	Annual cash incentive compensation based on meeting pre-approved performance targets.	Variable/Performance-based. Earned only to the extent performance metrics are met.	Motivates executives to drive annual results that positively impact profitability and working capital.
LONG-TERM INCENTIVES
• Stock Options	Right to purchase shares at the closing price on the date of award after the vesting period.	Variable/Performance-based. Valuable to extent stock price increases from the grant date.	Aligns executive compensation with long-term stockholder value creation over, in most cases, a 4-year period.

• Performance Units	Stock awards that vest if Company meets pre-approved absolute return on average capital targets and operating income metrics.	Variable/Performance-based. Earned to the extent performance metrics are met.	Aligns executive compensation with stockholder value creation over a 3-year period.

• Restricted Share Units	Stock awards that vest ratably (except in the case of retention or inducement awards) based on continuous service over a 3-year period.	Variable/Performance-based. Value dependent on the value of stock at the time of vesting.	Aligns executive compensation with stockholder value creation over, in most cases, a 3-year period, plus an embedded retention feature associated with vesting over, in most cases, a 3-year period.

Review of 2022 Say on Pay Advisory Vote

At our 2022 Annual Meeting, our stockholders had the opportunity to provide an advisory vote on the compensation paid to our executive officers, known as a “say on pay” vote. Approximately 91% of the total shares represented at the 2022 Annual Meeting were cast in favor of the compensation provided to our executive officers. The Company has maintained a regular outreach to stockholders by contacting several of its institutional stockholders in order to solicit input on the Company’s Compensation Structure and disclosures. These efforts

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have yielded robust and valuable feedback, much of which, including the desire for increased information and transparency related to the pay-for-performance aspects of our executive compensation, is incorporated in this proxy statement.

Compensation Philosophy

Our philosophy and strategy is to provide performance-based, market-driven compensation to attract and retain the talent needed to implement and achieve the Company’s operational and financial goals. Our program is designed to align the interests of our NEOs with the interests of stockholders by promoting executive accountability and rewarding performance that advances our short- and long-term success. A significant portion of each NEO’s total compensation is tied to the achievement of key quantitative financial performance measures, such as combined business unit operating performance (in the case of our short-term cash incentive compensation), and absolute long-term stock price appreciation, return on investment and operating performance (in the case of our LTI awards).

While compensation will vary relative to the achievement of objective financial performance metrics, the Compensation Committee also considers various subjective factors when setting executive compensation, including the individual’s role, responsibilities, performance, skills, experience and contributions to the Company and stockholder value. We believe consideration of such subjective factors is necessary to ensure we are providing competitive, market-driven compensation, which is critical to attracting and retaining a high performing workforce.

As described in more detail in “Benchmarking Methodology” below, the Compensation Committee evaluates each NEO’s target total compensation, and each individual component of NEO compensation, relative to market data from executives in similar positions from similarly sized companies (based on revenue), which operate in similar industries. This allows the Compensation Committee to assess whether our executives’ compensation is competitive with median and appropriately aligned with our performance relative to market counterparts.

The Compensation Committee is responsible for overseeing the structural design and administration of our executive compensation program. The Compensation Committee believes that our program, while performance-based, is also appropriately structured to mitigate the undertaking of undue risks. Our program is structured so that the cash incentive component is the shorter-term component of a total compensation package that is balanced by longer-term equity components. The Compensation Committee retains discretion to adjust short-term cash incentive compensation in the event of an unanticipated or unearned outcome, which ensures that the Compensation Committee maintains appropriate control over our shorter-term performance-based compensation. Our long-term equity compensation is comprised of several different types of awards that are designed to align the interests of our executives with the long-term interests of our stockholders and the overall success of our Company, while providing sufficient retention benefits for our NEOs in times of market volatility. The Compensation Committee believes that granting different types of equity awards works to limit potential risks associated with the concentration of awards of any one particular type. The Compensation Committee also retains discretion to make adjustments in calculating Company performance under our performance-based equity awards, in particular under our PSU awards. In general, under our PSU awards, the Compensation Committee may make adjustments for extraordinary, unusual or non-recurring events affecting the Company or a peer group company’s performance, to ensure that the performance-based equity awards are functioning appropriately to motivate and reward long-term growth and stockholder value. In addition, the Compensation Committee maintains a clawback policy, which allows recoupment of incentive awards if our financial results are not properly reported and must be restated. For more information about our clawback policy, see the discussion on page 39.

Benchmarking Methodology

Our executive compensation is periodically benchmarked to be competitive with median based on the market data from a comparator group of companies. The Compensation Committee uses benchmarking to assess the competitiveness of our executives’ compensation relative to counterparts in similar companies and to evaluate the appropriateness of our compensation philosophy and strategy. However, benchmarking is not the sole factor considered when the Compensation Committee sets compensation. The Compensation Committee’s final

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decisions on compensation take into consideration various other factors, including a mix of subjective factors, as described above. In consultation with Pay Governance, the Compensation Committee used the following methodology to develop our comparator group:

•	Participation in the 2022 Equilar Executive Compensation Survey database; and

•	Generally, revenue between $500 million and $3 billion, with median revenues of $1.6 billion.

Individual specific compensation studies are completed by compensation consultants at the request of the Compensation Committee. For example, Pay Governance conducted a specific peer review for the CEO in 2020. For 2022 compensation decisions, Pay Governance conducted a specific peer review for all NEO positions in November 2021.

Chart competes for talent in a cross-section of sectors, industries and regions. Accordingly, our “Compensation Peer Group” reflects companies from a cross-section of sectors, industries and regions. The Compensation Peer Group is predominantly comprised of industrial and manufacturing companies, but also contains some commercial and service firms as well. Specifically excluded from this process are industries with unique or non-comparable pay practices believed to be distinctly different from the industries that Chart operates in, such as banking and financial services. See Appendix B for the complete list of the companies comprising our Compensation Peer Group. Beginning with 2021 PSU awards, the Compensation Committee has selected a second compensation peer group for purposes of the TSR modifier contained in such award. This TSR peer group, as set forth on Appendix B, was developed based on the input and recommendation of Pay Governance. The yearly selection of a comparator group is intended to ensure that the data used for benchmarking executive compensation remains robust and flexible, so as to provide relevant, meaningful data as the Company and its market counterparts continue to grow and change. To account for our size relative to the comparator group, the comparator group data is regressed to provide data points indicative of a company with similar revenues to Chart.

Data from the Compensation Peer Group, along with broader market compensation surveys, aided the Committee in determining appropriate base salaries, short- and long-term incentives, and executive target total compensation.

2022 Compensation Decisions

Overall, the Company’s performance-based, market-driven philosophy continued to drive our executive compensation decisions in 2022. As part of its annual process for determining executive compensation, in consultation with Pay Governance, the Compensation Committee evaluated and approved each component of our NEOs’ total target compensation (base salary, annual short-term incentive cash target opportunity and LTI target value). The Compensation Committee reviewed and considered Compensation Peer Group data presented at the 25th, median, and 75th percentiles for target total compensation as well as each component of compensation.

In addition to market data, the Compensation Committee took into consideration various objective and subjective performance factors, including Company performance, combined business unit operating performance, stockholder value, each individual’s responsibilities, skills, experience and contributions to the Company when determining executive compensation (see discussion under “Compensation Philosophy”). The Compensation Committee also considered the recommendations and input of our CEO when establishing target compensation for our other executives (see discussion under “Corporate Governance and Related Matters — Role of Executive Officers in Compensation Decisions”). In analyzing the compensation structure in 2021 and setting compensation for 2022, the Compensation Committee also considered:

•	the experience of the Compensation Committee’s members;

•	prevailing economic conditions and the historical success of the compensation structure in achieving the objectives of our compensation programs;

•

the advantages and disadvantages of our performance-based compensation philosophy and whether that philosophy encourages executive officers to take undue risk in order to meet compensation targets; and

32 - Chart Industries, Inc.	2023 Proxy Statement

•	the input of Pay Governance, including, with respect to the 2022 LTI program, a study prepared by Pay Governance on long-term incentive practices.

As a result of the Compensation Committee evaluating compensation based on the criteria described above, total target compensation for our NEOs may in certain circumstances be above or below the median reference point provided in the market data for our Compensation Peer Group.

For further discussion of the Compensation Committee’s engagement of Pay Governance, see “Corporate Governance and Related Matters — Information Regarding Meetings and Committees of the Board of Directors — Compensation Committee” above.

Elements of Compensation

In line with our compensation philosophy, the Compensation Committee has designed our compensation program to align executive compensation with stockholder value creation by tying compensation to the achievement of measurable long-term business performance goals and incentivizing executives’ multi-year retention. The Compensation Committee determined the appropriate mix and level of short- and long-term incentive compensation using the methodology described above in “2022 Compensation Decisions.” The chart below shows the overall mix of our NEOs’ 2022 target compensation, which is the sum of base salary, short-term annual cash incentive bonus (at target), and long-term incentives (at target).

2022 NEO Target Pay Mix*

*

Target pay mix is shown as a percentage of each NEO’s target total compensation. Mr. Ducote is not included in the table above because he did not have a target pay mix for 2022. This chart is not intended to replace the more detailed compensation information provided in the Summary Compensation Table and throughout the Compensation Discussion and Analysis.

Base Salary. Base salary is a component of fixed compensation that is reviewed annually and adjusted if and when appropriate. Our NEOs’ base salaries are assessed by the Compensation Committee generally before or during the early part of the fiscal year for which the base salary will be effective. The Compensation Committee is responsible for setting the base salary of the CEO, and the Compensation Committee has sole discretion regarding approval or adjustment of any recommendation provided by the CEO with respect to any salary increase given to the other NEOs. In assessing our CEO’s base salary for 2022, as described in “Compensation Decisions” above, the Compensation Committee considered a blend of objective and subjective factors. The objective factors considered by the Compensation Committee included Company performance and the competitiveness of the CEO’s salary relative to a competitive range of base salaries, as established using market data from our Compensation Peer Group. The subjective factors considered by the Compensation Committee included: the CEO’s experience; her contributions to Chart’s financial performance; and, her leadership, effort, and responsibilities in determining and executing Chart’s short- and long-term strategic goals. Base salary decisions with respect to our other NEOs were approved by the Compensation Committee upon recommendation of the CEO. In making her recommendations to the Compensation Committee, the CEO, Ms. Evanko, considered a similar mix of objective and subjective factors, including: Company financial performance; the competitiveness

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of each executive’s compensation relative to a competitive range of base salaries, as established using the market data from our Compensation Peer Group; and each executive’s individual experience, responsibilities, and contributions.

Our NEOs’ current 2022 and 2021 base salaries are listed below. With respect to the continuing NEOs, Ms. Evanko’s base salary increased from $950,000 to $1,000,000, with modest adjustments from $398,353 to $410,303 for Mr. Hotchkiss, $398,406 to $410,358 for Mr. Vinci and $340,000 to $350,200 for Mr. Belling, based on market data and performance in executing our operational and strategic initiatives, and also in light of the Compensation Committee’s evaluation of the various subjective factors described above. Mr. Brinkman received a slightly larger adjustment (from $310,000 to $340,000) from a percentage standpoint due to his new role as Chief Financial Officer. Mr. Ducote’s base salary remained unchanged for 2022 from his 2021 base salary level. Based on market data from our Compensation Peer Group, the Compensation Committee also considered a range of base salaries competitive with median for each NEO. NEO base salaries may vary above or below median based on the subjective, executive-specific factors the Compensation Committee took into consideration when determining to make adjustments to base salary in previous years.

2022 Named Executive Officers

Executive Officers	Position	2022 Annualized Salary($)	2021 Annualized Salary($)
Jillian C. Evanko	CEO and President	1,000,000	950,000
Joseph R. Brinkman	Vice President and Chief Financial Officer(1)	340,000	310,000
Herbert G. Hotchkiss	Vice President, General Counsel and Secretary	410,303	398,353
Gerald F. Vinci	Vice President, CHRO	410,358	398,406
Douglas A. Ducote, Jr.	Chief Technology Officer(2)	294,000	294,000
Joseph A. Belling	Chief Commercial Officer	350,200	340,000

(1)	On October 1, 2021, the Company promoted Joseph R. Brinkman from Vice President and General Manager of Industrial Gas Products (the Company’s largest business) to Chief Financial Officer.

(2)

On January 9, 2023, Mr. Ducote announced his plans to assume a part-time position with the Company through which he will continue to provide support to the Company’s liquification customers, and support the Company’s Chief Executive Officer and executive management team on strategy and innovation matters.

With respect to 2023 salary levels, the Compensation Committee maintained Ms. Evanko’s base salary at $1,000,000 and increased the base salaries of Mr. Brinkman from $340,000 to $374,000, Mr. Hotchkiss from $410,303 to $430,818, Mr. Vinci from $410,358 to $430,876 and Mr. Belling from $350,200 to $360,706 based on market data and performance in executing on the Company’s operational and strategic initiatives.

Short-Term Annual Cash Incentive Award. Short-term annual incentive awards are earned and payable pursuant to the Chart Industries, Inc. Cash Incentive Plan (the “Cash Incentive Plan”). The Cash Incentive Plan is further described on page 46. Consistent with our performance-based compensation philosophy, short-term incentive compensation is a key component of the NEOs’ total compensation package. Depending on the extent to which we achieve our annual financial and strategic performance goals, the NEOs’ annual cash incentive awards can represent a significant portion of each executives’ total compensation.

2022 STI Program. With regard to our short-term annual cash incentive program for 2022 NEO compensation (“2022 STI Program”), consistent with the Compensation Committee’s process in previous years, at the beginning of 2022, the Compensation Committee set each executive’s target incentive bonus opportunity, expressed as a percentage of base salary (the “Base Target”).

In determining actual payouts to NEO’s for 2022, as in prior years, the Compensation Committee determined 2022 consolidated operating income performance under a bonus pool funding program (the “Bonus Pool”), and then applied financial and strategic operating performance metrics consistent with performance metrics established under the Cash Incentive Plan applicable to other Plan participants. As in recent years, the

34 - Chart Industries, Inc.	2023 Proxy Statement

Compensation Committee used consolidated operating income as a financial performance metric and also utilized SOEG. As the Committee began utilizing in 2020, and to more closely align NEO compensation with those measurements that the Compensation Committee believes best reflect the performance of the Company’s business and operations, the Compensation Committee also again used a consolidated free cash flow performance metric, replacing the prior working capital metric. This free cash flow metric represents 25% of the STI weight. SOEG metrics (which represent 20% of the STI weight) are intended to motivate individuals to drive annual results that align with the Company’s strategic operational goals (including ESG-related goals, as discussed elsewhere herein, which represent 25% of the SOEG metrics), and it allows the Compensation Committee to reward employees for certain qualitative factors that contributed to the achievement of our strategic business goals.

The 2022 STI Program continued prior years’ practice of threshold performance level payouts under the financial performance metrics at 50%, with payouts at maximum performance levels at 180%. The financial performance metrics have performance levels at threshold, target and maximum. Finally, no STI award is paid if threshold performance is not achieved and there is no STI payout for achievement of the SOEG metric unless threshold performance levels for the other performance metrics are met. The 2022 STI financial and SOEG performance metrics, the weight of each metric, the threshold, target and maximum performance levels, as well as the payout (after adjusting operating income targets to increase the target performance metrics to reflect significant revenues in 2022 from large LNG projects) at each level are listed in the table below:

Financial Performance Metrics	Threshold (50%)	Target (100%)	Maximum (200%)
Operating Income, as adjusted (weight 55%)	$190.8 million	$238.5 million	$286.2 million
Consolidated Free Cash Flow (weight 25%)	$130.6 million	$163.3 million	$195.9 million

Strategic Performance Metric	Threshold (0%)	Target (100%)	Maximum
SOEG (weight 20%)	Did not meet expectations	Met or exceeded expectations	N/A

Financial Performance Metrics. The Compensation Committee set rigorous financial performance levels for the Company in 2022, with threshold performance targets set at a midpoint of what the Company considered acceptable performance when the targets were set.

Strategic and Operational Performance Metrics. Performance under the SOEG metric is related to each employee’s scope of responsibility and the Company’s strategic business objectives related to that scope. Our SOEG metrics are largely derived from the Company’s annual strategic plan and are based on the short-term performance goals that our Board and management believe drive long-term stockholder value; for example, delivering on the financial plan, implementation of a robust talent development and succession planning process, improvement of operational efficiencies, achieving synergies and efficiencies associated with recently consummated acquisitions, pragmatic risk management, and continued development of a diversified product portfolio. The Compensation Committee established our CEO’s SOEG metric, and the CEO recommended, and the Compensation Committee approved, the SOEG metrics for each of the other NEOs. SOEG metrics are intended to be challenging based on the Company’s anticipated growth opportunities and our strategic and operational goals for the coming year. SOEG metrics may be both qualitative and quantitative, and may vary for each NEO, depending on his or her role and responsibilities.

Consistent with the Company’s commitment to its Nexus of Clean™ program and its emphasis on global responsibility and ESG initiatives, in 2022, ESG-related goals represented 25% of the SOEG metric for each NEO and are measurable related to reduction of greenhouse gas (“GHG”) emissions.

2022 STI Program Results. In determining annual incentive awards for 2022, the Compensation Committee determined the extent of our performance under the Bonus Pool operating income and consolidated free cash flow performance metrics; and, using its negative discretion under the Cash Incentive Plan, whether and to what extent each of the financial and SOEG performance metrics were satisfied for 2022. As described above, the

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Compensation Committee then adjusted upward the operating income and free cash flow metrics to reflect large LNG projects during the year. Large LNG projects are those greater than a specified million tonnes per annum threshold.

The Compensation Committee considered our actual performance against the financial performance targets set by the Compensation Committee and the Board for 2022, noted in the table above. The Compensation Committee adjusted actual results to exclude unusual items in accordance with the terms of the Cash Incentive Plan, which allows for adjustments for the following events that may occur during the performance period, including: (i) asset gains or losses; (ii) litigation, claims, judgments or settlements; (iii) expenses for reorganization and restructuring programs; and (iv) any extraordinary, unusual, non-recurring or non-cash items. Importantly, despite unique and globally seen challenges in the supply chain and raw material prices, the Compensation Committee did not adjust STI targets or actual results due to the negative impact on gross margins caused by the macroeconomic factors impacting the supply chain and raw material prices. The adjusted results for our 2022 financial performance metrics were as follows:

Financial Performance Metrics	Actual Result	% of Target Achieved
Operating Income, as adjusted (weight 55%)	$189.0 million	79.3%
Consolidated Free Cash Flow (weight 25%)	$108.2 million	66.3%

With respect to 2022 performance, the Company achieved threshold performance for operating income (representing 27.5% of the STI payout) but did not achieve the threshold level for consolidated free cash flow (and thus no payout for this metric). When determining the amount payable to non-director NEOs for achievement of SOEG goals, the Compensation Committee considers each NEO’s individual performance relative to his or her personal SOEG metric, and the recommendation of the CEO with regard to performance of other NEOs. The CEO’s SOEG performance is determined by the Compensation Committee and the independent members of the Board based on their assessment of the CEO’s performance relative to the CEO’s SOEG goal. Each of the NEOs achieved their SOEG goals (representing 20.0% of the STI payout). Thus, the total payout under the STI was 47.5% of target. The following table summarizes the total STI payout opportunities available to each continuing NEO upon satisfaction of threshold, target, and maximum performance levels, as well as the actual STI payments each NEO received for fiscal 2022.

	Annual Incentive Threshold(1)		Annual Incentive Target		Annual Incentive Maximum		Actual 2022 Annual Incentive Payout

	% of Base Salary	Amount ($)	% of Base Salary	Amount ($)	% of Base Salary	Amount ($)	% of Base Salary	Amount ($)
Jillian C. Evanko	0%	—	120%	$1,200,000	216%	$2,160,000	57%	$570,000
Joseph R. Brinkman	0%	—	60%	$204,000	108%	$367,200	29%	96,900
Herbert G. Hotchkiss	0%	—	70%	$287,212	126%	$516,982	33%	136,426
Gerald F. Vinci	0%	—	70%	$287,251	126%	$517,051	33%	136,444
Douglas A. Ducote, Jr.(2)	0%	—	65%	$191,100	117%	$343,980	0%	—
Joseph A. Belling	0%	—	70%	$245,140	126%	$441,252	33%	116,441

(1)

No payout is made for performance below threshold performance levels. Awards are interpolated on a straight-line basis for performance levels between threshold and target and between target and maximum performance levels.

(2)	Mr. Ducote did not receive a payout due to his assumption of a part-time position with the Company.

Ms. Evanko’s and Messrs. Hotchkiss, Vinci and Belling’s annual incentive target for 2023 remain unchanged, with Mr. Brinkman’s STI value as a percentage of base salary increasing to 70% in recognition of his role as Chief Financial Officer.

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Long-Term Equity Incentive Compensation. The third component of Chart’s executive compensation program is long-term equity incentive (LTI) awards. Equity-based compensation is an important component of our overall compensation strategy. The Compensation Committee uses LTI compensation to attract and retain talent, and to align the interests of our executives with the interests of our stockholders. LTI awards are designed to motivate NEOs to assist the Company both in achieving a high level of long-term performance and in creating stockholder value, while also discouraging the undertaking of undue short-term risks.

The Compensation Committee monitors and evaluates the performance of LTI awards against the Compensation Committee’s overall compensation philosophy, and to determine whether LTI awards are effectively serving Chart’s long-term compensation goals and aligning NEO compensation with stockholder interests.

In 2022 our NEOs received LTI awards comprised of a mix of stock options, RSUs and PSUs. Consistent with its goal of providing competitive market-based compensation, the Company’s target total compensation mix approximates median in the overall blend of LTI and short-term cash compensation. The Compensation Committee made awards with target LTI compensation levels approximating percentages of each continuing NEO’s base salary as follows:

	2022 Annualized Base Salary($)(1)	Target LTI Value as % of Base Salary	Target LTI Value($)
Jillian C. Evanko	$1,000,000	431%	$4,310,000
Joseph R. Brinkman	$ 340,000	70%	$ 238,000
Herbert G. Hotchkiss	$ 410,303	100%	$ 410,303
Gerald F. Vinci	$ 410,358	100%	$ 410,358
Douglas A. Ducote, Jr.	$ 294,000	45%	$ 132,300
Joseph A. Belling	$ 350,200	100%	$ 350,200

(1)

Annualized Base Salary is calculated based on the base salary for the executive as of the end of the 2022 fiscal year. For the actual base salary earned by the executive for 2022, please see the “2022 Summary Compensation Table.”

(2)	For 2023, recognizing his role as Chief Financial Officer, the Compensation Committee has revised Mr. Brinkman’s target LTI value as a percentage of base salary to 100%.

Consistent with the process described in “Compensation Decisions” above, the Compensation Committee considered a mix of objective and subjective performance factors to determine the overall mix and target value of 2022 LTI compensation for our NEOs. The Compensation Committee considered input from Pay Governance, prevailing valuation methodologies, the expected value of the respective awards at varying grant levels, the competitiveness of each executive’s long-term compensation package at varying grant levels relative to market data from our Compensation Peer Group, the impact of changes in the stock price, stockholder value, and individuals’ responsibilities, skills, pay history, experience and contributions to the Company.

The target long-term incentive mix for NEOs in 2022 remained 30% options, 30% RSUs and 40% PSUs. This mix of awards going forward will also be used for fiscal 2023.

The following paragraphs further describe the LTI compensation awarded to our executive officers under the Omnibus Equity Plan in 2022.

Stock Options. Stock option awards are made annually at the discretion of the Compensation Committee. Our options generally vest ratably over a four-year period and expire ten years from the grant date, unless in either case the Compensation Committee determines otherwise. Continued service of the executive is required during the vesting period, except in the case of death, disability or retirement.

In our 2022 fiscal year, on January 3, 2022, we awarded the following number of non-qualified stock options to our NEOs at an exercise price of $153.81 per share: (i) Ms. Evanko, 13,060, (ii) Mr. Brinkman, 720, (iii) Mr. Hotchkiss, 1,240, (iv) Mr. Vinci, 1,240, (v) Mr. Ducote, 400 and (vi) Mr. Belling, 1,060.

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For a description of grant date fair values related to stock options granted to our NEOs in 2022, and related valuation assumptions, see note 4 to the 2022 Summary Compensation Table. The exercise price of each award is the closing share price of our Common Stock on the date the options were granted.

Performance Share Units. PSU awards are granted at the discretion of the Compensation Committee and vest based on the attainment of objective, predefined financial performance goals over a three-year performance period. For each performance period the Compensation Committee establishes threshold, target, and maximum performance levels, together with corresponding payout amounts. Awards at the end of the three-year performance period are interpolated on a straight-line basis for performance levels between threshold and target and between target and maximum performance levels. Each earned performance unit represents the right to receive one share of our Common Stock.

For the 2022 fiscal year, on January 3, 2022, we granted the following number of performance units to our NEOs (reflecting performance at 100% target): (i) Ms. Evanko, 9,370, (ii) Mr. Brinkman, 510, (iii) Mr. Hotchkiss, 890, (iv) Mr. Vinci, 890, (v) Mr. Ducote, 280 and (vi) Mr. Belling, 760.

PSU awards are an important component of our long-term equity incentive awards because their value is not based on stock price alone. The 2022 PSU awards vest based on the achievement of ROIC and operating income targets (each weighted at 50%) over the three-year performance period. The Compensation Committee believes ROIC is an effective incentive to promote stockholder value creation while providing meaningful incentives to our executives for achievement of good financial performance.

The PSUs granted in 2022 may be earned in a range between 50%, 100% and 240% of the number of target performance units granted to each NEO, based on whether our performance meets the minimum performance threshold, meets the 100% target, or meets or exceeds the maximum target level for the performance period, respectively. The threshold, target and maximum ROIC performance metrics for the 2022 performance period were 9.1%, 11.1%, and 14.1%, respectively, with upward adjustments by formula to increase the target performance metrics to reflect revenue from large LNG projects. Operating income is calculated based on the sum of the last twelve months of total sales less cost of sales and operating expenses (and excluding certain nonrecurring items). As with ROIC metrics, upward adjustments to the target will be made for large LNG projects. The performance targets with respect to the operating income measure were set at levels that were believed to represent, when they were set, significant performance that would involve some difficulty at the threshold level, substantially increased difficulty at the target level and significant difficulty at the maximum level, and, in each case, were higher than the comparative STI targets.

In 2022, PSU awards also contained a Total Shareholder Return (TSR) modifier, which adjusted the potential payout by 20%, upward or downward, depending upon the Company’s TSR relative to a comparative group. However, no upward adjustment to the potential payout may be made unless the Company’s TSR over the performance period is greater than zero.

For a description of the grant date fair values related to performance units granted to our executive officers in 2022, as well as related valuation assumptions, see the 2022 Summary Compensation Table and note 3 to that table.

Restricted Share Units. Each RSU represents the right to receive one share of our Common Stock. RSU awards generally vest ratably, based on the continued service of the executive, over a period of either three or five years, beginning on the first anniversary of the grant date. RSUs were granted in 2022 to provide a meaningful retention feature in our long-term incentive program that, as discussed above, has during prior periods of depressed stock performance primarily driven by cyclical industry conditions, not provided the intended retention value.

For the 2022 fiscal year, on January 3, 2022, the Compensation Committee approved grants of the following number of RSUs to our NEOs: (i) Ms. Evanko, 7,030 three-year RSUs, (ii) Mr. Brinkman, 380 three-year RSUs and 4,070 five-year RSUs, (iii) Mr. Hotchkiss, 660 three-year RSUs and 2,710 five-year RSUs, (iv) Mr. Vinci, 660 three-year RSUs and 2,710 five-year RSUs, (v) Mr. Ducote, 210 three-year RSUs and (vi) Mr. Belling, 570 three-year RSUs and 4,070 five-year RSUs.

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In addition, on August 24, 2022, the Compensation Committee approved grants of 1,730 RSUs to each of Mr. Vinci and Mr. Brinkman. These RSUs vest, based on the continued service of the executive, in their entirety on the third anniversary of their grant date.

Deferred Compensation. The Company maintains the Chart Industries, Inc. Voluntary Deferred Income Plan (the “Deferred Income Plan”), which is intended to make our retirement plan benefits competitive relative to peers. The Deferred Income Plan provides benefits to certain of our management and highly compensated employees, including our NEOs, not otherwise available under our tax-qualified 401(k) Investment and Savings Plan (the “Savings Plan”) due to statutory limitations. Pursuant to the Deferred Income Plan, participants may defer up to 100% of base salary and annual bonus, and all participant deferrals are fully vested automatically. In addition, we make profit-sharing contributions and provide matching on the amounts deferred. Profit-sharing contributions and matching amounts made prior to January 1, 2020 are vested fully after five years of service by the participant. On and after January 1, 2020, such amounts shall vest in accordance with the Savings Plan vesting schedule for profit-sharing contributions and matching contributions.

In 2022, the Deferred Income Plan resulted in the following Company matching and profit sharing contributions for certain of our NEOs: (i) Ms. Evanko, $27,800, (ii) Mr. Brinkman, $1,400, (iii) Mr. Hotchkiss, $4,212, (iv) Mr. Vinci, $4,214 and (v) Mr. Belling, $1,808. Based on elections made by our executive officers for 2023, we expect that the Deferred Income Plan will result in the following Company matching and profit sharing contributions for our executive officers for 2023: (i) Ms. Evanko, $49,600, (ii) Mr. Brinkman, $5,636, (iii) Mr. Hotchkiss, $9,490, (iv) Mr. Vinci, $9,493 and (v) Mr. Belling, $5,886. The amounts that we contribute to the Deferred Income Plan on behalf of the executive officers are equal to the amounts that would have been contributed to the executive officers’ accounts under the Savings Plan, based on their elections under the Savings Plan, but for certain regulations under the Internal Revenue Code that limit the amount that may be contributed to a tax-qualified plan in any one year. To the extent their contribution elections change under the Savings Plan or other circumstances change, the 2023 amounts may vary from the amounts presented above.

The terms of our Deferred Income Plan are described beginning on page 52 in the 2022 Nonqualified Deferred Compensation Table.

Other Benefits and Perquisites. Executive officers are eligible to participate in all of our employee benefit plans, including our Savings Plan, and group health, life and disability insurance plans, on the same basis as those benefits are generally made available to all other employees of the Company. The sole perquisite we provide participating executive officers is an automobile allowance.

Other Compensation Policies

Stock Ownership Guidelines. We maintain stock ownership guidelines for our senior executives as part of our executive compensation program. Ownership guidelines for our NEOs are intended to be administered and reviewed periodically by the Compensation Committee. The stock ownership level of our Common Stock for our CEO is a multiple of five times her base salary. The ownership guideline for our other executive officers is two times current base salary, and for our directors the multiple is four times their annual cash retainer. Executives who do not meet the guidelines are expected to satisfy them within five years, and directors are expected to meet the guidelines within four years of becoming a member of the Board. As of March 28, 2023, each NEO had satisfied or was on track to meet our stock ownership guidelines and all of our directors meet or are on track to meet the ownership guidelines within 48 months of their tenure on our Board.

Clawback Policy. Effective January 1, 2015, the Compensation Committee adopted a Policy on Recoupment of Incentive Compensation, or a “clawback policy.” In general, the policy requires our NEOs and certain other executives to return annual or long-term incentive awards, the performance or amount of which is tied to a financial performance measurement, if our financial results are subsequently restated. The policy requires the return of these awards or shares that exceed the amount that would have been received if the financial results had been properly reported.

Certain Transactions in Company Stock — Hedging and Pledging Activities. Our Insider Trading Policy prohibits our directors, officers and employees from engaging in various hedging activities, including any transaction

2023 Proxy Statement	Chart Industries, Inc. - 39

involving a put, call or other option (other than an option granted by us) on our securities. Directors, officers, and employees are specifically prohibited from selling our securities that he or she does not own (i.e., he or she may not “sell short”). Furthermore, our Insider Trading Policy expressly prohibits our directors, officers and employees who are subject to trading windows under our Insider Trading Policy from holding Company securities in margin accounts or otherwise pledging our securities as collateral for loans.

Effective February 2016, the Board approved an amendment to the Insider Trading Policy to solidify our prohibition against hedging activities. Although the Board had never done so, prior to the amendment, the Board or a Committee of the Board had discretionary authority to pre-approve a hedging transaction that was otherwise prohibited under the policy. In February 2016, the Insider Trading Policy was amended to eliminate this discretionary authority regarding hedging transactions.

Tax Considerations. While the annual cash bonus opportunity as well as the award of stock options and performance units have historically been designed to satisfy the requirements for deductible compensation, the Compensation Committee also believes that the tax deduction is only one of several relevant considerations in setting compensation. Accordingly, the Compensation Committee is permitted to and will continue to exercise discretion in those instances where achieving the desired flexibility in the design and delivery of compensation will result in compensation that in certain cases is not deductible for federal income tax purposes. As part of the Tax Cuts and Jobs Act (the “Tax Reform Act”), the ability to rely on the performance-based compensation exception under Section 162(m) was eliminated. In addition, the limitation on deductibility generally was expanded to include all NEOs by the Tax Reform Act, and the American Rescue Plan Act of 2021 expands this limitation on deductibility to cover the next five highest compensated employees other than NEOs. As a result, and subject to certain grandfathered provisions, we cannot deduct any compensation paid to our NEOs in excess of $1 million. The Compensation Committee made certain revisions to its procedures in response to the elimination of Section 162(m) and continues to assess the impact of the amendments to Section 162(m) to determine what adjustments to our executive compensation practices, if any, it considers appropriate.

Severance and Change in Control Payments. The Compensation Committee believes employment agreements assist us in attracting and retaining executive talent and that change in control provisions are appropriate to help ensure continuity of management during a potential change in control. In 2022, the Company was party to employment agreements with Ms. Evanko, Mr. Hotchkiss and Mr. Vinci and a severance agreement with Mr. Brinkman, and each such agreement contains a severance and change in control provision. More information about these agreements is provided in the sections “Employment Agreements, Severance Agreement, Retention Agreement and Retirement Agreement” and “Other Potential Post-Employment Payments.”

40 - Chart Industries, Inc.	2023 Proxy Statement

2022 SUMMARY COMPENSATION TABLE

The following table and related notes and discussion are presented in accordance with SEC rules and summarize the compensation earned by each named executive officer for fiscal years 2022, 2021 and, where required, 2020.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
Jillian C. Evanko (President, Chief Executive Officer, and Chief Financial Officer)	2022	$1,000,000	$—	2,630,332	$2,008,759	$570,000	$ 51,715	$6,260,806
	2021	950,000	—	3,431,522	2,785,003	—	55,991	7,222,516
	2020	950,000	400,000	2,462,352	2,219,488	778,956	85,481	6,896,277

Joseph R. Brinkman (Vice President and Chief Financial Officer)	2022	$340,000	$—	$1,119,872	$110,743	$96,900	$ 13,600	$1,681,115
	2021	252,246	—	235,636	74,598	—	14,727	577,207
			—

Herbert G. Hotchkiss (Vice President, General Counsel and Secretary)	2022	$410,303	$—	$665,477	$190,724	$136,426	$ 25,679	$1,428,609
	2021	398,353	—	397,857	323,259	—	35,606	1,155,075
	2020	386,750	50,000	316,480	285,520	201,802	35,680	1,276,232

Gerald F. Vinci (Vice President, Chief Human Resources Officer)	2022	$410,358	$—	$1,016,581	$190,724	$136,444	$ 23,082	$1,777,189
	2021	398,406	—	397,857	324,443	—	35,325	1,156,031
	2020	386,802	50,000	316,480	285,520	201,829	35,633	1,276,264

Douglas A. Ducote, Jr. (Chief Technology Officer)	2022	$294,000	$—	$78,590	$61,524	$—	$ 21,800	$455,914
	2021	671,788	—	427,442	106,569	—	20,854	1,226,653

Joseph A. Belling (Chief Commercial Officer)	2022	$350,200	$—	$839,322	$163,039	$116,441	$ 21,584	$1,490,586
	2021	340,000	1,000	355,934	193,008	—	20,945	910,887

(1)

Ms. Evanko received increases in her base salary for 2022 and 2020. Mr. Hotchkiss received increases in his base salary in 2022, 2021 and 2020. Mr. Vinci received increases in his base salary for 2022, 2021 and 2020. Mr. Brinkman received an increase to his base salary in 2022. Mr. Ducote did not receive an increase to his base salary in 2022, but his 2021 salary reflects $377,788 in sales commissions and his base salary of $294,000. Mr. Belling received an increase to his base salary in 2022.

(2)	For Ms. Evanko, Mr. Hotchkiss and Mr. Vinci, the “Bonus” amounts for 2020 represent additional bonuses. For Mr. Belling, the “Bonus” amount for 2021 represents an additional bonus.

(3)

“Stock Awards” consists of PSU awards and RSU awards. Each 2022, 2021 and 2020 award was granted under our Omnibus Equity Plan, pursuant to PSU and RSU agreements, and each is subject to pre-determined performance requirements, transfer restrictions, and other restrictions, as specified in each such agreement. Each performance unit represents the right to receive one share and awards may be earned in the range of 50% to 200% of the award amount. The PSU awards vest based on a measure of return on investment and a combination of return on investment and operating income metrics. The 2020 awards are measured over a performance period ending December 31, 2022, the 2021 awards are measured over a performance period ending December 31, 2023 and the 2022 awards are measured over a performance period ending December 31, 2024. The RSU awards, which were granted to NEOs in 2020, 2021, and 2022, vest ratably over either three- or five-year periods from the date of grant, as more fully described herein.

The dollar values shown in the Stock Awards column above represent the aggregate grant date fair value of PSU awards (for 2022, 2021 and 2020 for Ms. Evanko Mr. Hotchkiss and Mr. Vinci; and for 2022 and 2021 for Mr. Brinkman, Mr. Ducote and Mr. Belling), and RSU awards (for 2022, 2021 and 2020 for Ms. Evanko, Mr. Hotchkiss and Mr. Vinci; and for 2022 and 2021 for Mr. Brinkman, Mr. Ducote and Mr. Belling), in each case as calculated in accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 718, “Compensation — Stock Compensation.” For the PSU awards, grant date fair value was calculated using the closing stock price on the date of grant ($68.80 on January 2, 2020, $118.41 on January 4, 2021 and $153.81 on January 3, 2022). Grant date fair value for the RSU awards was calculated using the closing stock price on the date of grant ($68.80 on January 2, 2020, $118.41 on January 4, 2021

2023 Proxy Statement	Chart Industries, Inc. - 41

and $165.32 on January 3, 2022). The grant date fair value of the PSU awards reflects the relative TSR provisions of such awards and assumes that target performance is achieved and that vesting occurs at the 100% level. See the tables below for the award grant date fair value if maximum performance levels are achieved with PSU awards vesting at the 200% level for awards granted in 2020 and at 240% level for awards granted in 2022 and 2021.

	Performance Units

	Grant Date	Number of Units	Grant Date Fair Value at Maximum Performance Levels(a)

Jillian C. Evanko	1/3/2022	9,370	$3,717,716

	1/4/2021	16,560	$4,706,087

	1/2/2020	20,450	$2,813,920

Joseph R. Brinkman	1/3/2022	510	$202,352

	1/4/2021	450	$127,883

Herbert G. Hotchkiss	1/3/2022	890	$353,124

	1/4/2021	1,920	$545,633

	1/2/2020	2,630	$361,888

Gerald F. Vinci	1/3/2022	890	$353,124

	1/4/2021	1,920	$545,633

	1/2/2020	2,630	$361,888

Douglas A. Ducote, Jr.	1/3/2022	280	$111,095

	1/4/2021	640	$181,878

Joseph A. Belling	1/3/2022	760	$301,544

	1/4/2021	1,150	$326,812

(a)

The 2020 PSU awards granted on January 2, 2020 vested at 83.7%. PSU awards vest based on the achievement of certain performance-based metrics. The actual values of the award at any point in time until the expiration of the relevant performance period, as well as the ultimate value of the award, may be greater (subject to the maximum values presented in this footnote) or less than the values presented in the Summary Compensation Table and related footnotes, based on the terms of the awards and performance at that time.

(4)

2022, 2021 and 2020 stock option awards were granted pursuant to our Omnibus Equity Plan. Stock option awards become exercisable annually and ratably over four years after the date of grant. Each NEO employed by the Company on January 3, 2022, January 4, 2021 and January 2, 2020, respectively, received a stock option award on that date. The amounts reported in the Option Awards column represent the aggregate grant date fair value of stock options granted in the applicable fiscal year, as calculated in accordance with FASB ASC Topic 718, “Compensation — Stock Compensation.” The following assumptions were used in calculating the amounts listed:

•

The fair value of the options granted on January 2, 2020 was estimated using the Black-Scholes option pricing model with the following weighted average assumptions: risk-free interest rate of 1.66 percent; dividend yields of 0.0 percent; volatility factor of the expected market price of our Common Stock of 46.60 percent; and a weighted average expected life of 4.80 years for the options.

•

The fair value of the options granted on January 4, 2021 was estimated using the Black-Scholes option pricing model with the following weighted average assumptions: risk-free interest rate of 0.33 percent; dividend yields of 0.0 percent; volatility factor of expected market price of our Common Stock of 53.10 percent; and a weighted average expected life of 4.73 years for the options.

•

The fair value of the options granted on January 3, 2022 was estimated using the Black-Scholes option pricing model with the following weighted average assumptions: risk-free interest rate of 1.32 percent; dividend yields of 0.0 percent; volatility factor of expected market price of our Common Stock of 51.2 percent; and a weighted average expected life of 4.70 years for the options.

42 - Chart Industries, Inc.	2023 Proxy Statement

(5)

Reflects amounts of non-equity incentive compensation earned under the Cash Incentive Plan in 2020, 2021, and 2022. The Compensation Committee determined that (i) our financial and strategic performance in 2020 achieved a weighted level of 74.5% of our 2020 performance measures, with the Compensation Committee making a discretionary adjustment for 2020 SOEG achieved, such that each executive was determined to have reached 50% of their target SOEG goals (however, each of Ms. Evanko, Mr. Hotchkiss and Mr. Vinci received a discretionary bonus in 2020 which offset this adjustment; see note (2) above), (ii) no STI awards were made for 2021 for Ms. Evanko, Mr. Brinkman, Mr. Hotchkiss, Mr. Vinci, Mr. Ducote or Mr. Belling in light of our financial and strategic performance and (iii) our financial and strategic performance in 2022 achieved a weighted level of 47.5% of our 2022 performance measures. As discussed in “Elements of Compensation — Annual Short-Term Cash Incentive Award,” in 2020, 2021, and 2022, 20% of each NEO’s STI award was based on achievement of a pre-determined, individual SOEG goal. STI compensation as a percentage of salary can vary for each NEO based on the level of achievement of his or her respective strategic and operational goal.

(6)

“All Other Compensation” includes, for each NEO, the aggregate incremental actual cost to the Company for the benefit listed. The following table outlines those perquisites, other personal benefits and all other compensation received by each NEO.

	Year	Perquisites ($)(a)	Company Contributions to Benefit Plans ($)(b)	Other ($)	Total ($)

Jillian C. Evanko	2022	$12,000	$39,715	$—	$51,715

	2021	12,000	43,991	—	$55,991

	2020	12,462	73,019	—	$85,481

Joseph R. Brinkman	2022	$—	$13,600	$—	$13,600

	2021	—	14,727	—	14,727

Herbert G. Hotchkiss	2022	$9,600	$16,079	$—	$25,679

	2021	9,600	26,006	—	35,606

	2020	9,969	25,711	—	35,680

Gerald F. Vinci	2022	$9,600	$13,482	$—	$23,082

	2021	9,600	25,725	—	35,325

	2020	9,969	25,664	—	35,633

Douglas A. Ducote, Jr.	2022	$9,600	$12,200	$—	$21,800

	2021	9,600	11,254	—	20,854

Joseph A. Belling	2022	$9,750	$11,834	$—	$21,584

	2021	9,750	11,195	—	20,945

(a)	With the exception of Mr. Brinkman, each NEO received an automobile allowance, which is reflected in this column.

(b)

Includes 401(k) plan matching and other contributions made by the Company for each NEO. The Company’s contributions in 2022 under the Deferred Income Plan were $27,800, $1,400, $4,212 and $4,214 for Ms. Evanko, Mr. Brinkman, Mr. Hotchkiss and Mr. Vinci, respectively. See the 2022 Nonqualified Deferred Compensation Table for more information about each NEO’s Deferred Income Plan contributions. The Company’s contributions in 2022 under the 401(k) plan were $11,915, $12,200, $11,867, $9,268, $12,200 and $11,834 for Ms. Evanko, Mr. Brinkman, Mr. Hotchkiss, Mr. Vinci, Mr. Ducote and Mr. Belling, respectively.

2023 Proxy Statement	Chart Industries, Inc. - 43

2022 GRANTS OF PLAN-BASED AWARDS TABLE

The following table and related discussion summarizes grants of equity and non-equity incentive compensation awards provided to our NEOs for our 2022 fiscal year, presented in accordance with SEC rules.

Name	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units(#)	All Other Option Awards: Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(2)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Jillian C. Evanko	1/3/2022	(3)				4,685	9,370	22,488				$1,549,048
	1/3/2022	(4)							7,030			1,081,284
	1/3/2022	(5)								13,060	$153.81	2,008,759
			—	$1,200,000	$2,160,000

Joseph R. Brinkman	1/3/2022	(3)				255	510	1,224				$84,313
	1/3/2022	(4)							380			58,448
	1/3/2022	(4)							4,070			626,007
	1/3/2022	(5)								720	$153.81	110,743
	8/24/2022	(4)							1,730			351,104
			—	$204,000	$367,200

Herbert G. Hotchkiss	1/3/2022	(3)				445	890	2,136				$147,135
	1/3/2022	(4)							660			101,517
	1/3/2022	(4)							2,710			416,825
	1/3/2022	(5)								1,240	$153.81	190,724
			—	$287,212	$561,982

Gerald F. Vinci	1/3/2022	(3)				445	890	2,136				$147,135
	1/3/2022	(4)							660			101,517
	1/3/2022	(4)							2,710			416,825
	1/3/2022	(5)								1,240	$153.81	190,724
	8/24/2022	(4)							1,730			351,104
			—	$287,251	$517,051

Douglas A. Ducote, Jr.	1/3/2022	(3)				140	280	672				$46,290
	1/3/2022	(4)							210			32,300
	1/3/2022	(5)								400	$153.81	61,524
			—	$191,100	$343,980

Joseph A. Belling	1/3/2022	(3)				380	760	1,824				$125,643
	1/3/2022	(4)							570			87,672
	1/3/2022	(4)							4,070			626,007
	1/3/2022	(5)								1,060	$153.81	163,039
			—	$245,140	$441,252

(1)

These columns show the potential payouts for each NEO based on performance goals set in the first quarter of 2022 under the Cash Incentive Plan for fiscal year 2022. Detail regarding the actual award payouts for 2022 under the Cash Incentive Plan is reported in the 2022 Summary Compensation Table and is included in the Compensation Discussion and Analysis above.

(2)	The values included in this column represent the grant date fair value of stock and option awards computed in accordance with FASB ASC Topic 718, “Compensation — Stock Compensation.”

(3)	PSU awards granted pursuant to the Omnibus Equity Plan. Detail regarding the PSU awards is reported in the 2022 Summary Compensation Table and is included in the Compensation Discussion and Analysis.

(4)	RSU awards granted pursuant to the Omnibus Equity Plan. Detail regarding the RSU awards is reported in the 2022 Summary Compensation Table and is included in the Compensation Discussion and Analysis.

44 - Chart Industries, Inc.	2023 Proxy Statement

(5)

Nonqualified stock options granted pursuant to the Omnibus Equity Plan. These options vest with respect to one-fourth the total number of common shares underlying the stock options on each of the first four anniversaries of the grant date.

Employment Agreements, Severance Agreement and Retention Agreement

The Company is party to employment agreements with Ms. Evanko, Mr. Hotchkiss and Mr. Vinci (collectively, the “Employment Agreements”), an amended and restated severance agreement with Mr. Brinkman (the “Severance Agreement”) and a retention agreement with Mr. Ducote (the “Retention Agreement”).

Term. The Employment Agreements for Ms. Evanko, Mr. Hotchkiss and Mr. Vinci provide for an initial two-year term of employment, which automatically renews for additional one-year periods. In the event of a change in control, the Employment Agreements provide for an automatic three-year extension of the employment term.

Base Salary and Benefits. During the employment term, each of Ms. Evanko, Mr. Hotchkiss and Mr. Vinci is entitled to receive at least the base salary as provided in the Employment Agreements, together with the right to participate in the Company’s employee benefit plans, including health, life, and disability insurance, retirement, deferred compensation and fringe benefits, as well as any incentive and equity compensation plans, in effect from time to time, on the same basis as such plans are made available to the Company’s other senior executives. Under the Employment Agreements, Ms. Evanko, Mr. Hotchkiss and Mr. Vinci are entitled to receive a monthly automobile allowance. The monthly automobile allowances for 2022 were as follows: (i) Ms. Evanko, $12,000; (ii) Mr. Hotchkiss, $9,600 and (iii) Mr. Vinci, $9,600.

Separately, Mr. Ducote and Mr. Belling have monthly automobile allowances of $9,600 and $9,750, respectively. Mr. Brinkman does not have an automobile allowance.

The 2022 base salaries for each of our NEOs are set forth in “Compensation Discussion and Analysis — Elements of Compensation — Base Salary.”

Annual Incentive Compensation. During the employment term, pursuant to the Employment Agreements each of Ms. Evanko, Mr. Hotchkiss and Mr. Vinci is eligible to receive an annual bonus (an “Annual Bonus”) of up to one hundred eighty percent (180%) of a target amount designated for each executive, which target amount is based upon a percentage of such executive’s annual base salary. The Employment Agreements do not guarantee executives’ receipt of Annual Bonuses. The Annual Bonus is earned based on the relative achievement of performance targets established by the Board, or a duly authorized committee thereof, no later than 90 days after the beginning of each fiscal year during the employment period. Annual Bonuses, if any, are payable within two and one-half months after the end of the applicable fiscal year. Annual Bonuses are subject to the terms of the Company’s Cash Incentive Plan, as may be amended from time to time. The Compensation Committee may adjust NEO Base Targets without the need to amend the agreement going forward.

The 2022 Base Targets for Ms. Evanko, Mr. Hotchkiss and Mr. Vinci, as well as 2022 Base Targets for Mr. Brinkman, Mr. Ducote and Mr. Belling, are set forth in “Compensation Discussion and Analysis — Elements of Compensation — Annual Short-Term Cash Incentive Award.”

Annual Bonuses may be payable to our executive officers following a Change in Control to the extent the Compensation Committee determines the performance criteria have been met. For more information about the Annual Bonus in the event of a Change in Control, see “Other Potential Post-Employment Payments — Payments made upon Termination in Connection with Change in Control.”

Severance and Change in Control Provisions. The Employment Agreements for Ms. Evanko, Mr. Hotchkiss and Mr. Vinci and the Severance Agreement for Mr. Brinkman include provisions regarding the payments and benefits to which each such executive is entitled following an event of change in control. The benefits conferred in the current Employment Agreements and Severance Agreement range from one to three times the individual’s base salary plus target Annual Bonus, and other benefits, and are effective for termination of employment

(including constructive termination) outside of the change in control context, and in the event of both a change in control and termination of employment (including a constructive termination) within two years following the change of control. Our severance provisions do not include excise tax gross-up provisions.

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Ms. Evanko’s Employment Agreement provides higher multiples of compensation upon separation following a change in control (three times base salary and target Annual Bonus for the CEO versus two times in non-change of control situations). Severance multiples for Mr. Hotchkiss and Mr. Vinci under their Employment Agreements and Mr. Brinkman under his Severance Agreement are one times base salary and target Annual Bonus. The Compensation Committee believes maintenance of change in control provisions helps ensure continuity of management during a potential change in control, and that providing enhanced benefits to the CEO provides sufficient protection for the Company in retaining its executive officers.

Payments in the change in control context are only triggered if both a change in control occurs and the executive officer is terminated, effectively terminated, or if actions are taken that materially and adversely affect the executive officer’s position or compensation (not including compensation reductions that affect substantially all of the Company senior executives). This is referred to as a “double trigger” change in control provision. For more information about the amounts payable upon a change in control and the other severance benefits to which our executive officers are entitled, see “Other Potential Post-Employment Payments.”

Under the Employment Agreements and the Severance Agreement, a “Change in Control” occurs if there is:

•

a change in ownership of the Company by which any person, or more than one person acting as a group, acquires ownership of stock of the Company (or such an affiliate) constituting more than 50% of the total fair market value or total voting power of the Company’s outstanding Common Stock;

•

a change in effective control of the Company by which: (i) any one person, or more than one person acting as a group, acquires or has acquired during the most recent 12-month period ownership of stock of the Company possessing 30% or more total voting power of the Company’s outstanding Common Stock; or (ii) a majority of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the appointment or election; or

•

a change in the ownership of a substantial portion of the assets of the Company by which any one person, or more than one person acting as a group, acquires assets from the Company that have a gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company prior to such acquisition.

Restrictive Covenants that Apply During and After Termination of Employment. Under their Employment Agreements, each of Ms. Evanko, Mr. Hotchkiss and Mr. Vinci is required to comply with certain restrictive covenants during his or her employment term and for the following period following the date of termination: Ms. Evanko, 24 months (extended to 36 months if Change in Control severance is received) and Mr. Hotchkiss and Mr. Vinci, 12 months (in each case, the “Restricted Period”). During such Restricted Period, the executive shall not, whether on the executive’s own behalf or on behalf of or in conjunction with any person, directly or indirectly compete with the Company or solicit customers or employees of the Company. In addition, the executive may not disclose any confidential information about the Company during or at any time following the employment period.

Under his Retention Agreement, Mr. Ducote is required to comply with certain restrictive covenants for three years following the retention period set forth in his Retention Agreement. During such time, Mr. Ducote shall not, whether on his own behalf or on behalf of or in conjunction with any person, directly or indirectly compete with the Company or solicit customers or employees of the Company. In addition, Mr. Ducote may not disclose any confidential information about the Company during or at any time following the retention period.

Equity and Incentive Compensation Plan Information

Chart Industries, Inc. Cash Incentive Plan. Cash bonuses payable to our NEOs for awards earned in 2020 and after are payable pursuant to performance measures set under the Chart Industries, Inc. Cash Incentive Plan, which was adopted by the Board of Directors in March 2019. This plan replaced the previous Cash Incentive Plan approved by our stockholders on May 22, 2014. In determining actual payouts to NEOs for 2022, the Compensation Committee applied financial (operating income and consolidated free cash flow) and strategic operating performance metrics consistent with performance metrics. These measures are intended to align NEO STI opportunities to measures believed to be meaningful indications of our performance for our stockholders. Under these targets, NEOs are eligible to earn a cash incentive bonus for the fiscal year if performance exceeds

46 - Chart Industries, Inc.	2023 Proxy Statement

threshold amounts in an amount up to a pre-determined percentage, ranging from 50% of target at threshold performance levels to 180% of target at maximum performance levels. Actual performance below the minimum performance threshold for a performance objective would result in no payment based on that objective.

Under the Cash Incentive Plan a performance period may be a fiscal year or a multi-year cycle, as determined by the Compensation Committee. Performance objectives may be based on one or more of certain performance measures which may relate to us, one or more of our subsidiaries, our business divisions or units, or any combination of the foregoing, and the objectives may be applied on an absolute basis, relative to one or more peer group companies or indices, or any combination thereof, in each case as the Compensation Committee determines. The Compensation Committee may appropriately adjust any performance evaluation under a performance objective or objectives to reflect or exclude certain unusual events that may occur during the performance period. If there is an Incentive Plan Change in Control (as defined below under “Payments made upon Termination in Connection with Change in Control — Treatment of Nonqualified Stock Options”), the Compensation Committee will determine promptly, in its discretion, whether and to what extent the performance criteria have been met or will be deemed to have been met for the year in which the Incentive Plan Change in Control occurs and for any completed performance period for which a determination under the plan has not been made. If the Compensation Committee determines the criteria have been met, participants will receive their bonuses as soon as practicable, but in no event more than 30 days after the determination.

The Compensation Committee has absolute discretion to reduce or eliminate the amount otherwise payable under the Cash Incentive Plan and to establish rules or procedures which limit the amount payable to a participant to an amount that is less than the amount otherwise approved as that participant’s incentive bonus, except that following an Incentive Plan Change in Control the Compensation Committee continues to have such right only in the event that a participant engages in misconduct or materially fails to fulfill his or her duties, in each case, as determined by the Compensation Committee.

Chart Industries, Inc. Omnibus Equity Plan and the Chart Industries, Inc. Amended and Restated 2009 Omnibus Equity Plan. The Omnibus Equity Plan was adopted by our Board and approved by stockholders on May 25, 2017. The 2009 Omnibus Plan was initially adopted by our Board and approved by stockholders on May 19, 2009 and amended and restated effective May 24, 2012. The Omnibus Equity Plan replaced our 2009 Omnibus Plan as the source of ongoing equity compensation awards. The purpose of the Omnibus Equity Plan is to attract and retain skilled and qualified directors, officers and employees who are expected to contribute to our long-term success by providing long-term incentive compensation opportunities competitive with those made available by other companies, to motivate participants to achieve the long-term success and growth of the Company, to facilitate ownership of shares of the Company, and to align the interests of participants with those of our stockholders.

The Omnibus Equity Plan and the 2009 Omnibus Plan provide for grants of (1) stock options, (2) stock appreciation rights, (3) restricted stock, (4) restricted share units, and (5) other stock-based grants, including shares of our Common Stock awarded to our non-employee directors, executive officers, other key employees and consultants. As of March 28, 2023,

•	there were 562,265 shares reserved for issuance and 623,090 shares available for future awards under the Omnibus Equity Plan; and

•	there were 32,795 shares reserved for issuance under the 2009 Omnibus Plan.

No new grants will be made under the 2009 Omnibus Plan, but we expect shares will be issued in the future under outstanding awards. For information about Common Stock issuable under the Omnibus Equity Plan and the 2009 Omnibus Plans of December 31, 2022, see “Equity Compensation Plan Information.”

The Omnibus Equity Plan and the 2009 Omnibus Plan are administered by our Board, which has delegated its duties and powers to the Compensation Committee. The Compensation Committee has the full power and authority to establish the terms and conditions of any award consistent with the provisions of the Omnibus Equity Plan or the 2009 Omnibus Plan and to waive any such terms and conditions at any time. The Compensation Committee is authorized to interpret the Omnibus Equity Plan and the 2009 Omnibus Plan, to establish, amend and rescind any rules and regulations relating to those plans and to make any other determinations that it deems

2023 Proxy Statement	Chart Industries, Inc. - 47

necessary or desirable for the administration of the plans. The Compensation Committee is authorized to correct any defect or supply any omission or reconcile any inconsistency in either plan in the manner and to the extent the committee deems necessary or desirable.

An option holder may exercise an option by written notice and payment of the exercise price (1) in cash, (2) to the extent permitted by the Compensation Committee, by the surrender of a number of shares of Common Stock already owned by the option holder for at least six months (or such other period as established from time to time by the Compensation Committee consistent with the applicable plan), (3) in a combination of cash and shares of Common Stock (as qualified by clause (2)), (4) through the delivery of irrevocable instructions to a broker to sell shares obtained upon the exercise of the option and deliver to us an amount equal to the exercise price for the shares of Common Stock being purchased or (5) through such cashless exercise procedures as the Compensation Committee may permit. Holders who are subject to the withholding of federal and state income tax as a result of vesting or grant of an award under our Omnibus Equity Plan or the 2009 Omnibus Plan may satisfy the income tax withholding obligation through the withholding of a portion of the shares of Common Stock to be received under such procedures as our Compensation Committee may approve.

48 - Chart Industries, Inc.	2023 Proxy Statement

2022 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following table and related notes and discussion present information about equity awards held by our NEOs on December 31, 2022.

	Option Awards(1)						Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested($)(22)

Jillian C. Evanko	12,320	(2)	—	(2)	$40.32	2/13/2027
	16,570	(3)	—	(3)	$48.39	1/2/2028
	6,980	(4)	—	(4)	$64.69	7/9/2028
	18,292	(5)	6,098	(5)	$65.95	1/2/2029
	16,130	(6)	16,130	(6)	$68.80	1/2/2030
							5,114	(7)	589,286
							20,450	(8)	2,356,454
	5,880	(9)	17,640	(9)	$118.41	1/4/2031
							8,281	(10)	954,220
							16,560	(11)	1,908,209
	—	(12)	13,060	(12)	$153.81	1/3/2032
							7,030	(13)	810,067
							9,370	(14)	1,079,705

Joseph R. Brinkman	548	(3)	—	(3)	$48.39	1/2/2028
	407	(5)	408	(5)	$65.95	1/2/2029
							194	(7)	22,355
	460	(6)	920	(6)	$68.80	1/2/2030
	157	(9)	473	(9)	$118.41	1/4/2031
							1,431	(10)	164,894
							450	(11)	51,854
	—	(12)	720	(12)	$153.81	1/3/2032
							380	(13)	43,787
							4,070	(13)	468,986
							510	(14)	58,767
							1,730	(15)	199,348

Herbert G. Hotchkiss	3,967	(16)	1,323	(16)	$87.29	3/5/2029
	2,075	(6)	2,075	(6)	$68.80	1/2/2030
							657	(7)	75,706
							2,630	(8)	303,055
	682	(9)	2,048	(9)	$118.41	1/4/2031
							961	(10)	110,736
							1,920	(11)	221,242
	—	(12)	1,240	(12)	$153.41	1/3/2032
							660	(13)	76,052

							2,710	(13)	312,273
							890	(14)	102,555

Gerald F. Vinci	11,180	(17)	—	(17)	$36.93	1/3/2027
	7,130	(3)	—	(3)	$48.39	1/2/2028
	2,512	(5)	838	(5)	$65.95	1/2/2029
	2,075	(6)	2,075	(6)	$68.80	1/2/2030
							657	(7)	75,706
							2,630	(8)	303,055

2023 Proxy Statement	Chart Industries, Inc. - 49

	Option Awards(1)						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested($)(20)
	685	(9)	2,055	(9)	$118.41	1/4/2031
							961	(10)	110,736
							1,920	(11)	221,242
	—	(12)	1,240	(12)	$153.81	1/3/2032
							660	(13)	76,052
							2,710	(13)	312,273
							890	(14)	102,555
							1,730	(15)	199,348

Douglas A. Ducote, Jr.	688	(3)	—	(3)	$48.39	1/2/2028
	512	(5)	513	(5)	$65.95	1/2/2029
	575	(6)	1,150	(6)	$68.80	1/2/2030
							225	(7)	25,927
							551	(18)	63,492
	225	(9)	675	(9)	$118.41	1/4/2031
							313	(10)	36,067
							640	(11)	73,747
							1,252	(19)	144,268
	—	(12)	400	(12)	$153.81	1/3/2032
							208	(13)	23,968
							280	(14)	32,264

Joseph A. Belling	967	(5)	323	(5)	$65.95	1/2/2029
	1,195	(6)	1,195	(6)	$68.80	1/2/2030
							381	(7)	43,903
							1,520	(8)	175,150
	407	(9)	1,223	(9)	$118.41	1/4/2031
							574	(10)	66,142
							1,150	(11)	132,515
							760	(19)	87,575
	—	(12)	1,060	(12)	$153.81	1/3/2032
							570	(13)	65,681
							4,070	(13)	468,986
							760	(14)	87,575

(1)

The securities underlying options granted in 2020, 2021 and 2022 are also included in the aggregate grant date fair value in the “Option Awards” column of the 2022 Summary Compensation Table, where information for such fiscal years is presented for the NEO.

(2)	The securities underlying these options represent options granted on February 13, 2017 under the 2009 Omnibus Equity Plan and vested annually in equal installments over four years.

(3)	The securities underlying these options represent options granted on January 2, 2018 under the Omnibus Equity Plan and vest annually in equal installments over four years based on continued service.

(4)	The securities underlying these options represent options granted on July 9, 2018 under the Omnibus Equity Plan and vest annually in equal installments over four years based on continued service.

(5)	The securities underlying these options represent options granted on January 2, 2019 under the Omnibus Equity Plan and vest annually in equal installments over four years based on continued service.

(6)	The securities underlying these options represent options granted on January 2, 2020 under the Omnibus Equity Plan and vest annually in equal installments over four years based on continued service.

(7)

These RSUs were granted on January 2, 2020 pursuant to the Omnibus Equity Plan. Detail regarding the RSUs is reported in the 2022 Summary Compensation Table and the Compensation Discussion and Analysis.

50 - Chart Industries, Inc.	2023 Proxy Statement

(8)

These performance units were granted on January 2, 2020 pursuant to the Omnibus Equity Plan. The number and value of the PSU award granted on January 2, 2020 is shown in the table at target level. Detail regarding PSU awards is reported in the 2022 Summary Compensation Table and the Compensation Discussion and Analysis.

(9)	The securities underlying these options represent options granted on January 4, 2021 under the Omnibus Equity Plan and vest annually in equal installments over four years based on continued service.

(10)

These RSUs were granted on January 4, 2021 pursuant to the Omnibus Equity Plan. Detail regarding the RSUs is reported in the 2022 Summary Compensation Table and the Compensation Discussion and Analysis.

(11)

These performance units were granted on January 4, 2021 pursuant to the Omnibus Equity Plan. The number and value of the PSU award granted on January 4, 2021 is shown in the table at target level. Detail regarding the PSU awards is reported in the 2022 Summary Compensation Table and the Compensation Discussion and Analysis.

(12)	The securities underlying these options represent options granted on January 3, 2022 under the Omnibus Equity Plan and vest annually in equal installments over four years based on continued service.

(13)

These RSUs were granted on January 3, 2022 pursuant to the Omnibus Equity Plan. Detail regarding the RSUs is reported in the 2022 Summary Compensation Table and the Compensation Discussion and Analysis.

(14)

These performance units were granted on January 3, 2022 pursuant to the Omnibus Equity Plan. The number and value of the PSU award granted on January 3, 2022 is shown in the table at target level. Detail regarding the PSU awards is reported in the 2022 Summary Compensation Table and the Compensation Discussion and Analysis.

(15)	These RSUs were granted on August 24, 2022 pursuant to the Omnibus Equity Plan.

(16)	The securities underlying these options represent options granted on March 5, 2019 under the Omnibus Equity Plan and vest annually in equal installments over four years based on continued service.

(17)	The securities underlying these options represent options granted on January 3, 2017 under the Omnibus Equity Plan and vested annually in equal installments over four years.

(18)	These RSUs were granted on March 13, 2020 pursuant to the Omnibus Equity Plan.

(19)

These RSUs were granted on February 16, 2021 pursuant to the Omnibus Equity Plan. Detail regarding the RSUs is reported in the 2022 Summary Compensation Table and the Compensation Discussion and Analysis.

(20)	Calculated based on a December 31, 2022 closing price of $115.23 per share.

2023 Proxy Statement	Chart Industries, Inc. - 51

2022 OPTION EXERCISES AND STOCK VESTED TABLE

The following table presents information about the number of shares issued upon option exercises, restricted stock and performance unit vesting, and the value realized upon exercise or vesting, by our named executive officers in 2022.

	Option Awards		Stock Awards(1)

Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)

Jillian C. Evanko	—	—	26,829	$3,744,979

Joseph R. Brinkman	—	—	473	$74,988

Herbert G. Hotchkiss	—	—	4,944	$661,409

Gerald F. Vinci	—	—	3,547	$492,871

Douglas A. Ducote, Jr.	—	—	2,729	$395,308

Joseph A. Belling	—	—	3,298	$518,341

(1)

Stock awards includes shares acquired due to the vesting of one-third of RSU awards granted January 2, 2019, January 2, 2020 and January 4, 2021, and the vesting of performance units granted January 2, 2019 for Ms. Evanko; the vesting of one-third of RSU awards granted January 2, 2019, January 2, 2020 and January 4, 2021 for Mr. Brinkman; the vesting of one-third of RSU awards granted March 5, 2019, January 2, 2020 and January 4, 2021, and the vesting of performance units granted March 5, 2019 for Mr. Hotchkiss; the vesting of one-third of RSU awards granted January 2, 2019, January 2, 2020 and January 4, 2021, and the vesting of performance units granted January 2, 2019 for Mr. Vinci; the vesting of one-third of RSU awards granted January 2, 2019, January 2, 2020, March 13, 2020, January 4, 2021 and February 16, 2021, and the vesting of an RSU award granted November 20, 2019 for Mr. Ducote; and the vesting of one-third of RSU awards, granted January 2, 2019, January 2, 2020 and January 4, 2021, the vesting of an RSU award granted May 21, 2019, and the vesting of performance units granted January 2, 2019 for Mr. Belling, respectively. The grant date fair value for each award was calculated using the closing stock price on the date of vesting.

52 - Chart Industries, Inc.	2023 Proxy Statement

2022 NONQUALIFIED DEFERRED COMPENSATION TABLE

The following table and related notes and discussion present information about the amount of compensation deferred, and the earnings accrued thereon, by our NEOs in 2022. Pursuant to the terms of the Deferred Income Plan, the Company made contributions in the amounts stated in the table below for each NEO for 2022. These amounts are also included in the 2022 Summary Compensation Table under “All Other Compensation.”

Name	Executive Contributions in Last FY($)	Registrant Contributions in Last FY($)	Aggregate Earnings in Last FY($)	Aggregate Withdrawals/ Distributions($)	Aggregate Balance at Last FYE($)(1)

Jillian C. Evanko	$70,000	$27,800	$(128,703)	$—	$540,278

Joseph R. Brinkman	20,400	1,400	(17,800)	—	79,212

Herbert G. Hotchkiss	24,618	4,212	(23,744)	—	133,531

Gerald F. Vinci	20,518	4,214	(43,676)	—	174,591

Douglas A. Ducote, Jr.	—	—	(18,725)	—	206,123

Joseph A. Belling	28,016	1,808	(1,469)	—	28,355

(1)

Balance includes amounts previously reported in the 2021 Nonqualified Deferred Compensation Table in the Company’s 2021 proxy statement for the following individuals in the following amounts: Ms. Evanko, $571,181, Mr. Brinkman, $75,212, Mr. Hotchkiss, $128,445, Mr. Vinci, $193,535 and Mr. Ducote, $224,848.

The Deferred Income Plan was amended on July 13, 2016, to give the Company discretion to determine which members of management and other highly compensated employees are eligible to participate in the Deferred Income Plan. The amendment allows the Company to modify the eligibility waiting period, and other conditions of eligibility, to allow for participation earlier than otherwise permitted under the Plan’s terms. As amended, the Company may determine an employee is eligible to participate in the Plan, even if that employee has not received base compensation and a bonus paid or projected to be paid in the year prior to the year in which the participant will defer (the “Deferral Year”) that is at or above the maximum annual amount that may be taken into account for purposes of the Savings Plan ($305,000 for 2022).

If the Company chooses not to modify an employee’s eligibility waiting period, the Plan’s provisions continue to apply and participation will be permitted in the Deferral Year by (i) employees with base compensation and bonus actually paid or projected to be paid for the year prior to the Deferral Year at or above the maximum annual amount ($305,000 for 2022) that may be taken into account for purposes of the Savings Plan, and (ii) any employee who was deferring compensation as of June 30, 2010 under the prior Voluntary Deferred Income Plan.

Among other things, the Deferred Income Plan provides for:

•	deferrals of up to 100% of each participant’s base salary and bonus actually paid or due in the Deferral Year;

•

beginning in 2011, matching contributions on deferrals under the Deferred Income Plan made in accordance with the formula applicable to the participant under the Savings Plan but only with respect to the part of the participant’s compensation that exceeds the maximum annual amount, which is $330,000 for 2023;

•

beginning on July 1, 2010, profit sharing contributions (whether or not any compensation is actually deferred under the Deferred Income Plan) with respect to the part of the participant’s compensation that cannot be taken into account under the Savings Plan in accordance with the formula applicable to the participant under the Savings Plan. For 2022, profit sharing contributions were made only with respect to base pay earned if such base pay paid during the calendar year is greater than $305,000; and

•

automatic full vesting on participant deferrals, with matching contributions and profit sharing contributions made prior to January 1, 2020 vesting 20% per year of the participant’s service with the Company, or, if earlier, attainment of age 65 (with participants already vested under the Savings Plan being fully vested under the Deferred Income Plan) or upon a change in control (as defined in the Deferred Income Plan) and matching contributions and profit sharing contributions made after January 1, 2020 shall vest in accordance with the vesting schedule for matching and profit sharing contributions under the Savings Plan.

2023 Proxy Statement	Chart Industries, Inc. - 53

Pursuant to the Deferred Income Plan, eligible employees are entitled to elect to defer up to 100% of their compensation, consisting of total salary, bonuses and commissions payable in a calendar year. Regardless of the circumstances under which a participant’s relationship with the Company terminates, all deferrals made pursuant to the plan will be fully vested. Contributions made by the Company, and any gains or losses on such contributions made prior to January 1, 2020, vest ratably after five years of service under the Deferred Income Plan. Such contributions and any gains or losses on such contributions made on or after January 1, 2020 shall vest in accordance with the Savings Plan vesting schedule for matching and profit sharing contributions. Generally, deferral elections are made by participants in the taxable year immediately prior to the taxable year to which the deferral pertains, and are effective as of the first day of such taxable year. The Deferred Income Plan is unfunded and all benefits under the plan are payable solely from the general assets of the Company.

Benefits under the Deferred Income Plan are payable upon the participant’s reaching his or her normal or early retirement date or termination of employment. Payments are made either in a lump sum, or in equal annual installments for a period of up to ten years, as designated by the participant at the time of deferral. Payments may be accelerated under the Deferred Income Plan in the event that (1) a “change in control” (as defined under the Deferred Income Plan) occurs; (2) a participant has an unforeseeable emergency; (3) a participant becomes disabled; (4) death occurs prior to completion of payment of benefits, or (5) the participant has a de minimis balance permitted to be accelerated under IRS rules. The Company would not expect to permit a participant to receive more than one distribution as a result of an unforeseeable emergency in any calendar year. A participant may also elect to receive an in-service distribution at the time of completing an election of deferral, and such payment is payable in a lump sum on the designated in-service withdrawal date. For information regarding post-termination payments under the plan, see “Other Potential Post-Employment Payments.”

Participants in the Deferred Income Plan may direct the investment of their balance held within the plan among a number of alternative investment fund options, and earnings and losses on participants’ investments are determined based on the individual performance of the underlying investment options. A participant may regularly change his or her investment allocation within the plan. A rabbi trust has been established under the plan to hold assets separate from our other assets for the purpose of paying future participant benefit obligations. Assets held in the rabbi trust are available to our general creditors in the event of our insolvency.

Notwithstanding anything in the Deferred Income Plan to the contrary, the Deferred Income Plan is administered in accordance with the requirements of, or to meet the requirements for exemption from, Section 409A of the Internal Revenue Code.

54 - Chart Industries, Inc.	2023 Proxy Statement

OTHER POTENTIAL POST-EMPLOYMENT PAYMENTS

Under their Employment Agreements (in the case of Ms. Evanko, Mr. Hotchkiss and Mr. Vinci), Mr. Brinkman’s Severance Agreement, and each NEO’s equity award agreements, our executives are entitled to receive certain compensation and other benefits upon a termination of employment. The table below and related notes and discussion summarize the payments our executive officers would be entitled to receive under the terms of his or her Employment Agreement, Severance Agreement and/or equity award agreements, as the case may be, upon the occurrence of a triggering event, such as death, disability, retirement, termination for cause, a qualifying resignation, termination without cause, or a qualifying resignation or termination without cause in connection with a Change in Control.

The Employment Agreements and the Severance Agreement define “Cause” as: (i) the executive’s willful failure to perform duties; (ii) the commission of, or a plea of guilty or no contest to a felony or crime involving moral turpitude; (iii) willful malfeasance or misconduct demonstrably injurious to us or our subsidiaries; (iv) material breach of the material terms of the subject agreement; (v) commission of an act of gross negligence, corporate waste, disloyalty or unfaithfulness to us, which adversely affects our business or that of our subsidiaries or affiliates; or (vi) any other act or course of conduct that will demonstrably have a material adverse effect on us or a subsidiary or an affiliate’s business. “Good Reason” is defined in the Employment Agreements and the Severance Agreement as: (i) a material diminution in executive’s base salary (excluding any general salary reduction similarly affecting substantially all other senior executives of the Company as a result of a material adverse change in the Company’s prospects or business); (ii) a material diminution in executive’s authority, duties, or responsibilities; (iii) a material change in the geographic location at which executive must perform services; or (iv) any other action or inaction that constitutes a material breach by the Company of the Employment Agreement. “Change in Control” under the Employment Agreements and the Severance Agreement is discussed in “Employment Agreements, Severance Agreement and Retention Agreement — Severance and Change in Control Provisions.”

Payments made upon Involuntary Termination for “Cause” or Resignation without “Good Reason”

Salary, Bonus, and Benefits. Under their Employment Agreements, if Ms. Evanko, Mr. Hotchkiss or Mr. Vinci is terminated by us for Cause or resigns without Good Reason, he or she is entitled to receive his or her accrued but unpaid base salary, his or her prior year’s Annual Bonus to the extent earned but not yet paid, and any accrued but unpaid health and welfare benefits (including accrued vacation).

Treatment of Nonqualified Stock Options. Under the terms of the stock option agreements under which the non-qualified stock options were awarded to the NEOs, in the event that an NEO is terminated by us for Cause or resigns without Good Reason, the unvested portion of all stock options will be cancelled.

Treatment of PSU Awards. Under the terms of the performance unit agreements under which the PSUs were awarded to the NEOs, in the event that an NEO is terminated by us for Cause or resigns without Good Reason during the performance period, all performance units will be cancelled.

Treatment of RSU Awards. Under the terms of the restricted share unit agreements under which the RSUs were awarded to the NEOs, in the event that an NEO is terminated by us for Cause or resigns without Good Reason, any unvested RSUs will be cancelled.

Treatment of Deferred Compensation. Under the terms of the Deferred Income Plan, in the event that a participant’s employment is terminated due to (1) conviction of certain crimes enumerated in the Deferred Income Plan or (2) any breach of the duty of loyalty to us, any acts of omission in the performance of a participant’s Company duties not in good faith or which involve intentional misconduct or a knowing violation of law, or any transaction in the performance of a participant’s Company duties from which the participant derived an improper personal benefit (“Cause” under the Deferred Income Plan), the participant will not be entitled to receive any benefits or payments under the terms of the plan, other than the participant’s deferrals. If a participant’s employment is terminated for resignation without Good Reason, the participant will be entitled to receive benefits and payments based on the participant’s vested account.

2023 Proxy Statement	Chart Industries, Inc. - 55

Payments made upon Involuntary Termination Without Cause or Resignation for “Good Reason”

Salary, Bonus, and Benefits. Pursuant to the terms of their Employment Agreements, if Ms. Evanko, Mr, Hotchkiss or Mr. Vinci is terminated by us without Cause or resigns for Good Reason not within two years after a Change in Control, the executive is entitled to receive his or her accrued but unpaid base salary, prior year’s Annual Bonus to the extent earned but not yet paid, and any accrued but unpaid health and welfare benefits (including accrued vacation). Subject to the execution and delivery of a release of claims against us and compliance with the restrictive covenants described in “Employment Agreements, Severance Agreement and Retention Agreement,” the executive is also entitled to a severance payment and continued coverage under our group health plan. The executive’s severance payment upon an involuntary termination without Cause or resignation for Good Reason would be a lump sum equal to a percentage of that executive’s current base salary plus the greater of that executive’s current Base Target, or the Base Target for the preceding fiscal year, as follows: Ms. Evanko, 200%; and Mr. Hotchkiss and Mr. Vinci, 100%. The executive would be entitled to a payment in an amount equal to the premium subsidy we would have otherwise paid on the executive’s behalf for such coverage under the Company’s group health plan for the following period: Ms. Evanko, 24 months; and Mr. Hotchkiss and Mr. Vinci, 12 months.

Pursuant to the terms of his Severance Agreement, if Mr. Brinkman is terminated by us without Cause or resigns for Good Reason not within two years after a Change in Control, and subject to the execution and delivery of a release of claims against us and compliance with the restrictive covenants described in “Employment Agreements, Severance Agreement, Retention Agreement and Retirement Agreement,” Mr. Brinkman is entitled to a lump sum severance payment equal to 12 months of Mr. Brinkman’s then current base salary plus an amount equal to the normal employee costs associated with 12 months of continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

Treatment of Nonqualified Stock Options. Under the terms of the stock option agreements under which the non-qualified stock options were awarded to the NEOs, in the event that an NEO is terminated by us without Cause or resigns for Good Reason, any unvested stock options will be cancelled.

Treatment of PSU Awards. Under the terms of the performance unit agreements under which the PSUs were awarded to the NEOs, in the event that an NEO is terminated by us without Cause or resigns for Good Reason during the performance period, all performance units will be cancelled.

Treatment of RSU Awards. Under the terms of the restricted share unit agreements under which the RSUs were awarded to the NEOs, in the event that an NEO is terminated by us without Cause or resigns for Good Reason, any unvested RSUs will be cancelled.

Treatment of Deferred Compensation. Under the terms of the Deferred Income Plan, in the event that a participant’s employment is terminated by us without Cause or by resignation for Good Reason, the participant will be entitled to receive benefits and payments based upon the participant’s vested account.

Payments made upon Termination by Reason of Death or Disability; Retirement

Salary, Bonus, and Benefits. In the event Ms. Evanko, Mr. Hotchkiss or Mr. Vinci is terminated by reason of death or ceases to be employed as a result of disability, he or she, or his or her estate, would be entitled to receive his or her accrued but unpaid base salary, his or her prior year’s Annual Bonus to the extent earned but not yet paid, and any accrued but unpaid health and welfare benefits (including accrued vacation). In addition, the executive or executive’s estate would be entitled to a pro-rata portion of the Annual Bonus, if any, that he or she would have been entitled to for the year in which the termination occurs, based on our actual results for the year and the percentage of the fiscal year that has elapsed through the date of the executive’s termination of employment. In the event of separation due to retirement, NEOs are entitled to receive their accrued but unpaid Base Salary and any accrued but unpaid health and welfare benefits (including accrued vacation).

Treatment of Nonqualified Stock Options. Under the terms of the stock option agreements under which the non-qualified stock options were awarded to the NEOs, in the event that an NEO is terminated due to death or disability, stock options will become immediately vested. In the event an NEO is terminated due to retirement upon reaching the age of 60, provided the executive has completed 10 years of service with us (“Retirement”), the options will continue to vest and become exercisable as if the officer had remained employed.

56 - Chart Industries, Inc.	2023 Proxy Statement

Effective January 1, 2015, the definition of “Retirement” under our stock option and other equity award agreements was changed. Under stock option agreements prior to 2020, in addition to Retirement eligibility under the existing age 60 and 10-years of service standard, an executive is also eligible for Retirement upon reaching the age of 65, regardless of his or her service time with the Company. Beginning with the 2020 stock option agreements, an executive is instead also eligible for Retirement upon reaching the age of 65 and five years of service. In the event an NEO is terminated due to retirement, options awarded under our stock option agreements prior to 2020 continue to vest and remain exercisable for up to five years after Retirement as if the officer had remained employed. Beginning with the 2020 stock option agreements, options awarded will continue to vest in the year following the year of Retirement as if the officer had remained employed, but all options that have not vested during that period will be forfeited.

Treatment of PSU Awards. Under the terms of the performance unit agreements under which the PSUs were awarded to the NEOs, in the event that an NEO is terminated due to Retirement, death or disability during the performance period, the executive (or his or her beneficiary or beneficiaries) shall be entitled to a pro-rated number of units calculated by multiplying (x) by (y) where: (x) is the number of Shares, if any, that would have been earned by the executive as the result of the satisfaction of the performance requirements; and (y) is the number of months that the executive was employed (rounded up to the nearest whole number) during the performance period divided by the number of months in the performance period.

Effective January 1, 2015, the definition of “Retirement” under our performance unit agreements was changed. Under the performance unit agreements prior to 2020, in addition to Retirement eligibility under the existing age 60 and 10-years of service standard, an executive is also eligible for Retirement upon reaching the age of 65, regardless of his or her service time with the Company. Beginning with the 2020 performance unit agreements, an executive is instead also eligible for Retirement upon reaching the age of 65 and five years of service. In the event an NEO is terminated due to Retirement, PSUs are awarded under our performance unit agreements for awards after January 1, 2015 in the manner described above.

Treatment of RSU Awards. Under the terms of the restricted share unit agreements under which the RSUs were awarded to the NEOs, in the event that an NEO is terminated as a result of death or disability, the RSUs, together with any dividend equivalents attributable to the RSUs will, to the extent not then vested and not previously canceled, immediately become fully vested as of the date of the death or disability. In the event an NEO is terminated due to Retirement, the RSUs, together with any dividend equivalents attributable to the RSUs will, to the extent not then vested and not previously canceled, continue to vest ratably on each of the first three anniversaries of the date of grant.

Effective January 1, 2015, the definition of “Retirement” under our restricted share unit agreements was changed. Under the restricted share unit agreements prior to 2020, in addition to Retirement eligibility under the existing age 60 and 10-years of service standard, an executive is also eligible for Retirement upon reaching the age of 65, regardless of his or her service time with the Company. Beginning with the 2020 restricted share unit agreements, an executive is instead also eligible for Retirement upon reaching the age of 65 and five years of service. In the event an NEO is terminated due to Retirement, RSUs are awarded under our restricted share unit agreements for awards after January 1, 2015 in the manner described above.

Treatment of Deferred Compensation. Under the terms of the Deferred Income Plan, in the event that a participant’s employment is terminated due to death, disability or Retirement, the benefit payable to the participant under the Deferred Income Plan will fully vest, to the extent not previously vested.

Payments made upon Expiration of Employment Term

Salary, Bonus and Benefits. In the event the employment of Ms. Evanko, Mr. Hotchkiss or Mr. Vinci is terminated upon expiration of the employment term without renewal, he or she will be entitled to receive his or her accrued but unpaid base salary, his or her prior year’s Annual Bonus to the extent earned but not yet paid, and any accrued but unpaid health and welfare benefits (including accrued vacation). The Employment Agreements could not have terminated on December 31, 2022, as a result of the rolling term of the agreement, since we could not have provided the required notice before expiration under the terms of the applicable agreement. Accordingly, no benefits are shown in the table below related to expiration of the Employment Agreement term on December 31, 2022.

2023 Proxy Statement	Chart Industries, Inc. - 57

Treatment of Nonqualified Stock Options. Under the terms of the stock option agreements under which the non-qualified stock options were awarded to the NEOs, in the event that the employment of an NEO is terminated upon expiration of the employment term without renewal, the unvested portion of all options will be cancelled by us without consideration.

Treatment of PSU Awards. Under the terms of the performance unit agreements under which the PSUs were awarded to the NEOs, in the event that an NEO is terminated upon expiration of the employment term without renewal during the performance period, all PSUs will be cancelled.

Treatment of RSU Awards. Under the terms of the restricted share unit agreements under which the RSUs were awarded to the NEOs, in the event that an NEO is terminated upon expiration of the employment term without renewal, any unvested RSUs will be cancelled.

Treatment of Deferred Compensation. Under the terms of the Deferred Income Plan, in the event that a participant’s employment is terminated upon expiration of the employment term without renewal, the participant will be entitled to receive an amount equal to the participant’s vested account.

Payments made upon Termination in Connection with Change in Control

Salary, Bonus and Benefits. Pursuant to the terms of the Employment Agreements and Mr. Brinkman’s Severance Agreement, in the event Ms. Evanko, Mr. Hotchkiss, Mr. Vinci or Mr. Brinkman is terminated by us without Cause or resigns for Good Reason within two years of a Change in Control, the executive is entitled to receive his or her accrued but unpaid base salary, his or her prior year’s Annual Bonus to the extent earned but not yet paid, and any accrued but unpaid health and welfare benefits (including accrued vacation). Subject to the execution and delivery of a release of claims against us and compliance with the restrictive covenants described in “Employment Agreements, Severance Agreement and Retention Agreement,” the executive is also entitled to a severance payment and continued coverage under our group health plan. The executive’s severance payment upon a termination without Cause or for Good Reason within two years following a Change in Control would be a lump sum equal to a percentage of that executive’s current base salary plus the greater of that executive’s current Base Target, or the Base Target for the fiscal year immediately preceding the fiscal year in which the Change in Control occurred, as follows: Ms. Evanko, 300%; and Mr. Hotchkiss, Mr. Vinci and Mr. Brinkman, 100%. The severance payments to be paid to Ms. Evanko, Mr. Hotchkiss and Mr. Vinci upon a termination of employment without Cause or for Good Reason within two years following a Change in Control may be reduced under the Employment Agreements if (x) the payments would result in the imposition of a “golden parachute” excise tax under the Internal Revenue Code Section 280G and (y) the reduced payments would result in the executive officer receiving a greater net after-tax payment. The executive would be entitled to a payment in an amount equal to the premium subsidy we would have otherwise paid on the executive’s behalf for such coverage under the Company’s group health plan for the following periods: Ms. Evanko, 24 months; and Mr. Hotchkiss, Mr. Vinci and Mr. Brinkman, 12 months.

Treatment of Nonqualified Stock Options. Under the terms of the 2009 Omnibus Plan and the Omnibus Equity Plan, and the stock option agreements under which the non-qualified stock options were awarded to the named executive officers, stock options become fully vested and are immediately exercisable in the event of the occurrence of any of the following: (1) the sale or disposition, in one or a series of related transactions, of all or substantially all, of our assets to any person or group; (2) any person or group is or becomes the beneficial owner of more than 50% (30% in the case of the 2009 Omnibus Plan, the Omnibus Equity Plan and the Incentive Compensation Plan) of the total voting power of our voting stock, including by way of merger, consolidation, tender or exchange offer or otherwise; or (3) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by such Board or whose nomination for election by our stockholders was approved by a vote of a majority of our directors, then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board then in office (each, an “Incentive Plan Change in Control”).

Treatment of PSU Awards. Under the terms of the performance unit agreements under which the PSUs were awarded to the NEOs, in the event of an Incentive Plan Change in Control, (1) the performance requirements

58 - Chart Industries, Inc.	2023 Proxy Statement

shall be deemed to have been satisfied at the greater of either: (i) the target level of the performance requirements as if the entire performance period had elapsed; or (ii) the level of actual achievement of the performance requirements as of the date of the Incentive Plan Change in Control; and (2) the appropriate number of shares, or, if the Compensation Committee so elects, cash, shall be issued or paid to the executive not later than 30 days after the date of the Incentive Plan Change in Control.

Treatment of RSU Awards. Under the terms of the restricted share unit agreements under which the RSUs were awarded to the NEOs, in the event of an Incentive Plan Change in Control that also meets the definition of a change in control event under applicable regulations under Section 409A of the Internal Revenue Code, the RSUs, together with any dividend equivalents attributable to the RSUs will, to the extent not then vested and not previously forfeited or canceled, immediately become fully vested as of the date of the Incentive Plan Change in Control.

Treatment of Deferred Compensation. Under the terms of the Deferred Income Plan, in the event of a change of ownership or effective control of the Company within the meaning of Section 409A of the Internal Revenue Code, a participant’s interest in all amounts credited to the participant’s account under the plan will fully and immediately vest, become nonforfeitable and be distributed in a single lump sum.

Double Trigger Change in Control Provisions. As discussed previously, under “Executive Summary — Fiscal 2022 Executive Compensation Highlights — Pay for Performance”, all 2019, 2020, 2021 and 2022 equity award agreements contain double trigger change in control provisions that will apply to situations where the buyer assumes the Company’s outstanding awards; otherwise, the awards revert to a single trigger change in control provision.

2023 Proxy Statement	Chart Industries, Inc. - 59

Potential Post-Employment Payments

Assuming the employment of each NEO was terminated under each of the following circumstances on December 31, 2022, the last business day of our 2022 fiscal year, payments made and benefits provided would have the following estimated values.

	Involuntary Termination for Cause/ Resignation without Good Reason	Involuntary Termination without Cause/ Resignation for Good Reason	Disability/Death	Retirement(8)	Change in Control(9)
Cash Severance(1)
Jillian C. Evanko	—	$4,400,000	—	—	$6,600,000
Joseph R. Brinkman	—	340,000	—	—	544,000
Herbert G Hotchkiss	—	697,515	—	—	697,515
Gerald F. Vinci	—	697,609	—	—	697,609
Douglas A. Ducote, Jr.	—	—	—	—	—
Joseph A. Belling	—	—	—	—	—
Annual Incentive Plan Bonus(2)
Jillian C. Evanko	—	—	570,000	—	570,000
Joseph R. Brinkman	—	—	96,900	—	96,900
Herbert G Hotchkiss	—	—	136,426	—	136,426
Gerald F. Vinci	—	—	136,444	—	136,444
Douglas A. Ducote, Jr.	—	—	—	—	—
Joseph A. Belling	—	—	116,441	—	116,441
Health and Welfare Benefits(3)
Jillian C. Evanko	—	$19,092	—	—	$19,092
Joseph R. Brinkman	—	19,092	—	—	19,092
Herbert G Hotchkiss	—	18,214	—	—	18,214
Gerald F. Vinci	—	19,092	—	—	19,092
Douglas A. Ducote, Jr.	—	—	—	—	—
Joseph A. Belling	—	—	—	—	—
Accelerated Vesting of Options(4)
Jillian C. Evanko	—	—	$1,049,425	—	$1,049,425
Joseph R. Brinkman	—	—	62,822	—	62,822
Herbert G Hotchkiss	—	—	133,307	—	133,307
Gerald F. Vinci	—	—	137,639	—	137,639
Douglas A. Ducote, Jr.	—	—	78,675	—	78,675
Joseph A. Belling	—	—	71,401	—	71,401
Accelerated Vesting of PSUs(5)
Jillian C. Evanko	—	—	$5,344,367	$—	$5,344,367
Joseph R. Brinkman	—	—	110,621	—	110,621
Herbert G Hotchkiss	—	—	626,851	—	626,851
Gerald F. Vinci	—	—	626,851	—	626,851
Douglas A. Ducote, Jr.	—	—	106,012	106,012	106,012
Joseph A. Belling	—	—	395,239	—	395,239
Accelerated Vesting of RSUs(6)
Jillian C. Evanko	—	—	$2,353,573	—	$2,353,573
Joseph R. Brinkman	—	—	899,370	—	899,370
Herbert G Hotchkiss	—	—	574,767	—	574,767
Gerald F. Vinci	—	—	774,115	—	774,115
Douglas A. Ducote, Jr.	—	—	293,721	—	293,721
Joseph A. Belling	—	—	732,287	—	732,287

60 - Chart Industries, Inc.	2023 Proxy Statement

	Involuntary Termination for Cause/ Resignation without Good Reason	Involuntary Termination without Cause/ Resignation for Good Reason	Disability/Death	Retirement(8)	Change in Control(9)
Deferred Compensation(7)
Jillian C. Evanko	—	—	—	—	—
Joseph R. Brinkman	—	—	—	—	—
Herbert G Hotchkiss	—	—	—	—	—
Gerald F. Vinci	—	—	—	—	—
Douglas A. Ducote, Jr.	—	—	—	—	—
Joseph A. Belling	—	—	—	—	—
TOTAL
Jillian C. Evanko	—	$4,419,092	$9,317,365	$—	$15,936,457
Joseph R. Brinkman	—	359,092	1,169,713	—	1,732,805
Herbert G Hotchkiss	—	715,729	1,471,351	—	2,187,080
Gerald F. Vinci	—	716,701	1,675,049	—	2,391,750
Douglas A. Ducote, Jr.	—	—	478,408	106,012	478,408
Joseph A. Belling	—	—	1,315,368	—	1,315,368

(1)

Cash severance amounts, under their Employment Agreements as of December 31, 2022, consist of a lump sum payment equal to the following percentage of the following executive’s base salary and the greater of his or her current target annual bonus or the target bonus for the preceding fiscal year (or the target bonus for the year before a Change in Control, in the case of a termination within two years after a Change in Control): Ms. Evanko, 200% (300% if after a Change in Control); Mr. Hotchkiss and Mr. Vinci, 100%. The cash severance amount, under his Severance Agreement as of December 31, 2022, consists of a lump sum payment equal to 100% of Mr. Brinkman’s base salary (or, in the case of Mr. Brinkman’s termination within two years after a Change in Control, 100% of base salary and the greater of his current target annual bonus or the target bonus for the year before a Change in Control). The amounts in the table do not include accrued but unused vacation, since the policy governing vacation for the executive officers mandates the forfeiture of all accrued vacation for the current year not used by the end of the year, and each scenario assumes termination of employment on the last day of the year. In the event that an executive is terminated prior to the end of the fiscal year, the executive would be entitled to compensation for any unused vacation that could be used prior to the end of the fiscal year.

(2)

Our Cash Incentive Plan generally requires a participant be employed on the day of payment of the bonus, which is typically in mid-March of the following year. The 2022 bonus amounts payable are based on the realization of 47.5% of our 2022 financial performance goals and each executive’s achievement of a specific, pre-determined metric. See “Elements of Compensation — Short-Term Annual Cash Incentive Award,” the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” portion of the 2022 Grants of Plan-Based Awards Table, and the 2022 Summary Compensation Table, above.

(3)	Health and welfare benefits consist of health care and dental. These benefits after termination of employment have been calculated based on actual cost to us for 2022.

(4)

The value of the stock options that vest upon death or disability or an Incentive Plan Change in Control represents the difference between the aggregate market value of the shares underlying the unvested portion of these options on December 31, 2022, at $115.23 per share, the closing price of our Common Stock on that day, and the aggregate exercise price of the option. In the event of Retirement, stock options will continue to vest ratably over a four-year period, without giving effect to the requirement of continuous service.

(5)

In the event of termination due to disability, death, or Retirement, the executive (or his or her beneficiary) is entitled to a pro-rated number of performance units, calculated by multiplying (x) by (y) where: (x) is the number of units, if any, that would have been earned by the executive as the result of the satisfaction of the performance requirements; and (y) is the number of months that the executive was employed (rounded up to the nearest whole number) during the performance period divided by the total number of months in each performance period. For performance units awarded in 2020, 2021 and 2022, the table reflects the assumption that the units will vest at the 100% target level of the total amount of performance units granted,

2023 Proxy Statement	Chart Industries, Inc. - 61

even though we are unable to accurately predict the actual performance of these awards. See “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Incentive Compensation” above for more information about these assumptions. Whether or to what extent the 2020, 2021 and 2022 unvested awards actually will be earned depends on future events. The value of performance units upon an Incentive Plan Change in Control represents the product of (i) the 100% target amount of performance units granted in 2020, the 100% target amount of performance units granted in 2021, the 100% target amount performance units granted in 2022 and (ii) $115.23 per share, the closing price of our Common Stock on December 31, 2022.

(6)

The table reflects the market value of the unvested portion of RSU awards. RSU awards to our NEOs vest ratably over either three- or five-years period beginning on the first anniversary of the date of grant. With respect to death, disability and an Incentive Plan Change in Control, the executive (or his or her beneficiary) is entitled to an immediate vesting of the shares underlying the unvested portion of the RSUs. The value of the RSUs that vest upon death, disability or an Incentive Plan Change in Control represents the aggregate market value of the shares underlying the unvested portion of the RSU awards on December 31, 2022, at $115.23 per share, the closing price of our Common Stock on that day. In the event of Retirement, RSUs continue to vest ratably over the vesting period, without giving effect to the requirement of continuous service, and therefore such amounts are not included in the table.

(7)

The Company does not provide above-market returns on any participant balances in the Deferred Income Plan. Ms. Evanko, Mr. Brinkman, Mr. Hotchkiss, Mr. Vinci and Mr. Belling received Company contributions under the Deferred Income Plan. Since the executives are fully vested in these amounts, they are not recognized in the table. For specific deferred compensation balances, see the 2022 Nonqualified Deferred Compensation Table.

(8)	Of the NEOs, only Mr. Ducote was eligible for Retirement on December 31, 2022.

(9)

Assumes termination of employment results from resignation for Good Reason or Involuntary Termination without Cause within two years following a Change in Control. As stated in the table, the severance payments to be paid to the executive officers upon a termination of employment without Cause or for Good Reason within two years following a Change in Control may be reduced under the Employment Agreements if (x) the payments would result in the imposition of a “golden parachute” excise tax under the Internal Revenue Code Section 280G and (y) the reduced payments would result in the executive officer receiving a greater net after-tax payment. The amounts shown in the table above do not reflect that if, in the event payments to the executive officer in connection with a change in control or otherwise would result in an excise tax under the Internal Revenue Code, such payments may be reduced to the extent necessary so that the excise tax does not apply.

62 - Chart Industries, Inc.	2023 Proxy Statement

PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between compensation actually paid to our Named Executive Officers (NEOs) and certain financial performance metrics of the Company using a methodology that has been prescribed by the SEC.

					Value of Initial Fixed $100 Investment Based on:
Fiscal Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (1)(2)	Average Summary Compensation Table Total for non-PEO NEOs (1)	Average Compensation Actually Paid to non-PEO NEOs (1) (2)	Total Shareholder Return	Peer Group Total Shareholder Return (3)T	Net Income ($ millions)	Adjusted Operating Income ($ millions) (4)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

2022	$6,260,806	($592,211)	$1,366,683	$642,330	$170.74	$143.03	$24.0	$189.0

2021	$7,222,516	$13,324,194	$978,317	$1,334,099	$236.32	$137.50	$59.1	$128.6

2020	$6,896,277	$14,231,265	$1,587,183	$1,590,991	$174.54	$119.63	$308.1	$149.8

(1)
Ms. Evanko served as principal executive officer (PEO) for the full year of each 2022, 2021 and 2020. Our non-PEO
named executive officers (NEOs) included: (a) for 2022, Mr. Brinkman, Mr. Hotchkiss, Mr. Vinci, Mr. Ducote and Mr. Belling; (b) for 2021, Mr. Brinkman, Mr. Hotchkiss, Mr. Vinci, Mr. Ducote, Mr. Belling and Scott Merkle (our former CFO); and (c) for 2020, Mr. Hotchkiss, Mr. Vinci and John Bishop (our former COO).

(2)
The following amounts were deducted from/added to Summary Compensation Table t otal
compensation in accordance with the
SEC-mandated
adjustments to calculate Compensation Actually Paid (“CAP”) to our principal executive officer (PEO) and average CAP to our non-PEO
named executive officers. The fair value of equity awards was determined using methodologies and assumptions developed in a manner substantively consistent with those used to determine the grant date fair value of such awards.

PEO SCT Total to CAP Reconciliation

Fiscal Year	2020	2021	2022

SCT Total	$6,896,277	$7,222,516	$6,260,806

- Grant Date Fair Value of Stock Awards Granted in Fiscal Year	($4,681,840)	($6,216,525)	($4,639,091)

± Fair Value at Fiscal Year-End of Outstanding Unvested Stock Awards Granted in Fiscal Year	$6,412,723	$6,796,986	$2,500,606

± Change in Fair Value of Outstanding Unvested Stock Awards Granted in Prior Fiscal Years	$5,611,101	$3,321,555	($4,181,594)

± Fair Value at Vesting of Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$0	$0	$0

± Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	($6,996)	$2,199,662	($532,938)

- Fair Value as of Prior Fiscal Year-End of Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$0	$0	$0

+ Dividends Accrued During Fiscal Year	$0	$0	$0

Compensation Actually Paid	$14,231,265	$13,324,194	($592,211)

2023 Proxy Statement	Chart Industries, Inc. - 63

Non-PEO
NEO Average SCT Total to Average CAP Reconciliation

Fiscal Year	2020	2021	2022

Average SCT Total	$1,587,183	$978,317	$1,366,683

- Grant Date Fair Value of Stock Awards Granted in Fiscal Year	($697,403)	($520,329)	($887,319)

± Fair Value at Fiscal Year-End of Outstanding Unvested Stock Awards Granted in Fiscal Year	$549,687	$569,911	$569,628

± Change in Fair Value of Outstanding Unvested Stock Awards Granted in Prior Fiscal Years	$361,663	$283,527	($351,834)

+ Fair Value at Vesting of Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$0	$467	$62

± Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$4,861	$22,206	($54,888)

- Fair Value as of Prior Fiscal Year-End of Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	($215,001)	$0	$0

+ Dividends Accrued During Fiscal Year	$0	$0	$0

Average Compensation Actually Paid	$1,590,991	$1,334,099	$642,330

(3)
Our Peer Group Index is composed of oil field equipment/service and other comparable industrial companies. It is comprised of Air Products and Chemicals, Inc., Baker Hughes Company, Barnes Group Inc., ChampionX Corporation, Cheniere Energy, Inc., CIMC Enric Holdings Limited, CNH Industrial N.V., EnPro Industries, Inc., ESCO Technologies Inc., Franklin Electric Co., Inc., Harsco Corporation, IDEX Corporation, ITT Inc., New Fortress Energy LLC, NIKKISO CO., LTD., Plug Power Inc., SPX Corporation and Worthington Industries, Inc.

(4)	Adjusted Operating Income is a non-GAAP measure and is calculated for the periods presented by adding restructuring, transaction-related and other one-time costs to Operating Income, as reported.

64 - Chart Industries, Inc.	2023 Proxy Statement

PAY VERSUS PERFORMANCE RELATIONSHIP DESCRIPTIONS
The chart below illustrates the relationship between the PEO and average
Non-PEO
CAP amounts and the Company’s and Peer Group’s TSR during the period 2020 to 2022.

The charts below illustrate the relationship between the PEO and
Non-PEO
CAP amounts and the Company’s Net Income and Adjusted Operating Income during the period 2020 to 2022.

2023 Proxy Statement	Chart Industries, Inc. - 65

TABULAR LIST OF FINANCIAL PERFORMANCE MEASURES
The four items listed below represent the most important performance metrics we used to determine CAP for 2022 as further described in our Compensation Discussion and Analysis within the sections titled “Elements of Compensation.”

Most Important Performance Measures
☐ Adjusted Operating Income ☐ Free Cash Flow ☐ ROIC ☐ Relative TSR

66 - Chart Industries, Inc.	2023 Proxy Statement

2022 DIRECTOR COMPENSATION TABLE

The following table summarizes the compensation of our non-employee directors for fiscal year 2022. Ms. Evanko, as CEO, does not receive any additional compensation for the services she performs as a member of our Board.

Name	Fees Earned or Paid in Cash($)	Stock Awards ($)(1)	Total($)
Carey Chen(2)	62,500	49,879	112,379
Jillian C. Evanko	—	—	—
Steven W. Krablin(2)	100,000	49,879	149,879
Singleton B. McAllister	157,500	99,633	257,133
Michael L. Molinini	125,000	99,633	224,633
David M. Sagehorn	112,500	99,633	212,133
Paula M. Harris	100,000	99,633	199,633
Linda A. Harty	107,500	99,633	207,133
Roger A. Strauch	100,000	99,633	199,633

(1)

Amounts in this column represent the aggregate grant date fair value of stock awards made to our non-employee directors in fiscal year 2022. These awards were reflected in our consolidated financial statements, based upon the applicable accounting guidance, at the fair market value of our Common Stock on the date of grant.

(2)	Mr. Chen and Mr. Krablin retired from the Board on May 13, 2022.

Director Compensation Program

All non-employee directors receive an annual cash retainer of $100,000 and an annual stock award of $100,000. As of April 1, 2023, the annual stock award for non-employee directors was increased to $145,000. The Chair of the Board and each Board committee chair receive an additional annual cash retainer to reflect their added responsibilities (each paid in quarterly installments):

•	Chair: $100,000

•	Audit Committee Chair: $25,000

•	Compensation Committee Chair: $25,000

•	NCGC Chair: $15,000

Annual cash retainers, and fees paid to the Chair and the Committee chairs, are paid in equal quarterly installments. Annual stock awards are granted on a quarterly basis in installments equal in value to one-quarter of the annual equity retainer then in effect. The 2022 director stock awards were made pursuant to our Omnibus Equity Plan and are fully vested on the date of grant. Directors may elect to defer their stock until a later fiscal year, or until the earlier of the January following separation of service from the Board or the occurrence of a change in control. Director deferrals of their stock retainers are in all cases limited to the extent permitted under Section 409A of the Internal Revenue Code.

Director Stock Ownership. Our stock ownership guidelines provide that non-employee directors must accumulate investments of at least four times the value of the annual cash retainer in our Common Stock during the first 48 months of their tenure on our Board. Directors must maintain investments in Company stock at the director guideline level after expiration of the 48-month period. Shares of our Common Stock issuable upon settlement of stock units or granted as quarterly stock grants will count towards the requirement. As of March 28, 2023, all of our directors meet or are on track to meet the ownership guidelines within the 48-month period.

2023 Proxy Statement	Chart Industries, Inc. - 67

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee currently consists of Paula M. Harris, Linda A. Harty, Michael L. Molinini and David M. Sagehorn. None of Ms. Harris, Ms. Harty, Mr. Molinini or Mr. Sagehorn is a present or past employee or officer of ours or any of our subsidiaries. None of our executive officers has served on the board of directors or compensation committee (or other committee serving an equivalent function) of any entity that had one or more of its executive officers serving on the Board or the Compensation Committee.

68 - Chart Industries, Inc.	2023 Proxy Statement

PAY RATIO DISCLOSURE

Under Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to provide the ratio of the annual total compensation of Ms. Evanko, the Company’s Chief Executive Officer, to the annual total compensation of the median employee of the Company (the “Pay Ratio Disclosure”).

For 2022, the median annual total compensation of all employees of the Company and its consolidated subsidiaries (other than the Chief Executive Officer) was $49,901. Ms. Evanko’s annual total compensation for 2022 for purposes of the Pay Ratio Disclosure was $6,260,806. Based on this information, for 2022, the ratio of the compensation of the Chief Executive Officer to the median annual total compensation of all other employees was estimated to be 125.5 to 1.

The median employee for 2022 was a non-exempt, full-time employee located in Beasley, Texas with an annual total compensation of $49,901 for 2022, calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.

The Pay Ratio Disclosure presented above is a reasonable estimate. Because the SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, exemptions, estimates and assumptions, the Pay Ratio Disclosure may not be comparable to the pay ratio reported by other companies.

2023 Proxy Statement	Chart Industries, Inc. - 69

AUDIT COMMITTEE REPORT

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and the performance of the Company’s internal audit function and independent registered public accounting firm. The Audit Committee’s activities are governed by a written charter adopted by the Board of Directors, a copy of which is available on the Governance Documents page of our investor relations website at www.chartindustries.com.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in the 2022 Annual Report on SEC Form 10-K with the Company’s management and Deloitte & Touche LLP, the independent registered public accounting firm for fiscal 2022.

In this context, the Audit Committee reviewed and discussed with management and the independent auditors the audited financial statements for the year ended December 31, 2022 (the “Audited Financial Statements”), management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and the independent auditors’ evaluation of the Company’s system of internal control over financial reporting. The Audit Committee has discussed with Deloitte & Touche LLP, the Company’s independent auditors, the matters required to be discussed by the standards of the Public Company Accounting Oversight Board (“PCAOB”). In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence, and has discussed with the independent auditors the independent auditors’ independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Company’s Annual Report on SEC Form 10-K for the fiscal year ended December 31, 2022, for filing with the Securities and Exchange Commission.

The Audit Committee has determined that the rendering of pre-approved non-audit services by Deloitte & Touche LLP was compatible with maintaining the registered public accounting firm’s independence.

Submitted by the Audit Committee of the Board of Directors as of February 14, 2023.

Audit Committee

David M. Sagehorn, Chair

Paula M. Harris

Michael L. Molinini

70 - Chart Industries, Inc.	2023 Proxy Statement

PRINCIPAL ACCOUNTING FEES AND SERVICES

The Audit Committee has reviewed the audit fees of the independent registered public accounting firms for fiscal years 2022 and 2021.

For work performed in regard to fiscal year’s 2022 and 2021, the Company paid Deloitte & Touche LLP the following fees for services, as categorized below:

	Fiscal Year 2022	Fiscal Year 2021
Audit fees(1)	$2,050,000	$1,738,730
Audit-related fees	125,000	225,000
Tax fees(2)	143,000	153,000
All other fees(3)	114,500	281,719
Total fees	$2,432,500	$2,398,449

(1)	Includes fees for audit services, including expenses, principally relating to the annual audit, quarterly reviews and certain statutory audits required internationally.

(2)	Tax compliance, tax advice and tax planning.

(3)	The fees listed above represent acquisition and new investments-related work and various other fees not reported under (1) and (2).

Our Board has a policy to assure the independence of its independent registered public accounting firm. Prior to the audit of each fiscal year, the Audit Committee receives a written report from its independent registered public accounting firm describing the elements expected to be performed in the course of its audit of the Company’s financial statements for the coming year.

All audit-related services, tax services and other services were pre-approved for 2022 and 2021 by the Audit Committee, which concluded that the provision of such services by Deloitte & Touche LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. Representatives of Deloitte & Touche LLP are expected to attend the Annual Meeting. The representatives will be given an opportunity to make a statement if desired, and will be available to respond to any stockholder questions submitted in advance of the Annual Meeting.

2023 Proxy Statement	Chart Industries, Inc. - 71

EQUITY COMPENSATION PLAN INFORMATION

The following tables provides information, as of December 31, 2022 and March 28, 2023, about our Common Stock that may be issued upon the exercise of options, warrants and rights granted under all of our existing equity compensation plans, including our Omnibus Equity Plan and our 2009 Omnibus Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)	Weighted-average exercise price of outstanding options, warrants, and rights (b)(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(c)
Equity compensation plans approved by security holders(1)	562,085	$79.91	742,225
Equity compensation plans not approved by security holders	—	—	—
Total	562,085	$79.91	742,225

(1)

The amount in column (a) includes: (i) 269,331 shares issuable upon the exercise of outstanding stock options; (ii) 17,476 shares subject to vested stock units; (iii) 160,572 shares issuable upon achievement of maximum targets for PSU awards; and (iv) 114,706 shares issuable upon vesting of restricted share units and restricted stock.

(2)

The weighted average exercise price of outstanding options, warrants and rights does not take into account stock unit awards or performance unit awards since these awards do not have an exercise price.

As a result of awards of RSUs, stock options, PSUs, and director stock awards, as well as option exercises, award payouts and forfeitures in the first quarter of 2022, the number of securities issuable upon exercise of outstanding options, warrants and rights granted under all of our existing equity plans as of March 28, 2023 is included in the table below.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)	Weighted-average exercise price of outstanding options, warrants, and rights (b)(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(c)
Equity compensation plans approved by security holders(1)	596,847	$86.54	623,090
Equity compensation plans not approved by security holders	—	—	—
Total	596,847	$86.54	623,090

(1)

The amount in column (a) includes: (i) 305,301 shares issuable upon the exercise of outstanding stock options; (ii) 11,657 shares subject to vested stock units; (iii) 170,263 shares issuable upon achievement of maximum targets for PSU awards; and (iv) 109,626 shares issuable upon vesting of restricted share units.

(2)

The weighted average exercise price of outstanding options, warrants and rights does not take into account stock unit awards or performance unit awards since these awards do not have an exercise price.

72 - Chart Industries, Inc.	2023 Proxy Statement

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who own 10% or more of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Officers, directors and 10% or greater stockholders are required by SEC regulations to furnish the Company with copies of all Forms 3, 4 and 5 they file.

Based solely on the Company’s review of the copies of such forms it has received, the Company believes that all of its officers and directors complied with all filing requirements applicable to them with respect to transactions during the fiscal year ended December 31, 2022, except for a Form 4 for Mr. Hotchkiss that was filed three business days late on March 11, 2022 due to an administrative oversight.

2023 Proxy Statement	Chart Industries, Inc. - 73

RELATED PARTY TRANSACTIONS

On March 27, 2007, our Board adopted written Related Party Transaction Policies and Procedures (the “Policy”), which provides that it is the policy of the Company not to enter into any “Related Party Transaction” (as such term is defined in the Policy) with one of our executive officers, directors or director nominees, or stockholders known to beneficially own over 5% of a class of our voting securities or their related persons, unless either (i) the Audit Committee approves the transaction in accordance with the guidelines set forth in the Policy or (ii) the transaction is approved by a majority of the Company’s disinterested directors. Such Related Party Transactions shall be disclosed in the Company’s SEC filings as and to the extent required by applicable SEC rules and regulations.

74 - Chart Industries, Inc.	2023 Proxy Statement

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2023. The Board recommends ratification of the Audit Committee’s appointment of Deloitte & Touche LLP.

The selection of Deloitte & Touche LLP as our independent registered public accounting firm is not required to be submitted to a vote of our stockholders for ratification; however, we are submitting the appointment of Deloitte & Touche LLP to the Company’s stockholders for ratification as a matter of good corporate practice and in order to provide a method by which stockholders may communicate their opinion to the Audit Committee. The Sarbanes-Oxley Act of 2002 requires that the Audit Committee be directly responsible for the appointment, compensation and oversight of our independent registered public accounting firm. If our stockholders fail to vote on an advisory basis in favor of the selection, the Audit Committee will reconsider whether to retain Deloitte & Touche LLP, and may retain that firm or another firm without re-submitting the matter to our stockholders. Even if our stockholders ratify the appointment, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and the interests of our stockholders.

✓

Our Board of Directors unanimously recommends a vote FOR Proposal No. 2 to ratify the Audit Committee’s appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2023.

2023 Proxy Statement	Chart Industries, Inc. - 75

PROPOSAL 3 — APPROVAL, ON AN ADVISORY BASIS, OF THE COMPANY’S EXECUTIVE COMPENSATION

In this Proposal 3, as required by Section 14A of the Exchange Act and pursuant to Rule 14a-21(a) promulgated thereunder, we are providing our stockholders the opportunity to cast an advisory (non-binding) vote to approve the compensation of our named executive officers, as disclosed in this proxy statement in the Compensation Discussion and Analysis section, beginning on page 25, in accordance with the compensation disclosure rules of the SEC.

Although the vote is advisory only, the Compensation Committee and the Board value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions. At the Company’s 2017 Annual Meeting our stockholders approved, on an advisory basis, an annual frequency of the advisory vote to approve the compensation of our named executive officers. Consistent with the input of our stockholders and consistent with our long-standing Board policy, the stockholder vote for advisory approval of NEO compensation will occur annually.

As described more fully in the Compensation Discussion and Analysis, our executive compensation program is designed to:

•	create and enhance stockholder value by attracting and retaining key executive talent;

•	align our executive officers’ incentives with stockholder value creation by tying compensation to the achievement of measurable operational and strategic objectives; and

•	award compensation at levels commensurate with each executive officer’s performance, experience, and responsibilities.

Our program seeks to align executive compensation with stockholder value on a short- and long-term basis through a combination of base pay, annual incentives, and long-term incentives, and features appropriate governance policies to discourage executives from taking risks that are unnecessary or excessive. Our short-term annual cash incentives are strongly performance-based, with 80% of cash bonuses tied to the Company’s annual financial performance and 20% tied to individuals’ achievement of the Company’s strategic and operational goals. In addition, 2022 long-term incentive awards were comprised of a mix of stock options, performance units, and restricted share units, which link executive compensation directly to stockholder value and long-term performance, while incentivizing retention. Consistent with the performance-based philosophy that is the basis of our compensation program, the Company’s 2022 financial performance directly impacted NEO compensation decisions and pay outcomes. The direct impact and alignment of compensation with Company performance is evidenced in part by the following:

•

The NEOs received 47.5% of target awards under the STI. Consistent with historical practice, the Compensation Committee set aggressive STI goals for 2022. The Company’s performance did not meet the threshold levels for all performance measures under the STI program and thus cash incentives were paid at only 47.5% of target to the NEOs in 2022.

•

Continued practice of minimal and market-based base salary increases for NEOs. Ms. Evanko’s base salary was increased by a minimal amount in 2022 and remains in a competitive range based on recent market analysis compiled by Pay Governance. The base salary for the other continuing NEOs were slightly higher in 2022 than 2021, other than Mr. Ducote, whose base salary remained unchanged. This is a reflection of the Compensation Committee’s assessment of various quantitative and qualitative factors. Ms. Evanko’s base salary represented a smaller portion of her total compensation opportunity than in 2021 as the Compensation Committee continues to believe that an increasing portion of Ms. Evanko’s compensation should be performance-based in alignment with stockholders. Ms. Evanko’s base salary has not been increased for 2023 nor has there been any change in her base salary as of the closing of the Howden acquisition.

•

Despite unique and globally seen challenges in the supply chain and raw material prices, the Compensation Committee did not adjust STI targets or actual results due to the negative impact on gross margins caused by the macroeconomic factors impacting the supply chain and raw material prices.

•	Consistent with our at-risk equity compensation program, our 2020 PSU awards vested at 83.7% of target.

76 - Chart Industries, Inc.	2023 Proxy Statement

We believe our compensation is program is closely aligned with the creation of stockholder value, as evidenced by strong operating results in 2022 which were delivered as a result of our strategic investments, transformation in the Nexus of Clean™ (clean power, clean water, clean food and clean industrials) and continued execution and the corresponding benefits of our cost-reduction initiatives. The strength of our business was demonstrated by record sales, backlog and order levels in 2022.

In order to further align compensation with performance, the Compensation Committee has approved several design changes in recent years in order to increase the performance elements of the compensation program and further align compensation to returns of stockholders:

•

Beginning in 2020, and to more closely align NEO compensation with those measurements that the Compensation Committee believes best reflect the performance of our business and operations, the Compensation Committee added a consolidated free cash flow metric to the STI award, replacing the previous working capital metric. The Compensation Committee believed the free cash flow metric is more aligned with performance than the working capital measure. Similar to what was done in 2019 with respect to the STI operating income metric as well as PSU awards, the free cash flow metric included a formula to increase the target performance metrics to reflect revenue from large LNG projects, thereby more effectively linking the performance targets to industry and market conditions and eliminating the possibility of skewed results in the event of a one-time significant and unbudgeted large LNG project.

•

Beginning in 2021, PSU awards also contain a Total Shareholder Return (TSR) modifier, which adjusts the potential payout by 20%, upward or downward, depending upon the Company’s TSR relative to a comparative group, shown on Appendix B, thereby further aligning the award payouts for NEOs to our stockholders’ returns.

•	Since 2021, ESG-related goals have represented 25% of the Strategic and Operating Excellence Goals (“SOEG”) component of the STI program, and are expected to continue at that level going forward.

•	We also had previously (in 2019) made a number of design changes to enhance pay for performance alignment:

•	Increased the portion of performance-based awards, with PSUs representing 40% (versus 20% previously) and options now representing 30% of the total awards (versus 50% previously).

•

Adopted a new form of PSU agreement which includes an operating income metric (in addition to the existing absolute return on average capital (“ROIC”) measure) and included a formula to increase the target performance metrics to reflect revenue from large LNG projects, thereby more effectively linking the performance targets to industry and market conditions and eliminating the possibility of skewed results in the event of a one-time significant and unbudgeted large LNG project.

•	Likewise modified the operating income target under the 2019 STI award to increase the target performance metrics to reflect revenue from large LNG projects.

•

Added a double trigger change in control provision to all 2019 equity award agreements. This change was made to conform to the majority market practice and will apply to situations where a buyer assumes the Company’s outstanding awards; otherwise, the awards revert to a single trigger.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

2023 Proxy Statement	Chart Industries, Inc. - 77

“RESOLVED, that the Company’s stockholders approve the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2023 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2022 Summary Compensation Table and the other related tables and disclosure.”

✓	Our Board of Directors unanimously recommends a vote FOR Proposal No. 3 to approve the compensation of the named executive officers as disclosed in this proxy statement.

78 - Chart Industries, Inc.	2023 Proxy Statement

PROPOSAL 4 — APPROVAL, ON AN ADVISORY BASIS, OF THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPANY’S EXECUTIVE COMPENSATION

The Dodd-Frank Act enables our stockholders to indicate how frequently we should seek an advisory vote on the compensation of our named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules. By voting on this Proposal 4, stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every one, two or three years.

After careful consideration, our Board of Directors has determined that an advisory vote on executive compensation that occurs every year continues to be the most appropriate alternative for the Company, and therefore our Board of Directors recommends that you vote for a one-year interval for the advisory vote on executive compensation.

In formulating its recommendation, our Board considered that an annual advisory vote on executive compensation has allowed, and will continue to allow, our stockholders to provide us with their direct and timely input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. Additionally, an annual advisory vote on executive compensation is consistent with our policy of seeking input from, and engaging in discussions with, our stockholders on corporate governance matters and our executive compensation philosophy, policies and practices.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstaining from voting when you vote in response to the resolution set forth below. Stockholders will vote on the following resolution at the Annual Meeting:

“RESOLVED, that the option of once every one year, two years or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which the Company is to hold an advisory vote to approve the compensation of the named executive officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules (which disclosure shall include the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosure).”

The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. However, because this vote is advisory and not binding on the Board of Directors or the Company in any way, the Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

✓

Our Board of Directors unanimously recommends a vote FOR “1 YEAR” on Proposal No. 4 regarding the frequency of future advisory votes to approve the compensation of the Company’s named executive officers.

2023 Proxy Statement	Chart Industries, Inc. - 79

STOCKHOLDER PROPOSALS FOR 2024 ANNUAL MEETING

From time to time, stockholders present proposals that may be proper subjects for inclusion in the proxy statement and for consideration at an Annual Meeting. To be included in the proxy for the Annual Meeting for 2024, proposals must be received by the Company no later than December 16, 2023. Proposals for inclusion in the proxy statement must comply with the Exchange Act, including Rule 14a-8, as well as with our By-Laws.

Pursuant to our By-Laws, stockholders may present proposals that are proper subjects for consideration at an Annual Meeting. Our By-Laws require all stockholders who intend to make proposals at an Annual Meeting to submit their proposals to the Company not less than 90 calendar days nor more than the 120 calendar days prior to the first anniversary of the date of the preceding year’s Annual Meeting. To be eligible for consideration at the 2024 Annual Meeting, proposals that have not been received by December 16, 2023 must be received by the Company between January 26, 2024 and February 25, 2024. In the event the date of the 2024 Annual Meeting is changed by more than 25 calendar days from the first anniversary of the 2023 Annual Meeting, stockholder notice must be received not later than the close of business on the 10th calendar day following the date on which notice of the 2024 Annual Meeting was mailed or public announcement of the date is made, whichever first occurs.

In addition to satisfying the foregoing advance notice requirements under our By-Laws, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 26, 2024.

These provisions are intended to allow all stockholders to have an opportunity to consider business expected to be raised at the meeting.

80 - Chart Industries, Inc.	2023 Proxy Statement

OTHER MATTERS TO COME BEFORE THE ANNUAL MEETING

The Board is not aware of any other business to be presented for a vote of the stockholders at the Annual Meeting. If any other matters are properly presented for a vote, the people named as proxies will have discretionary authority, to the extent permitted by law, to vote on such matters according to their best judgment.

The chairman of the Annual Meeting may refuse to allow presentation of a proposal or nominee for the Board if the proposal or nominee was not properly submitted.

********************

Upon the receipt of a written request from any stockholder entitled to vote at the forthcoming Annual Meeting, the Company will mail, at no charge to the stockholder, a copy of the Company’s Annual Report on Form 10-K, including the financial statements and schedules required to be filed with the Commission pursuant to Rule 13a-1 under the Exchange Act for the Company’s most recent fiscal year. Requests from beneficial owners of the Company’s voting securities must set forth a good-faith representation that as of the record date for the Annual Meeting, the person making the request was the beneficial owner of securities entitled to vote at such Annual Meeting. Written requests for the Annual Report on Form 10-K should be directed to our Secretary at 2200 Airport Industrial Drive, Suite 100, Ball Ground, Georgia 30107.

It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. YOU, THEREFORE, ARE URGED TO COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE OR SUBMIT A PROXY BY TELEPHONE OR THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD. Stockholders who are present at the virtual Annual Meeting may revoke their proxies and vote during the virtual Annual Meeting or, if they prefer, may abstain from voting during the virtual Annual Meeting and allow their proxies to be voted.

Singleton B. McAllister
Chair

Ball Ground, Georgia

2023 Proxy Statement	Chart Industries, Inc. - 81

Appendix A

CHART INDUSTRIES, INC. AND SUBSIDIARIES

RECONCILIATION OF BASIC EARNINGS PER COMMON SHARE ATTRIBUTABLE TO CHART INDUSTRIES, INC. TO NORMALIZED NON-DILUTED EARNINGS PER COMMON SHARE ATTRIBUTABLE TO CHART INDUSTRIES INC. AND ADJUSTED NON-DILUTED EARNINGS PER COMMON SHARE ATTRIBUTABLE TO CHART INDUSTRIES, INC. (UNAUDITED)

(Dollars in millions, except per share amounts)

	Three Months Ended December 31,				Year Ended December 31,
	2022		2021		2022		2021
	Basic share count	Adjusted share count (1)	Basic share count	Change for share count	Basic share count	Adjusted share count (1)	Basic share count	Change for share count
Basic earnings per common share attributable to Chart Industries, Inc. – continuing operations (U.S. GAAP)	$0.42	$0.44	$0.34	$0.10	$2.21	$2.24	$1.66	$0.55
Investment equities mark-to-market	(0.61)	(0.63)	(0.06)	(0.57)	(0.25)	(0.25)	(0.12)	(0.13)
Gains on purchase or sale	—	—	(0.07)	0.07	—	—	(0.07)	0.07
Debt and debt refinance costs	1.21	1.26	0.12	1.14	1.25	1.26	0.12	1.13
Mandatory convertible preferred stock dividend	0.04	0.04	—	0.04	0.04	0.04	—	0.04
Tax effects	(0.01)	(0.01)	—	(0.01)	(0.06)	(0.06)	0.01	(0.07)

Normalized non-diluted earnings per common share attributable to Chart Industries, Inc. (non-GAAP)	$1.05	$1.10	$0.33	$0.77	$3.19	$3.23	$1.60	$1.59

Restructuring and related (2)	0.22	0.23	0.21	0.02	0.58	0.59	0.60	(0.02)
Deal related and integration costs	0.26	0.27	0.17	0.10	0.71	0.71	0.47	0.24
Start-up costs (organic)	0.08	0.08	0.08	—	0.30	0.31	0.25	0.05
Other one time	—	—	0.01	(0.01)	—	—	0.14	(0.14)
Tax effects	(0.01)	(0.01)	(0.07)	0.06	(0.15)	(0.15)	(0.22)	0.07

Adjusted non-diluted earnings per common share attributable to Chart Industries, Inc. (non-GAAP)	$1.60	$1.67	$0.73	$0.94	$4.63	$4.69	$2.84	$1.79

(1)	Includes adjusted basic share count of 35.88 for the quarter ended December 31, 2022 and 35.86 for the year ended December 31, 2022 which excludes impact of common shares issued in December 2022.
(2)	Includes restructuring costs/(credits) of:

•$0.1 and $0.6 for the quarter ended December 31, 2022 and 2021, respectively, and

•$(1.0) and $3.5 for the year ended December 31, 2022 and 2021, respectively.

Normalized non-diluted earnings per common share attributable to Chart Industries, Inc. and adjusted non-diluted earnings per common share attributable to Chart Industries, Inc. are not measures of financial performance under U.S. GAAP and should not be considered as an alternative to earnings per share in accordance with U.S. GAAP. Management believes that normalized non-diluted earnings per common share attributable to Chart Industries, Inc. and adjusted non-diluted earnings per common share attributable to Chart Industries, Inc. facilitate useful period-to-period comparisons of our financial results and this information is used by us in evaluating internal performance. Our calculation of these non-GAAP measures may not be comparable to the calculations of similarly titled measures reported by other companies.

Appendix B

2022 Compensation Peer Group
Albany International Corp.
Altra Industrial Motion Corp. Arcosa Barnes Group Inc. ChampionX
Colfax Corporation EnPro Industries, Inc. ESCO Technologies Inc. Exterran Corporation Franklin Electric Co., Inc. Harsco Corporation
Hillenbrand, Inc.
ITT Inc. John Bean Technologies Corporation New Fortress Energy LLC
Plug Power Inc. SPX Corporation
SPX Flow Watts Water Technologies, Inc.
Worthington Industries, Inc.

2022 TSR Peer Group
Air Products and Chemicals, Inc.	Exterran Corporation
Baker Hughes Company	Franklin Electric Co., Inc.
Barnes Group Inc.	Harsco Corporation
ChampionX	IDEX Corporation
Cheniere Energy, Inc.	ITT Inc.
CIMC Enric Holdings Limited	New Fortress Energy LLC
CNH Industrial N.V. EnPro Industries, Inc. ESCO Technologies Inc.	Nikkiso Plug Power Inc. SPX Corporation Worthington Industries, Inc.

      P.O. BOX 8016, CARY, NC 27512-9903

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Chart Industries, Inc.

Annual Meeting of Stockholders

For Stockholders as of March 28, 2023

TIME:	Thursday, May 25, 2023 8:00 AM, Eastern Time
PLACE:	Annual Meeting to be held live via the Internet - please visit
www.proxydocs.com/GTLS for more details.

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Jillian C. Evanko and Herbert G. Hotchkiss (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Chart Industries, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

If you hold shares in the Employee Stock Purchase Plan of the Company (the “Plan”), then this proxy card, when signed and returned, or your telephone or Internet proxy, will constitute voting instructions on matters properly coming before the Annual Meeting and at any adjournments or postponements thereof in accordance with the instructions given herein to the trustee for shares held in the Plan. Shares in the Plan for which voting instructions are not received by 11:59 PM on May 22, 2023, or if no choice is specified, will be voted by an independent fiduciary.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Chart Industries, Inc.

Annual Meeting of Stockholders

Please make your marks like this:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:
FOR ON PROPOSALS 1, 2 AND 3
THE BOARD RECOMMENDS THAT AN ADVISORY VOTE ON THE COMPENSATION FOR NAMED EXECUTIVE OFFICERS BE
HELD EVERY 1 YEAR.

BOARD OF
DIRECTORS
PROPOSAL		YOUR VOTE			RECOMMENDS

1. Election of Directors
	FOR	WITHHOLD
1.01 Jillian C. Evanko	☐	☐			FOR

1.02 Andrew R. Cichocki	☐	☐			FOR

1.03 Paula M. Harris	☐	☐			FOR

1.04 Linda A. Harty	☐	☐			FOR

1.05 Paul E. Mahoney	☐	☐			FOR

1.06 Singleton B. McAllister	☐	☐			FOR

1.07 Michael L. Molinini	☐	☐			FOR

1.08 David M. Sagehorn	☐	☐			FOR

1.09 Spencer S. Stiles	☐	☐			FOR

1.10 Roger A. Strauch	☐	☐			FOR

	FOR	AGAINST	ABSTAIN
2. To ratify the selection of Deloitte & Touche LLP, an independent registered public accounting firm, to examine the financial statements of the Company for the year ending December 31, 2023;	☐	☐	☐		FOR

3. To approve, on an advisory basis, the Company’s executive compensation;	☐	☐	☐		FOR

	1YR	2YR	3YR	ABSTAIN
4. To approve, on an advisory basis, the frequency of future advisory votes on the Company’s executive compensation;	☐	☐	☐	☐	1 YEAR

5. To transact any other business as may properly come before the Annual Meeting.

You must register to attend the meeting online and/or participate at www.proxydocs.com/GTLS
Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc.,

should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote

Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date